FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-09

Wells Fargo Commercial Mortgage Trust 2015-C29 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC,   Citigroup Global Makets, Inc., or Deutsche Bank Securities Inc., or any of their respective affiliates,  make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on  the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure
1	Hutchinson Metro Center I	WFB		1200 Waters Place	Bronx	NY	10461	Office	Suburban	1974	2006	422,452	Sq. Ft.
2	Cathedral Place	WDCPF		555 & 535 East Wells Street	Milwaukee	WI	53202	Office	CBD	2003		219,778	Sq. Ft.
3	150 Royall Street	WFB		150 Royall Street	Canton	MA	02021	Office	Suburban	1985	2007	259,341	Sq. Ft.
4	WPC Self Storage Portfolio VII	WFB		Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	650,686	Sq. Ft.
4.01	Extra Space Louisville KY	WFB		11440 Blankenbaker Access Drive	Louisville	KY	40299	Self Storage	Self Storage	1998	2008	103,497	Sq. Ft.
4.02	Extra Space Las Vegas NV	WFB		3250 North Buffalo Drive	Las Vegas	NV	89129	Self Storage	Self Storage	1996		74,045	Sq. Ft.
4.03	CubeSmart Joan Panama City Beach FL	WFB		2529 Joan Avenue	Panama City Beach	FL	32408	Self Storage	Self Storage	1996		86,426	Sq. Ft.
4.04	CubeSmart Tallahassee FL	WFB		7963 Apalachee Parkway	Tallahassee	FL	32311	Self Storage	Self Storage	1999		118,780	Sq. Ft.
4.05	Extra Space Lady Lake FL	WFB		520 County Road 466	Lady Lake	FL	32159	Self Storage	Self Storage	2010		68,750	Sq. Ft.
4.06	CubeSmart Crystal Lake IL	WFB		7209 Teckler Boulevard	Crystal Lake	IL	60014	Self Storage	Self Storage	1976		58,157	Sq. Ft.
4.07	CubeSmart Hutchinson Panama City Beach FL	WFB		11037 Hutchison Boulevard	Panama City Beach	FL	32407	Self Storage	Self Storage	1997		42,301	Sq. Ft.
4.08	Extra Space Lilburn GA	WFB		4400 Lawrenceville Highway	Lilburn	GA	30047	Self Storage	Self Storage	1988		66,372	Sq. Ft.
4.09	Extra Space Stockbridge GA	WFB		59 Banks Road	Stockbridge	GA	30281	Self Storage	Self Storage	2003		32,358	Sq. Ft.
5	Queens' MarketPlace	WFB		69-201 Waikoloa Beach Drive	Waikoloa	HI	96738	Retail	Anchored	2007		130,925	Sq. Ft.
6	El Sol Brillante and Laguna Del Sol Apartments	RMF		Various	Houston	TX	77083	Multifamily	Garden	Various	2015	792	Units
6.01	Laguna Del Sol Apartments	RMF		6301 Sierra Blanca Drive	Houston	TX	77083	Multifamily	Garden	1983	2015	400	Units
6.02	El Sol Brillante Apartments	RMF		6403 Sierra Blanca Drive	Houston	TX	77083	Multifamily	Garden	1981	2015	392	Units
7	Country Club Center	WFB		19950 West Country Club Drive	Aventura	FL	33180	Office	Suburban	2004	2006	64,971	Sq. Ft.
8	Parkway Crossing East Shopping Center	WFB		2300-2485 Prince William Parkway	Woodbridge	VA	22192	Retail	Anchored	2004		143,330	Sq. Ft.
9	Olmsted Plaza Shopping Center	SPREF		4650 Great Northern Boulevard	North Olmsted	OH	44070	Retail	Anchored	1969		255,902	Sq. Ft.
10	Hall Office Park	WFB		2601 Network Boulevard	Frisco	TX	75034	Office	Suburban	2000		142,761	Sq. Ft.
11	Dulles North Corporate Parks	WFB		Various	Sterling	VA	20166	Various	Various	Various	Various	159,601	Sq. Ft.
11.01	Dulles North Corporate Park 5	WFB		22451 Shaw Road	Sterling	VA	20166	Other	Data Center	2000	2006	80,391	Sq. Ft.
11.02	Dulles North Corporate Park 2	WFB		22685 Holiday Park Drive	Sterling	VA	20166	Office	Suburban	1999		79,210	Sq. Ft.
12	Coastal Village Apartments	SPREF		19401 Skidmore Way	Fort Myers	FL	33967	Multifamily	Student Housing	2004		800	Beds
13	Foothills Park Place	WFB		4802, 4810, 4910, 4940, 5010, & 5030 East Ray Road	Phoenix	AZ	85044	Retail	Shadow Anchored	1991	2009	132,496	Sq. Ft.
14	Smiths Medical	RMF		6000 Nathan Lane	Plymouth	MN	55442	Office	Suburban	1999		182,250	Sq. Ft.
15	Hunterstone Apartments	RMF		1001 Hunterstone Drive	Leland	NC	28451	Multifamily	Garden	2005		288	Units
16	Magnolia Marketplace	WDCPF		2900 South Claiborne Avenue	New Orleans	LA	70115	Retail	Anchored	2015		97,267	Sq. Ft.
17	Norfolk Commerce Park	WDCPF		5425 Robin Hood Road	Norfolk	VA	23513	Mixed Use	Office/Industrial	1983		331,966	Sq. Ft.
18	Summer Bend Apartments	SPREF		1301 Meadow Creek Drive	Irving	TX	75038	Multifamily	Garden	1984		300	Units
19	Baywoods of Annapolis	NCB		7101 Bay Front Drive	Annapolis	MD	21403	Multifamily	Cooperative/Residential Healthcare Facility	2000		147	Units
20	Rock Hill Hampton Inn	WFB		2111 Tabor Drive	Rock Hill	SC	29730	Hospitality	Limited Service	1992	2008	163	Rooms
21	Louisville Plaza	RMF		1335, 1345, 1349, 1355, 1375, and 1387 East South Boulder Road	Louisville	CO	80027	Retail	Anchored	1991		194,430	Sq. Ft.
22	Marquis Place	SPREF		1000 Marquis Place	Murrysville	PA	15632	Multifamily	Garden	2014		118	Units
23	Riverside Technology Park A & B	WFB		8435 Progress Drive; 8445 Spires Way	Frederick	MD	21701	Industrial	Flex	2005		165,480	Sq. Ft.
24	Maricopa Fiesta	RMF		20928-21164 North John Wayne Parkway	Maricopa	AZ	85139	Retail	Anchored	2004		92,936	Sq. Ft.
25	Dunwoody Place	WFB		8725 Roswell Road	Sandy Springs	GA	30350	Retail	Anchored	1995		103,053	Sq. Ft.
26	Jackson Square Apartments	SPREF		2199 North French Road	Getzville	NY	14068	Multifamily	Garden	1978		160	Units
27	Shops at Doral	RMF		10720 Northwest 74th Street	Doral	FL	33178	Retail	Shadow Anchored	2008	2012	27,839	Sq. Ft.
28	Solano Apartments	SPREF		535 West Nasa Road 1	Webster	TX	77598	Multifamily	Garden	1966		262	Units
29	Riverchase Apartments	RMF		2730 Riverchase Drive	Indianapolis	IN	46214	Multifamily	Garden	2001		216	Units
30	Old Mills	RMF		10905 North Mill Court	Omaha	NE	68154	Multifamily	Garden	1972		248	Units
31	Ozinus Realty Property Portfolio	WDCPF		Various	Various	Various	Various	Various	Various	Various	Various	406,436	Sq. Ft.
31.01	Shiloh Crossing	WDCPF		6205 & 6215 Shiloh Crossing	Alpharetta	GA	30005	Industrial	Flex	2007		71,640	Sq. Ft.
31.02	Texas Star	WDCPF		1110, 1114, 1118 South Airport Circle, 1205 Texas Star Parkway	Euless	TX	76040	Industrial	Flex	1984		78,423	Sq. Ft.
31.03	Pitney Bowes	WDCPF		12050 49th Street North	Pinellas Park	FL	33762	Industrial	Warehouse	1998		92,659	Sq. Ft.
31.04	Towne Crest Village	WDCPF		2081 Jonesboro Road	McDonough	GA	30253	Retail	Unanchored	2005		19,955	Sq. Ft.
31.05	Eagle Plaza	WDCPF		1900 Oak Grove Boulevard	Lutz	FL	33559	Retail	Unanchored	2004		29,695	Sq. Ft.
31.06	Palmetto	WDCPF		2853-2861 Work Drive	Fort Myers	FL	33916	Industrial	Warehouse	1971		63,164	Sq. Ft.
31.07	Hamlin	WDCPF		1408, 1424 Hamlin Avenue & 2013 Murcott Drive	Saint Cloud	FL	34771	Industrial	Flex	2004		50,900	Sq. Ft.
32	Brickyard Square	RMF		24 Calef Highway	Epping	NH	03042	Retail	Anchored	2011		173,756	Sq. Ft.
33	Dos Santos Apartments	WFB		3541 Peerless Place	El Paso	TX	79925	Multifamily	Garden	1984		274	Units
34	Villa Bella	RMF		15894 19 Mile Road	Clinton Township	MI	48038	Multifamily	Independent Living	2007		128	Units
35	Bayview Office Building	WFB		15550 Lightwave Drive	Clearwater	FL	33760	Office	Suburban	1998		94,144	Sq. Ft.
36	Casa Nube	RMF		9700 Court Glen Drive	Houston	TX	77099	Multifamily	Garden	1982		373	Units
37	Homewood Suites - Tallahassee	WFB		2987 Apalachee Parkway	Tallahassee	FL	32301	Hospitality	Limited Service	2002		94	Rooms
38	San Mateo Apartments	WFB		9300 Viscount Boulevard	El Paso	TX	79925	Multifamily	Garden	1973		248	Units
39	Brittany Bay II	WDCPF		14925 Lighthouse Road	Naples	FL	34119	Multifamily	Garden	2003		208	Units
40	Nexus Town Center	WFB		3400, 3410, 3430, 3450, 3470-3490 La Sierra Avenue	Riverside	CA	92503	Retail	Anchored	1988	2007	55,779	Sq. Ft.
41	Cathedral Place - Parking	WDCPF		520 East Mason Street	Milwaukee	WI	53202	Other	Parking Garage	2003		941	Spaces
42	Indiana Village	SPREF		701 North Indiana Avenue	Lubbock	TX	79415	Multifamily	Garden	1982		288	Units
43	Fahrens Park Plaza	WFB		3376 North State Highway 59	Merced	CA	95348	Mixed Use	Office/Retail	2008		87,735	Sq. Ft.
44	Causeway Corporate Centre	RMF		1800 Southeast 10th Avenue	Fort Lauderdale	FL	33316	Office	Suburban	2003		46,116	Sq. Ft.
45	TownePlace Suites St. George by Marriott	SPREF		251 South 1470 East	Saint George	UT	84790	Hospitality	Extended Stay	2008	2015	84	Rooms
46	IRG - Ellsworth Bailey Saratoga	WFB		Various	Various	OH	Various	Industrial	Warehouse	Various	Various	281,321	Sq. Ft.
46.01	Saratoga II	WFB		3021 Saratoga Avenue Southwest	Canton	OH	44706	Industrial	Warehouse	2001		102,000	Sq. Ft.
46.02	Saratoga I	WFB		3026 Saratoga Avenue Southwest	Canton	OH	44706	Industrial	Warehouse	2001		82,877	Sq. Ft.
46.03	Ellsworth Bailey Lordstown	WFB		1789 Ellsworth Bailey Road	Warren	OH	44481	Industrial	Warehouse	1994	2012	96,444	Sq. Ft.
47	39-60 54th Street Owners, Inc.	NCB		39-60 54th Street	Woodside	NY	11377	Multifamily	Cooperative	1961	2010	222	Units
48	Courtyard by Marriott - Shawnee	SPREF		17250 Midland Drive	Shawnee	KS	66217	Hospitality	Full Service	2004	2015	90	Rooms
49	Athens Gate Apartments	WFB		4554 Hercules Avenue	El Paso	TX	79904	Multifamily	Garden	1977		233	Units
50	Sand Pebble Apartments	WFB		11280 Pebble Hills Boulevard	El Paso	TX	79925	Multifamily	Garden	1983		208	Units
51	Trojan Storage of Oxnard	WFB		1801 Eastman Avenue	Oxnard	CA	93030	Self Storage	Self Storage	2003		99,753	Sq. Ft.
52	CVS - Lynn, MA	WFB		65 Boston Street	Lynn	MA	01904	Retail	Single Tenant	2014		12,900	Sq. Ft.
53	Gilbert Crossing	WFB		835-865 North Gilbert Road; 50 East Guadalupe Road	Gilbert	AZ	85234	Retail	Anchored	2000		62,542	Sq. Ft.
54	1321 Harbor Bay Parkway	WFB		1321 Harbor Bay Parkway	Alameda	CA	94502	Office	Suburban	1984	2014	50,177	Sq. Ft.
55	Casa Cruz	RMF		6727 Telephone Road	Houston	TX	77061	Multifamily	Garden	1972		262	Units
56	Best Western Plus - Windsor Gardens	RMF		11360 U.S. Highway 1	Palm Beach Gardens	FL	33408	Hospitality	Limited Service	1990	2014	83	Rooms
57	Oak Tree Plaza	RMF		3000 Danville Boulevard	Alamo	CA	94507	Retail	Unanchored	1999		16,533	Sq. Ft.
58	Peppertree Lane Apartments	WDCPF		2800 University Boulevard South	Jacksonville	FL	32216	Multifamily	Garden	1972		168	Units
59	8211 Town Center Drive	WFB		8211 Town Center Drive	Nottingham	MD	21236	Office	Suburban	1988	1998	69,401	Sq. Ft.
60	Staybridge Suites Indianapolis Airport	RMF		6295 Cambridge Way	Plainfield	IN	46168	Hospitality	Extended Stay	2007		88	Rooms
61	Austin Heights Shopping Center	NCB		1533 Austin Highway	San Antonio	TX	78218	Retail	Unanchored	1984	2004	59,932	Sq. Ft.
62	Walgreens - Duncanville, TX	WFB		750 West Wheatland Road	Duncanville	TX	75116	Retail	Single Tenant	2014		14,490	Sq. Ft.
63	Trojan Storage of Roseville	WFB		1299 Baseline Road	Roseville	CA	95747	Self Storage	Self Storage	2008		77,740	Sq. Ft.
64	Lakeside Plaza	WFB		501 Belt Line Road	Collinsville	IL	62234	Retail	Anchored	1979	1996	127,701	Sq. Ft.
65	Green Acres MHP	WFB		800 State Route 212	Michigan City	IN	46360	Manufactured Housing Community	Manufactured Housing Community	1960		212	Pads
66	Mendicino Green Apartment Corp.	NCB		1570 & 1600 Grand Avenue	North Baldwin	NY	11510	Multifamily	Cooperative	1960	2011	107	Units
67	Walgreens - Richmond Heights	RMF		751 Richmond Road	Richmond Heights	OH	44143	Retail	Single Tenant	2004		13,216	Sq. Ft.
68	Rivertown Center	WFB		3845 Rivertown Parkway Southwest	Grandville	MI	49418	Retail	Anchored	2000		60,876	Sq. Ft.
69	Bristol House, Inc.	NCB		10 Nosband Avenue	White Plains	NY	10605	Multifamily	Cooperative	1930	2000	71	Units
70	Storaway Self Storage - Nashville	WFB		7141 Charlotte Pike	Nashville	TN	37209	Self Storage	Self Storage	2000		80,380	Sq. Ft.
71	Bella Luna / San Lucas	SPREF		6111 & 6160 Glenmont Drive	Houston	TX	77081	Multifamily	Garden	1969		780	Units
72	Seacoast Self Storage	RMF		233 Route 107	Seabrook	NH	03874	Self Storage	Self Storage	1983		55,270	Sq. Ft.
73	230 Garth Road Owners, Inc.	NCB		230, 240, 250 & 260 Garth Road	Scarsdale	NY	10583	Multifamily	Cooperative	1963	1995	343	Units
74	Comfort Suites - Near the Galleria	RMF		6221 Richmond Avenue	Houston	TX	77057	Hospitality	Limited Service	1996	2014	62	Rooms
75	Sandstone Apartments	RMF		190 North Old Corry Field Road	Pensacola	FL	32507	Multifamily	Garden	1966	2013	172	Units
76	Tieton Village	WFB		3700-3710 Tieton Drive	Yakima	WA	98902	Retail	Anchored	1969	2008	61,225	Sq. Ft.
77	Highland Terrace Housing Development Fund Corporation	NCB		101 Highland Avenue	Yonkers	NY	10705	Multifamily	Cooperative	1969	2010	96	Units
78	Cooperstown Commons Shopping Center	RMF		5 Commons Drive	Hartwick	NY	13326	Retail	Anchored	1993		55,489	Sq. Ft.
79	Lake Lucina Shopping Center	NCB		6044 Merrill Road	Jacksonville	FL	32277	Retail	Anchored	1961	2010	54,986	Sq. Ft.
80	Silver Bridge Plaza	SPREF		305-612 Silver Bridge Plaza	Gallipolis	OH	45631	Retail	Anchored	1971		132,148	Sq. Ft.
81	Karen Gardens Apartment Corp.	NCB		86-05 60th Road	Elmhurst	NY	11373	Multifamily	Cooperative	1961	2007	67	Units
82	East Haven Self Storage	RMF		625 Main Street	East Haven	CT	06512	Self Storage	Self Storage	2001		33,600	Sq. Ft.
83	Walgreens - Milwaukee	WFB		6442 North 76th Street	Milwaukee	WI	53223	Retail	Single Tenant	2004		14,490	Sq. Ft.

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure
84	Haggen Food & Pharmacy	SPREF		1128 North Miller Street	Wenatchee	WA	98801	Retail	Single Tenant	1991	2015	42,630	Sq. Ft.
85	Sycamore Terrace	RMF		316 & 320 Sycamore Avenue	Vista	CA	92803	Retail	Shadow Anchored	2006		10,543	Sq. Ft.
86	Ramona Plaza Shopping Center	WFB		1411 - 1453 Main Street	Ramona	CA	92065	Retail	Shadow Anchored	1980		21,625	Sq. Ft.
87	All A/C Self Storage	RMF		2745 Lake Worth Road	Palm Springs	FL	33461	Self Storage	Self Storage	1966		34,345	Sq. Ft.
88	Pecue MHC	WFB		7550 Pecue Lane	Baton Rouge	LA	70809	Manufactured Housing Community	Manufactured Housing Community	1983		140	Pads
89	Regency Park Owners Corp.	NCB		25 Lake Street	White Plains	NY	10603	Multifamily	Cooperative	1969	2000	65	Units
90	Storaway Self Storage - Deltona II	WFB		2969 Howland Boulevard	Deltona	FL	32725	Self Storage	Self Storage	2003		70,125	Sq. Ft.
91	Lakewood Place Shopping Center	WFB		15000 Detroit Avenue	Lakewood	OH	44107	Retail	Unanchored	1920	2008	12,993	Sq. Ft.
92	Hacienda Heights Apartments	WFB		14960 Clark Avenue	Hacienda Heights	CA	91745	Multifamily	Garden	2004		25	Units
93	Nagle House, Inc.	NCB		240-250 Nagle Avenue	New York	NY	10034	Multifamily	Cooperative	1961	1997	179	Units
94	Walgreens - Warrensburg, MO	WFB		621 North Maguire Street	Warrensburg	MO	64093	Retail	Single Tenant	2004		14,490	Sq. Ft.
95	230 Tenants Corporation	NCB		230 East 50th Street	New York	NY	10022	Multifamily	Cooperative	1927	1995	43	Units
96	Shackelford Center	WFB		1092, 1150 & 1160 Shackelford Road	Florissant	MO	63031	Retail	Anchored	1981		49,635	Sq. Ft.
97	De La Cruz Professional Center	WFB		3114 Lee Boulevard	Lehigh Acres	FL	33971	Retail	Unanchored	2005		27,980	Sq. Ft.
98	Folcroft Self Storage	RMF		1601 Delmar Drive	Folcroft	PA	19032	Self Storage	Self Storage	2008		45,350	Sq. Ft.
99	Storaway Self Storage - Palm Bay	WFB		6120 Minton Road	Palm Bay	FL	32907	Self Storage	Self Storage	2001		68,350	Sq. Ft.
100	Bowen Tower Apartments	NCB		6140 Raytown Road	Raytown	MO	64133	Multifamily	High Rise	1963	2010	91	Units
101	321 West 90th St. Owners Corp.	NCB		321 West 90th Street	New York	NY	10024	Multifamily	Cooperative	1929	2003	50	Units
102	West Friendship Shopping Center	NCB		12800 Frederick Road	West Friendship	MD	21794	Retail	Unanchored	1980	1988	18,780	Sq. Ft.
103	Crestview Self Storage	WFB		12515 East Central Avenue	Wichita	KS	67206	Self Storage	Self Storage	2007	2015	59,640	Sq. Ft.
104	Denn Owners Corporation	NCB		2835 Webb Avenue	Bronx	NY	10468	Multifamily	Cooperative	1957	1994	73	Units
105	Moundsville Plaza	SPREF		303 Lafayette Avenue	Moundsville	WV	26041	Retail	Anchored	1974		105,351	Sq. Ft.
106	Storaway Self Storage- Deltona I	WFB		1381 Howland Boulevard	Deltona	FL	32738	Self Storage	Self Storage	2001		44,105	Sq. Ft.
107	Sedona Peak Apartments	WFB		1901 Brown Street	El Paso	TX	79902	Multifamily	Garden	1973		76	Units
108	Sea Breeze Town Houses Owners, Inc.	NCB		165 East Broadway	Long Beach	NY	11561	Multifamily	Cooperative	1986	2000	16	Units
109	Willow Lake Shops	NCB		2945 and 2951 Watson Boulevard	Warner Robins	GA	31093	Retail	Shadow Anchored	2007		24,295	Sq. Ft.
110	Wickham Park Commons	WFB		3600 North Wickham Road	Melbourne	FL	32935	Retail	Unanchored	2008		15,218	Sq. Ft.
111	Crown Pointe Plaza	NCB		7914 Culebra Road	San Antonio	TX	78251	Retail	Unanchored	1985	2002	32,789	Sq. Ft.
112	Hartsdale Executive House, Inc.	NCB		45 East Hartsdale Avenue	Hartsdale	NY	10530	Multifamily	Cooperative	1961		84	Units
113	25 Chapel Corp.	NCB		25 Chapel Place	Great Neck	NY	11021	Multifamily	Cooperative	1965	2003	40	Units
114	Market Place Village	NCB		1660-1674 Market Place Boulevard	Cumming	GA	30041	Retail	Unanchored	2008		14,594	Sq. Ft.
115	Kingstowne Shops	WFB		11745 Jefferson Avenue	Newport News	VA	23606	Retail	Anchored	1990		23,326	Sq. Ft.
116	109-111 N. Broadway Apt. Corp.	NCB		109-111 North Broadway	White Plains	NY	10603	Multifamily	Cooperative	1948	2000	51	Units
117	40 Prospect Park West Owners Corp.	NCB		40 Prospect Park West	Brooklyn	NY	11215	Multifamily	Cooperative	1942	2007	55	Units
118	Shops of Orland Park	WFB		11229-11255 West 143rd Street	Orland Park	IL	60467	Retail	Unanchored	2003		15,887	Sq. Ft.
119	Victorville Retail Center	WFB		14190 Bear Valley Road	Victorville	CA	92392	Retail	Unanchored	2003		11,615	Sq. Ft.
120	6 West 20th St. Tenants Corp.	NCB		6 West 20th Street	New York	NY	10011	Multifamily	Cooperative	1907	2000	14	Units
121	50-22 Owners Ltd.	NCB		50-22 40th Street	Sunnyside	NY	11104	Multifamily	Cooperative	1960	1994	47	Units
122	585 McLean Owners, Inc.	NCB		585 McLean Avenue	Yonkers	NY	10705	Multifamily	Cooperative	1953	1999	41	Units
123	12 West 17th St. Tenants' Corp.	NCB		12 West 17th Street	New York	NY	10011	Multifamily	Cooperative	1911	2008	11	Units
124	Gillespie Field Business Park	WFB		1965 Gillespie Way	El Cajon	CA	92020	Industrial	Flex	2004		17,580	Sq. Ft.
125	Waters at West End, Inc.	NCB		116-118 West End Avenue	Freeport	NY	11520	Multifamily	Cooperative	1984	2005	40	Units
126	Jones St. Owners Corporation	NCB		9 Jones Street	New York	NY	10014	Multifamily	Cooperative	1902	1999	7	Units
127	Big Lots Plaza	WFB		911 Woodland Boulevard	DeLand	FL	32720	Retail	Anchored	1970		36,389	Sq. Ft.
128	30 Bond Street Owners Corp.	NCB		30 Bond Street	New York	NY	10012	Multifamily	Cooperative	1892	1998	6	Units
129	166 West 76th Apartment Corp.	NCB		166 West 76th Street	New York	NY	10023	Multifamily	Cooperative	1951	2014	34	Units
130	Hanna Shoppes	WFB		3915 Madison Avenue	Indianapolis	IN	46227	Retail	Unanchored	1997		16,168	Sq. Ft.
131	Carroll Gardens Owners, Corp.	NCB		510-512 Kappock Street	Bronx	NY	10463	Multifamily	Cooperative	1948	2000	32	Units
132	170 East 92nd Street Owners, Inc.	NCB		170 East 92nd Street	New York	NY	10128	Multifamily	Cooperative	1889	2014	18	Units
133	17 Warren Street Tenants Corporation	NCB		17 Warren Street	New York	NY	10007	Multifamily	Cooperative	1890	2006	6	Units

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF(3)	Original Balance ($)(3)	Cut-off Date Balance ($)(3)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate
1	Hutchinson Metro Center I	237	100,000,000	100,000,000	8.5%	86,924,899	N	5/12/2015	7/11/2015	6/11/2018	7/11/2018	6/11/2025		4.20000%	0.00231%	0.00390%	0.02000%	0.00050%
2	Cathedral Place	182	39,900,000	39,900,000	3.4%	33,732,316	N	2/10/2015	4/1/2015	3/1/2017	4/1/2017	3/1/2025		4.12500%	0.00231%	0.00390%	0.06000%	0.00050%
3	150 Royall Street	147	38,187,500	38,187,500	3.2%	34,738,587	N	5/27/2015	7/11/2015	6/11/2020	7/11/2020	6/11/2025		4.14000%	0.00231%	0.00390%	0.02000%	0.00050%
4	WPC Self Storage Portfolio VII	57	37,245,000	37,245,000	3.2%	37,245,000	N	5/27/2015	7/11/2015	6/11/2025		6/11/2025		4.30000%	0.00231%	0.00390%	0.02000%	0.00050%
4.01	Extra Space Louisville KY		6,607,250	6,607,250	0.6%
4.02	Extra Space Las Vegas NV		6,370,000	6,370,000	0.5%
4.03	CubeSmart Joan Panama City Beach FL		6,175,000	6,175,000	0.5%
4.04	CubeSmart Tallahassee FL		4,923,750	4,923,750	0.4%
4.05	Extra Space Lady Lake FL		3,948,750	3,948,750	0.3%
4.06	CubeSmart Crystal Lake IL		2,632,500	2,632,500	0.2%
4.07	CubeSmart Hutchinson Panama City Beach FL		2,622,750	2,622,750	0.2%
4.08	Extra Space Lilburn GA		2,340,000	2,340,000	0.2%
4.09	Extra Space Stockbridge GA		1,625,000	1,625,000	0.1%
5	Queens' MarketPlace	267	35,000,000	35,000,000	3.0%	35,000,000	N	5/21/2015	7/11/2015	6/11/2025		6/11/2025		4.13000%	0.00231%	0.00390%	0.02000%	0.00050%
6	El Sol Brillante and Laguna Del Sol Apartments	36,301	28,750,000	28,750,000	2.4%	26,223,697	N	4/30/2015	6/6/2015	5/6/2020	6/6/2020	5/6/2025		4.30000%	0.00231%	0.00390%	0.02000%	0.00050%
6.01	Laguna Del Sol Apartments		14,868,672	14,868,672	1.3%
6.02	El Sol Brillante Apartments		13,881,328	13,881,328	1.2%
7	Country Club Center	416	27,000,000	27,000,000	2.3%	21,749,397	N	6/1/2015	7/11/2015		7/11/2015	6/11/2025		4.39000%	0.00231%	0.00390%	0.02000%	0.00050%
8	Parkway Crossing East Shopping Center	183	26,250,000	26,216,058	2.2%	20,953,455	N	5/1/2015	6/11/2015		6/11/2015	5/11/2025		4.13000%	0.00231%	0.00390%	0.02000%	0.00050%
9	Olmsted Plaza Shopping Center	100	25,500,000	25,500,000	2.2%	23,181,895	N	4/7/2015	6/6/2015	5/6/2020	6/6/2020	5/6/2025		4.10000%	0.00231%	0.00390%	0.08000%	0.00050%
10	Hall Office Park	179	25,500,000	25,500,000	2.2%	21,013,831	N	5/29/2015	7/11/2015	6/11/2016	7/11/2016	6/11/2025		4.20000%	0.00231%	0.00390%	0.02000%	0.00050%
11	Dulles North Corporate Parks	156	25,000,000	24,956,509	2.1%	18,219,576	N	5/6/2015	6/11/2015		6/11/2015	5/11/2025		4.31000%	0.00231%	0.00390%	0.01000%	0.00050%
11.01	Dulles North Corporate Park 5		15,000,000	14,973,905	1.3%
11.02	Dulles North Corporate Park 2		10,000,000	9,982,604	0.8%
12	Coastal Village Apartments	30,000	24,000,000	24,000,000	2.0%	20,401,193	N	1/29/2015	3/6/2015	2/6/2017	3/6/2017	2/6/2025		4.33000%	0.00231%	0.00390%	0.02000%	0.00050%
13	Foothills Park Place	174	23,000,000	23,000,000	2.0%	23,000,000	N	4/3/2015	5/11/2015	4/11/2025		4/11/2025		4.13000%	0.00231%	0.00390%	0.04000%	0.00050%
14	Smiths Medical	122	22,250,000	22,250,000	1.9%	20,352,819	N	5/8/2015	6/6/2015	5/6/2020	6/6/2020	5/6/2025		4.47500%	0.00231%	0.00390%	0.02000%	0.00050%
15	Hunterstone Apartments	65,972	19,000,000	19,000,000	1.6%	16,980,017	N	5/1/2015	6/6/2015	5/6/2019	6/6/2019	5/6/2025		4.38000%	0.00231%	0.00390%	0.02000%	0.00050%
16	Magnolia Marketplace	194	18,910,000	18,885,708	1.6%	15,110,641	N	4/17/2015	6/1/2015		6/1/2015	5/1/2025		4.16000%	0.00231%	0.00390%	0.06000%	0.00050%
17	Norfolk Commerce Park	54	18,000,000	18,000,000	1.5%	15,712,192	N	6/1/2015	7/1/2015	6/1/2018	7/1/2018	5/31/2025		4.37700%	0.00231%	0.00390%	0.06000%	0.00050%
18	Summer Bend Apartments	58,333	17,500,000	17,500,000	1.5%	15,384,543	N	5/19/2015	7/6/2015	6/6/2018	7/6/2018	6/6/2025		4.68500%	0.00231%	0.00390%	0.02000%	0.00050%
19	Baywoods of Annapolis	112,245	16,500,000	16,500,000	1.4%	13,433,254	N	5/28/2015	7/1/2015		7/1/2015	6/1/2025		4.70000%	0.00231%	0.00390%	0.08000%	0.00050%
20	Rock Hill Hampton Inn	98,160	16,000,000	16,000,000	1.4%	12,680,535	N	5/28/2015	7/11/2015	6/11/2017	7/11/2017	6/11/2025		4.30000%	0.00231%	0.00390%	0.02000%	0.00050%
21	Louisville Plaza	80	15,500,000	15,500,000	1.3%	15,500,000	N	5/7/2015	6/6/2015	5/6/2025		5/6/2025		4.33000%	0.00231%	0.00390%	0.02000%	0.00050%
22	Marquis Place	127,119	15,000,000	15,000,000	1.3%	12,388,396	N	3/18/2015	5/6/2015	4/6/2016	5/6/2016	4/6/2025		4.27000%	0.00231%	0.00390%	0.02000%	0.00050%
23	Riverside Technology Park A & B	89	14,750,000	14,750,000	1.3%	11,815,094	N	5/29/2015	7/11/2015		7/11/2015	6/11/2025		4.23000%	0.00231%	0.00390%	0.05000%	0.00050%
24	Maricopa Fiesta	149	13,825,000	13,825,000	1.2%	12,048,917	N	4/3/2015	5/6/2015	4/6/2018	5/6/2018	4/6/2025		4.31000%	0.00231%	0.00390%	0.02000%	0.00050%
25	Dunwoody Place	126	13,000,000	13,000,000	1.1%	11,013,300	N	5/11/2015	6/11/2015	5/11/2017	6/11/2017	5/11/2025		4.20000%	0.00231%	0.00390%	0.02000%	0.00050%
26	Jackson Square Apartments	79,219	12,675,000	12,675,000	1.1%	9,365,498	N	5/21/2015	7/6/2015		7/6/2015	6/6/2025		4.67500%	0.00231%	0.00390%	0.07000%	0.00050%
27	Shops at Doral	449	12,500,000	12,500,000	1.1%	11,431,400	N	5/6/2015	6/6/2015	5/6/2020	6/6/2020	5/6/2025		4.46000%	0.00231%	0.00390%	0.02000%	0.00050%
28	Solano Apartments	45,802	12,000,000	12,000,000	1.0%	10,938,055	N	5/29/2015	7/6/2015	6/6/2020	7/6/2020	6/6/2025		4.26000%	0.00231%	0.00390%	0.02000%	0.00050%
29	Riverchase Apartments	55,556	12,000,000	12,000,000	1.0%	11,212,712	N	5/1/2015	6/6/2015	5/6/2016	6/6/2016	5/6/2020		4.56000%	0.00231%	0.00390%	0.02000%	0.00050%
30	Old Mills	48,387	12,000,000	12,000,000	1.0%	10,950,733	N	3/31/2015	5/6/2015	4/6/2020	5/6/2020	4/6/2025		4.33000%	0.00231%	0.00390%	0.02000%	0.00050%
31	Ozinus Realty Property Portfolio	28	11,510,000	11,510,000	1.0%	11,510,000	N	6/1/2015	7/1/2015	6/1/2025		6/1/2025		5.14500%	0.00231%	0.00390%	0.06000%	0.00050%
31.01	Shiloh Crossing		2,810,000	2,810,000	0.2%
31.02	Texas Star		1,900,000	1,900,000	0.2%
31.03	Pitney Bowes		1,900,000	1,900,000	0.2%
31.04	Towne Crest Village		1,750,000	1,750,000	0.1%
31.05	Eagle Plaza		1,200,000	1,200,000	0.1%
31.06	Palmetto		1,100,000	1,100,000	0.1%
31.07	Hamlin		850,000	850,000	0.1%
32	Brickyard Square	210	11,450,000	11,450,000	1.0%	10,026,081	N	4/14/2015	6/6/2015	5/6/2018	6/6/2018	5/6/2025		4.51000%	0.00000%	0.00390%	0.02000%	0.00050%
33	Dos Santos Apartments	40,511	11,100,000	11,100,000	0.9%	8,859,808	N	6/1/2015	7/11/2015		7/11/2015	6/11/2025		4.13000%	0.00231%	0.00390%	0.05000%	0.00050%
34	Villa Bella	79,019	10,126,000	10,114,439	0.9%	8,241,746	N	4/30/2015	6/6/2015		6/6/2015	5/6/2025		4.69000%	0.00231%	0.00390%	0.02000%	0.00050%
35	Bayview Office Building	105	9,900,000	9,887,773	0.8%	7,961,371	N	5/5/2015	6/11/2015		6/11/2015	5/11/2025		4.34000%	0.00231%	0.00390%	0.02000%	0.00050%
36	Casa Nube	25,469	9,500,000	9,500,000	0.8%	7,660,548	N	5/22/2015	7/6/2015		7/6/2015	6/6/2025		4.42000%	0.00231%	0.00390%	0.02000%	0.00050%
37	Homewood Suites - Tallahassee	100,890	9,500,000	9,483,700	0.8%	6,944,737	N	5/1/2015	6/11/2015		6/11/2015	5/11/2025		4.39000%	0.00231%	0.00390%	0.02000%	0.00050%
38	San Mateo Apartments	38,085	9,445,000	9,445,000	0.8%	7,552,263	N	6/1/2015	7/11/2015		7/11/2015	6/11/2025		4.18000%	0.00231%	0.00390%	0.05000%	0.00050%
39	Brittany Bay II	45,192	9,400,000	9,400,000	0.8%	7,463,854	N	5/15/2015	7/1/2015		7/1/2015	6/1/2025		3.98500%	0.00231%	0.00390%	0.06000%	0.00050%
40	Nexus Town Center	168	9,360,000	9,347,420	0.8%	7,423,053	N	4/30/2015	6/11/2015		6/11/2015	5/11/2025		3.95000%	0.00231%	0.00390%	0.02000%	0.00050%
41	Cathedral Place - Parking	9,777	9,200,000	9,200,000	0.8%	7,777,877	N	2/10/2015	4/1/2015	3/1/2017	4/1/2017	3/1/2025		4.12500%	0.00231%	0.00390%	0.06000%	0.00050%
42	Indiana Village	31,944	9,200,000	9,200,000	0.8%	8,368,443	N	3/31/2015	5/6/2015	4/6/2020	5/6/2020	4/6/2025		4.13500%	0.00231%	0.00390%	0.02000%	0.00050%
43	Fahrens Park Plaza	104	9,100,000	9,100,000	0.8%	7,862,620	N	4/21/2015	6/11/2015	5/11/2018	6/11/2018	5/11/2025		3.95000%	0.00231%	0.00390%	0.07000%	0.00050%
44	Causeway Corporate Centre	195	9,000,000	8,989,249	0.8%	7,275,429	N	5/11/2015	6/6/2015		6/6/2015	5/6/2025		4.49000%	0.00231%	0.00390%	0.02000%	0.00050%
45	TownePlace Suites St. George by Marriott	91,989	7,750,000	7,727,050	0.7%	6,005,157	N	3/30/2015	5/6/2015		5/6/2015	4/6/2025		4.49000%	0.00231%	0.00390%	0.02000%	0.00050%
46	IRG - Ellsworth Bailey Saratoga	27	7,700,000	7,700,000	0.7%	5,565,686	N	5/29/2015	7/11/2015		7/11/2015	6/11/2025		4.10000%	0.00231%	0.00390%	0.06000%	0.00050%
46.01	Saratoga II		3,200,000	3,200,000	0.3%
46.02	Saratoga I		2,400,000	2,400,000	0.2%
46.03	Ellsworth Bailey Lordstown		2,100,000	2,100,000	0.2%
47	39-60 54th Street Owners, Inc.	34,572	7,675,000	7,675,000	0.7%	6,736,447	N	5/20/2015	7/1/2015		7/1/2015	6/1/2025		3.83000%	0.00231%	0.00390%	0.08000%	0.00050%
48	Courtyard by Marriott - Shawnee	84,222	7,580,000	7,580,000	0.6%	6,396,947	N	5/28/2015	7/6/2015	12/6/2016	1/6/2017	6/6/2025		4.54000%	0.00231%	0.00390%	0.02000%	0.00050%
49	Athens Gate Apartments	32,275	7,520,000	7,520,000	0.6%	6,023,696	N	6/1/2015	7/11/2015		7/11/2015	6/11/2025		4.23000%	0.00231%	0.00390%	0.05000%	0.00050%
50	Sand Pebble Apartments	36,010	7,490,000	7,490,000	0.6%	5,989,037	N	6/1/2015	7/11/2015		7/11/2015	6/11/2025		4.18000%	0.00231%	0.00390%	0.05000%	0.00050%
51	Trojan Storage of Oxnard	74	7,425,000	7,425,000	0.6%	5,962,292	N	5/15/2015	7/11/2015		7/11/2015	6/11/2025		4.30000%	0.00231%	0.00390%	0.02000%	0.00050%
52	CVS - Lynn, MA	558	7,200,000	7,200,000	0.6%	7,200,000	N	5/29/2015	7/11/2015	6/11/2025		6/11/2025		4.29000%	0.00231%	0.00390%	0.02000%	0.00050%
53	Gilbert Crossing	112	7,033,000	7,033,000	0.6%	5,933,322	N	4/21/2015	6/11/2015	5/11/2017	6/11/2017	5/11/2025		4.05000%	0.00231%	0.00390%	0.02000%	0.00050%
54	1321 Harbor Bay Parkway	140	7,000,000	7,000,000	0.6%	5,926,954	N	5/6/2015	6/11/2015	5/11/2017	6/11/2017	5/11/2025		4.18000%	0.00231%	0.00390%	0.02000%	0.00050%
55	Casa Cruz	26,336	6,900,000	6,900,000	0.6%	5,883,963	N	5/11/2015	6/6/2015	5/6/2017	6/6/2017	5/6/2025		4.44000%	0.00231%	0.00390%	0.02000%	0.00050%
56	Best Western Plus - Windsor Gardens	79,277	6,580,000	6,580,000	0.6%	5,159,869	N	4/30/2015	6/6/2015	11/6/2016	12/6/2016	5/6/2025		4.60000%	0.00231%	0.00390%	0.02000%	0.00050%
57	Oak Tree Plaza	393	6,500,000	6,500,000	0.6%	5,785,528	N	4/8/2015	5/6/2015	4/6/2019	5/6/2019	4/6/2025		4.18000%	0.00231%	0.00390%	0.02000%	0.00050%
58	Peppertree Lane Apartments	37,946	6,375,000	6,375,000	0.5%	5,543,845	N	5/8/2015	7/1/2015	6/1/2018	7/1/2018	6/1/2025		4.21800%	0.00231%	0.00390%	0.06000%	0.00050%
59	8211 Town Center Drive	89	6,200,000	6,200,000	0.5%	4,530,274	N	5/29/2015	7/11/2015		7/11/2015	6/11/2025		4.38000%	0.00231%	0.00390%	0.06000%	0.00050%
60	Staybridge Suites Indianapolis Airport	68,182	6,000,000	6,000,000	0.5%	4,613,420	N	4/16/2015	6/6/2015	5/6/2016	6/6/2016	5/6/2025		4.60000%	0.00231%	0.00390%	0.02000%	0.00050%
61	Austin Heights Shopping Center	100	6,000,000	6,000,000	0.5%	5,112,108	N	5/29/2015	7/1/2015	6/1/2017	7/1/2017	6/1/2025		4.41000%	0.00231%	0.00390%	0.08000%	0.00050%
62	Walgreens - Duncanville, TX	380	5,500,000	5,500,000	0.5%	4,845,091	N	5/19/2015	7/11/2015	6/11/2020	7/11/2020	6/11/2025		4.43000%	0.00231%	0.00390%	0.02000%	0.00050%
63	Trojan Storage of Roseville	70	5,425,000	5,418,226	0.5%	4,355,022	N	5/8/2015	6/11/2015		6/11/2015	5/11/2025		4.29000%	0.00231%	0.00390%	0.02000%	0.00050%
64	Lakeside Plaza	42	5,360,000	5,360,000	0.5%	4,625,166	N	5/11/2015	6/11/2015	5/11/2017	6/11/2017	5/11/2025		4.89000%	0.00231%	0.00390%	0.02000%	0.00050%
65	Green Acres MHP	25,000	5,300,000	5,300,000	0.5%	4,382,645	N	5/29/2015	7/11/2015	6/11/2016	7/11/2016	6/11/2025		4.31000%	0.00231%	0.00390%	0.02000%	0.00050%
66	Mendicino Green Apartment Corp.	49,490	5,300,000	5,295,400	0.4%	4,598,823	N	4/28/2015	6/1/2015		6/1/2015	5/1/2025		3.47000%	0.00231%	0.00390%	0.08000%	0.00050%
67	Walgreens - Richmond Heights	381	5,040,000	5,040,000	0.4%	4,385,231	N	4/10/2015	5/6/2015	4/6/2018	5/6/2018	4/6/2025		4.24000%	0.00231%	0.00390%	0.02000%	0.00050%
68	Rivertown Center	82	5,000,000	5,000,000	0.4%	4,234,713	N	5/8/2015	6/11/2015	5/11/2017	6/11/2017	5/11/2025		4.19000%	0.00231%	0.00390%	0.02000%	0.00050%
69	Bristol House, Inc.	70,318	5,000,000	4,992,556	0.4%	3,893,530	N	4/30/2015	6/1/2015		6/1/2015	5/1/2025		3.46000%	0.00231%	0.00390%	0.08000%	0.00050%
70	Storaway Self Storage - Nashville	62	4,975,000	4,975,000	0.4%	4,975,000	N	5/22/2015	7/11/2015	6/11/2025		6/11/2025		4.12000%	0.00231%	0.00390%	0.07000%	0.00050%
71	Bella Luna / San Lucas	26,057	5,000,000	4,957,123	0.4%	4,533,711	N	11/10/2014	1/6/2015		1/6/2015	12/6/2019		3.94900%	0.00000%	0.00390%	0.02000%	0.00050%
72	Seacoast Self Storage	88	4,880,000	4,874,287	0.4%	3,957,106	N	4/17/2015	6/6/2015		6/6/2015	5/6/2025		4.58000%	0.00231%	0.00390%	0.02000%	0.00050%
73	230 Garth Road Owners, Inc.	13,245	4,550,000	4,543,115	0.4%	3,532,266	N	4/22/2015	6/1/2015		6/1/2015	5/1/2025		3.38000%	0.00231%	0.00390%	0.08000%	0.00050%
74	Comfort Suites - Near the Galleria	69,883	4,340,000	4,332,758	0.4%	3,192,023	N	4/15/2015	6/6/2015		6/6/2015	5/6/2025		4.55000%	0.00231%	0.00390%	0.02000%	0.00050%
75	Sandstone Apartments	24,395	4,200,000	4,195,936	0.4%	3,896,642	N	4/28/2015	6/6/2015		6/6/2015	5/6/2020		5.39000%	0.00231%	0.00390%	0.02000%	0.00050%
76	Tieton Village	65	4,000,000	4,000,000	0.3%	3,632,686	N	5/4/2015	6/11/2015	5/11/2020	6/11/2020	5/11/2025		4.04000%	0.00231%	0.00390%	0.02000%	0.00050%
77	Highland Terrace Housing Development Fund Corporation	41,609	4,000,000	3,994,451	0.3%	3,154,849	N	4/21/2015	6/1/2015		6/1/2015	5/1/2025		3.80000%	0.00231%	0.00390%	0.08000%	0.00050%
78	Cooperstown Commons Shopping Center	71	3,950,000	3,950,000	0.3%	3,066,842	N	3/19/2015	5/6/2015	10/6/2016	11/6/2016	4/6/2025		4.28000%	0.00231%	0.00390%	0.02000%	0.00050%
79	Lake Lucina Shopping Center	68	3,787,500	3,762,984	0.3%	3,065,311	N	12/11/2014	2/10/2015		2/10/2015	1/1/2025		4.53000%	0.00231%	0.00390%	0.08000%	0.00050%
80	Silver Bridge Plaza	28	3,750,000	3,750,000	0.3%	2,873,589	N	3/19/2015	5/6/2015	4/6/2016	5/6/2016	4/6/2025		4.50000%	0.00231%	0.00390%	0.02000%	0.00050%
81	Karen Gardens Apartment Corp.	54,478	3,650,000	3,650,000	0.3%	2,854,042	N	5/15/2015	7/1/2015		7/1/2015	6/1/2025		3.57000%	0.00231%	0.00390%	0.08000%	0.00050%
82	East Haven Self Storage	102	3,420,000	3,416,086	0.3%	2,782,663	N	4/27/2015	6/6/2015		6/6/2015	5/6/2025		4.68000%	0.00231%	0.00390%	0.02000%	0.00050%
83	Walgreens - Milwaukee	227	3,290,000	3,284,296	0.3%	2,399,543	Y	5/11/2015	6/11/2015		6/11/2015	5/11/2025	5/11/2040	4.33000%	0.00231%	0.00390%	0.05000%	0.00050%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF(3)	Original Balance ($)(3)	Cut-off Date Balance ($)(3)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate
84	Haggen Food & Pharmacy	75	3,200,000	3,200,000	0.3%	2,577,168	Y	5/22/2015	7/6/2015		7/6/2015	6/6/2025	6/6/2045	4.38400%	0.00231%	0.00390%	0.06000%	0.00050%
85	Sycamore Terrace	302	3,188,000	3,188,000	0.3%	2,928,003	N	4/30/2015	6/6/2015	5/6/2020	6/6/2020	5/6/2025		4.73000%	0.00231%	0.00390%	0.02000%	0.00050%
86	Ramona Plaza Shopping Center	147	3,185,000	3,185,000	0.3%	2,556,663	N	5/28/2015	7/11/2015		7/11/2015	6/11/2025		4.29000%	0.00231%	0.00390%	0.05000%	0.00050%
87	All A/C Self Storage	92	3,150,000	3,150,000	0.3%	2,628,834	N	5/29/2015	7/6/2015	6/6/2016	7/6/2016	6/6/2025		4.61000%	0.00231%	0.00390%	0.02000%	0.00050%
88	Pecue MHC	22,472	3,150,000	3,146,084	0.3%	2,530,501	N	4/30/2015	6/11/2015		6/11/2015	5/11/2025		4.31000%	0.00231%	0.00390%	0.02000%	0.00050%
89	Regency Park Owners Corp.	47,692	3,100,000	3,100,000	0.3%	2,429,462	N	5/28/2015	7/1/2015		7/1/2015	6/1/2025		3.63000%	0.00231%	0.00390%	0.08000%	0.00050%
90	Storaway Self Storage - Deltona II	43	3,000,000	3,000,000	0.3%	3,000,000	N	5/22/2015	7/11/2015	6/11/2025		6/11/2025		4.12000%	0.00231%	0.00390%	0.07000%	0.00050%
91	Lakewood Place Shopping Center	231	3,000,000	3,000,000	0.3%	2,555,363	N	5/28/2015	7/11/2015	6/11/2017	7/11/2017	6/11/2025		4.40000%	0.00231%	0.00390%	0.02000%	0.00050%
92	Hacienda Heights Apartments	119,845	3,000,000	2,996,129	0.3%	2,395,536	N	5/5/2015	6/11/2015		6/11/2015	5/11/2025		4.14000%	0.00231%	0.00390%	0.02000%	0.00050%
93	Nagle House, Inc.	16,736	3,000,000	2,995,812	0.3%	2,363,512	N	4/10/2015	6/1/2015		6/1/2015	5/1/2025		3.77000%	0.00231%	0.00390%	0.08000%	0.00050%
94	Walgreens - Warrensburg, MO	203	2,945,000	2,945,000	0.3%	2,578,857	N	5/29/2015	7/11/2015	6/11/2020	7/11/2020	6/11/2025		4.10000%	0.00231%	0.00390%	0.02000%	0.00050%
95	230 Tenants Corporation	67,442	2,900,000	2,900,000	0.2%	2,900,000	N	6/1/2015	7/1/2015	6/1/2025		6/1/2025		3.55000%	0.00231%	0.00390%	0.08000%	0.00050%
96	Shackelford Center	57	2,840,000	2,836,288	0.2%	2,262,907	N	4/30/2015	6/11/2015		6/11/2015	5/11/2025		4.08000%	0.00231%	0.00390%	0.02000%	0.00050%
97	De La Cruz Professional Center	101	2,835,000	2,831,476	0.2%	2,586,692	N	5/11/2015	6/11/2015		6/11/2015	5/11/2020		4.31000%	0.00231%	0.00390%	0.02000%	0.00050%
98	Folcroft Self Storage	62	2,800,000	2,800,000	0.2%	2,270,317	N	5/13/2015	7/6/2015		7/6/2015	6/6/2025		4.58000%	0.00231%	0.00390%	0.02000%	0.00050%
99	Storaway Self Storage - Palm Bay	40	2,725,000	2,725,000	0.2%	2,725,000	N	5/22/2015	7/11/2015	6/11/2025		6/11/2025		4.12000%	0.00231%	0.00390%	0.07000%	0.00050%
100	Bowen Tower Apartments	29,893	2,737,500	2,720,274	0.2%	2,226,853	N	12/5/2014	2/1/2015		2/1/2015	1/1/2025		4.68000%	0.00231%	0.00390%	0.08000%	0.00050%
101	321 West 90th St. Owners Corp.	50,000	2,500,000	2,500,000	0.2%	1,964,381	N	6/1/2015	7/1/2015		7/1/2015	6/1/2025		3.70000%	0.00231%	0.00390%	0.08000%	0.00050%
102	West Friendship Shopping Center	127	2,400,000	2,393,832	0.2%	1,933,304	N	3/19/2015	5/1/2015		5/1/2015	4/1/2025		4.39000%	0.00231%	0.00390%	0.08000%	0.00050%
103	Crestview Self Storage	40	2,400,000	2,390,410	0.2%	971,634	N	5/1/2015	6/11/2015		6/11/2015	5/11/2025		3.88000%	0.00231%	0.00390%	0.02000%	0.00050%
104	Denn Owners Corporation	30,640	2,250,000	2,236,684	0.2%	1,779,443	N	1/14/2015	3/1/2015		3/1/2015	2/1/2025		3.88000%	0.00231%	0.00390%	0.08000%	0.00050%
105	Moundsville Plaza	21	2,225,000	2,225,000	0.2%	1,718,114	N	3/17/2015	5/6/2015	4/6/2016	5/6/2016	4/6/2025		4.73000%	0.00231%	0.00390%	0.02000%	0.00050%
106	Storaway Self Storage- Deltona I	48	2,100,000	2,100,000	0.2%	2,100,000	N	5/22/2015	7/11/2015	6/11/2025		6/11/2025		4.12000%	0.00231%	0.00390%	0.07000%	0.00050%
107	Sedona Peak Apartments	26,645	2,025,000	2,025,000	0.2%	1,619,200	N	6/1/2015	7/11/2015		7/11/2015	6/11/2025		4.18000%	0.00231%	0.00390%	0.07000%	0.00050%
108	Sea Breeze Town Houses Owners, Inc.	125,000	2,000,000	2,000,000	0.2%	2,000,000	N	5/21/2015	7/1/2015	6/1/2025		6/1/2025		3.73000%	0.00231%	0.00390%	0.08000%	0.00050%
109	Willow Lake Shops	82	2,000,000	2,000,000	0.2%	1,667,106	N	3/9/2015	5/1/2015	4/1/2016	5/1/2016	4/1/2025		4.57000%	0.00231%	0.00390%	0.08000%	0.00050%
110	Wickham Park Commons	129	1,960,000	1,960,000	0.2%	1,669,052	N	5/27/2015	7/11/2015	6/11/2017	7/11/2017	6/11/2025		4.39000%	0.00231%	0.00390%	0.02000%	0.00050%
111	Crown Pointe Plaza	57	1,875,000	1,875,000	0.2%	1,557,770	N	2/27/2015	4/1/2015	3/1/2016	4/1/2016	3/1/2025		4.46000%	0.00231%	0.00390%	0.08000%	0.00050%
112	Hartsdale Executive House, Inc.	21,429	1,800,000	1,800,000	0.2%	1,418,037	N	5/4/2015	7/1/2015		7/1/2015	6/1/2025		3.77000%	0.00231%	0.00390%	0.08000%	0.00050%
113	25 Chapel Corp.	44,933	1,800,000	1,797,326	0.2%	1,402,206	N	4/28/2015	6/1/2015		6/1/2015	5/1/2025		3.47000%	0.00231%	0.00390%	0.08000%	0.00050%
114	Market Place Village	116	1,700,000	1,700,000	0.1%	1,404,092	N	2/4/2015	4/1/2015	3/1/2016	4/1/2016	3/1/2025		4.27000%	0.00231%	0.00390%	0.08000%	0.00050%
115	Kingstowne Shops	70	1,625,000	1,622,953	0.1%	1,302,662	N	4/28/2015	6/11/2015		6/11/2015	5/11/2025		4.25000%	0.00231%	0.00390%	0.02000%	0.00050%
116	109-111 N. Broadway Apt. Corp.	31,725	1,625,000	1,617,987	0.1%	1,279,775	N	2/26/2015	4/1/2015		4/1/2015	3/1/2025		3.76000%	0.00231%	0.00390%	0.08000%	0.00050%
117	40 Prospect Park West Owners Corp.	29,049	1,600,000	1,597,686	0.1%	1,252,561	N	4/30/2015	6/1/2015		6/1/2015	5/1/2025		3.60000%	0.00231%	0.00390%	0.08000%	0.00050%
118	Shops of Orland Park	98	1,550,000	1,550,000	0.1%	1,324,890	N	5/21/2015	7/11/2015	6/11/2017	7/11/2017	6/11/2025		4.53000%	0.00231%	0.00390%	0.02000%	0.00050%
119	Victorville Retail Center	129	1,500,000	1,500,000	0.1%	1,500,000	N	4/9/2015	5/11/2015	4/11/2025		4/11/2025		4.13000%	0.00231%	0.00390%	0.07000%	0.00050%
120	6 West 20th St. Tenants Corp.	106,989	1,500,000	1,497,853	0.1%	1,176,485	N	4/16/2015	6/1/2015		6/1/2015	5/1/2025		3.65000%	0.00231%	0.00390%	0.08000%	0.00050%
121	50-22 Owners Ltd.	31,833	1,500,000	1,496,129	0.1%	1,308,758	N	2/2/2015	4/1/2015		4/1/2015	3/1/2025		3.64000%	0.00231%	0.00390%	0.08000%	0.00050%
122	585 McLean Owners, Inc.	34,146	1,400,000	1,400,000	0.1%	1,221,063	N	5/29/2015	7/1/2015		7/1/2015	6/1/2025		3.63000%	0.00231%	0.00390%	0.08000%	0.00050%
123	12 West 17th St. Tenants' Corp.	126,960	1,400,000	1,396,560	0.1%	1,228,091	N	2/27/2015	4/1/2015		4/1/2015	3/1/2025		3.81000%	0.00231%	0.00390%	0.08000%	0.00050%
124	Gillespie Field Business Park	74	1,310,000	1,308,421	0.1%	1,057,516	N	5/11/2015	6/11/2015		6/11/2015	5/11/2025		4.45000%	0.00231%	0.00390%	0.09000%	0.00050%
125	Waters at West End, Inc.	30,537	1,225,000	1,221,493	0.1%	967,558	N	3/30/2015	5/1/2015		5/1/2015	4/1/2025		3.84000%	0.00231%	0.00390%	0.08000%	0.00050%
126	Jones St. Owners Corporation	170,677	1,200,000	1,194,739	0.1%	942,254	N	2/17/2015	4/1/2015		4/1/2015	3/1/2025		3.68000%	0.00231%	0.00390%	0.08000%	0.00050%
127	Big Lots Plaza	33	1,195,000	1,192,867	0.1%	979,515	N	5/6/2015	6/11/2015		6/11/2015	5/11/2022		4.16000%	0.00231%	0.00390%	0.02000%	0.00050%
128	30 Bond Street Owners Corp.	190,830	1,150,000	1,144,978	0.1%	903,668	N	2/26/2015	4/1/2015		4/1/2015	3/1/2025		3.70000%	0.00231%	0.00390%	0.08000%	0.00050%
129	166 West 76th Apartment Corp.	32,260	1,100,000	1,096,839	0.1%	868,189	N	3/31/2015	5/1/2015		5/1/2015	4/1/2025		3.82000%	0.00231%	0.00390%	0.08000%	0.00050%
130	Hanna Shoppes	65	1,050,000	1,048,677	0.1%	841,720	N	4/21/2015	6/11/2015		6/11/2015	5/11/2025		4.25000%	0.00231%	0.00390%	0.02000%	0.00050%
131	Carroll Gardens Owners, Corp.	31,250	1,000,000	1,000,000	0.1%	788,673	N	5/26/2015	7/1/2015		7/1/2015	6/1/2025		3.80000%	0.00231%	0.00390%	0.08000%	0.00050%
132	170 East 92nd Street Owners, Inc.	44,444	800,000	800,000	0.1%	630,004	N	5/20/2015	7/1/2015		7/1/2015	6/1/2025		3.76000%	0.00231%	0.00390%	0.08000%	0.00050%
133	17 Warren Street Tenants Corporation	125,000	750,000	750,000	0.1%	750,000	N	1/29/2015	3/1/2015	2/1/2025		2/1/2025		3.96000%	0.00231%	0.00390%	0.08000%	0.00050%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(4)
1	Hutchinson Metro Center I	4.17329%	Actual/360	489,017.17	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	5
2	Cathedral Place	4.05829%	Actual/360	193,375.24	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3	L(27),D(89),O(4)	5	5
3	150 Royall Street	4.11329%	Actual/360	185,408.57	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(92),O(4)	0	5
4	WPC Self Storage Portfolio VII	4.27329%	Actual/360	135,685.60	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
4.01	Extra Space Louisville KY
4.02	Extra Space Las Vegas NV
4.03	CubeSmart Joan Panama City Beach FL
4.04	CubeSmart Tallahassee FL
4.05	Extra Space Lady Lake FL
4.06	CubeSmart Crystal Lake IL
4.07	CubeSmart Hutchinson Panama City Beach FL
4.08	Extra Space Lilburn GA
4.09	Extra Space Stockbridge GA
5	Queens' MarketPlace	4.10329%	Actual/360	122,465.97	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(91),O(5)	0	5
6	El Sol Brillante and Laguna Del Sol Apartments	4.27329%	Actual/360	142,275.54	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(24),GRTR 1% or YM(92),O(4)	0	0
6.01	Laguna Del Sol Apartments
6.02	El Sol Brillante Apartments
7	Country Club Center	4.36329%	Actual/360	135,046.00	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
8	Parkway Crossing East Shopping Center	4.10329%	Actual/360	127,296.82	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
9	Olmsted Plaza Shopping Center	4.01329%	Actual/360	123,215.58	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0
10	Hall Office Park	4.17329%	Actual/360	124,699.38	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),D(92),O(4)	0	5
11	Dulles North Corporate Parks	4.29329%	Actual/360	136,275.81	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	5
11.01	Dulles North Corporate Park 5
11.02	Dulles North Corporate Park 2
12	Coastal Village Apartments	4.30329%	Actual/360	119,192.30	Interest-only, Amortizing Balloon	Actual/360	120	116	24	20	360	360	4	L(28),D(89),O(3)	0	0
13	Foothills Park Place	4.08329%	Actual/360	80,477.64	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),GRTR 1% or YM(90),O(4)	0	5
14	Smiths Medical	4.44829%	Actual/360	112,407.21	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(88),O(7)	0	0
15	Hunterstone Apartments	4.35329%	Actual/360	94,920.24	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1	L(25),D(88),O(7)	0	0
16	Magnolia Marketplace	4.09329%	Actual/360	92,032.21	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(82),O(13)	5	0
17	Norfolk Commerce Park	4.31029%	Actual/360	89,892.58	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	5
18	Summer Bend Apartments	4.65829%	Actual/360	90,603.91	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0
19	Baywoods of Annapolis	4.61329%	Actual/360	85,575.24	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	10	10
20	Rock Hill Hampton Inn	4.27329%	Actual/360	87,126.66	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	300	300	0	L(24),GRTR 1% or YM(92),O(4)	0	5
21	Louisville Plaza	4.30329%	Actual/360	56,861.32	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(24),GRTR 1% or YM(92),O(4)	0	0
22	Marquis Place	4.24329%	Actual/360	73,966.72	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	360	360	2	L(26),D(90),O(4)	0	0
23	Riverside Technology Park A & B	4.17329%	Actual/360	72,388.54	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
24	Maricopa Fiesta	4.28329%	Actual/360	68,497.18	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(87),O(7)	0	0
25	Dunwoody Place	4.17329%	Actual/360	63,572.23	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5
26	Jackson Square Apartments	4.59829%	Actual/360	71,716.68	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	0	0
27	Shops at Doral	4.43329%	Actual/360	63,038.92	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0
28	Solano Apartments	4.23329%	Actual/360	59,103.06	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(93),O(3)	0	0
29	Riverchase Apartments	4.53329%	Actual/360	61,230.79	Interest-only, Amortizing Balloon	Actual/360	60	59	12	11	360	360	1	L(25),D(28),O(7)	0	0
30	Old Mills	4.30329%	Actual/360	59,596.15	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(23),GRTR 1% or YM(93),O(4)	0	0
31	Ozinus Realty Property Portfolio	5.07829%	Actual/360	50,171.61	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
31.01	Shiloh Crossing
31.02	Texas Star
31.03	Pitney Bowes
31.04	Towne Crest Village
31.05	Eagle Plaza
31.06	Palmetto
31.07	Hamlin
32	Brickyard Square	4.48560%	Actual/360	58,083.52	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
33	Dos Santos Apartments	4.07329%	Actual/360	53,828.37	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
34	Villa Bella	4.66329%	Actual/360	52,456.42	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
35	Bayview Office Building	4.31329%	Actual/360	49,225.08	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
36	Casa Nube	4.39329%	Actual/360	47,684.59	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(89),O(7)	0	0
37	Homewood Suites - Tallahassee	4.36329%	Actual/360	52,212.70	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	5
38	San Mateo Apartments	4.12329%	Actual/360	46,077.49	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
39	Brittany Bay II	3.91829%	Actual/360	44,795.79	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
40	Nexus Town Center	3.92329%	Actual/360	44,416.69	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
41	Cathedral Place - Parking	4.05829%	Actual/360	44,587.78	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3	L(27),D(89),O(4)	5	5
42	Indiana Village	4.10829%	Actual/360	44,641.24	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(92),O(2)	0	0
43	Fahrens Park Plaza	3.87329%	Actual/360	43,182.89	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5
44	Causeway Corporate Centre	4.46329%	Actual/360	45,548.22	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
45	TownePlace Suites St. George by Marriott	4.46329%	Actual/360	40,933.15	Amortizing Balloon		120	118	0	0	330	328	2	L(26),D(91),O(3)	0	0
46	IRG - Ellsworth Bailey Saratoga	4.03329%	Actual/360	41,069.80	Amortizing Balloon		120	120	0	0	300	300	0	L(24),GRTR 1% or YM(92),O(4)	0	5
46.01	Saratoga II
46.02	Saratoga I
46.03	Ellsworth Bailey Lordstown
47	39-60 54th Street Owners, Inc.	3.74329%	Actual/360	31,270.11	Amortizing Balloon		120	120	0	0	480	480	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
48	Courtyard by Marriott - Shawnee	4.51329%	Actual/360	38,587.11	Interest-only, Amortizing Balloon	Actual/360	120	120	18	18	360	360	0	L(24),D(93),O(3)	0	0
49	Athens Gate Apartments	4.17329%	Actual/360	36,905.88	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
50	Sand Pebble Apartments	4.12329%	Actual/360	36,540.01	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
51	Trojan Storage of Oxnard	4.27329%	Actual/360	36,744.20	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
52	CVS - Lynn, MA	4.26329%	Actual/360	26,169.00	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
53	Gilbert Crossing	4.02329%	Actual/360	33,779.66	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5
54	1321 Harbor Bay Parkway	4.15329%	Actual/360	34,149.54	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM or D(88),O(7)	0	5
55	Casa Cruz	4.41329%	Actual/360	34,715.73	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0
56	Best Western Plus - Windsor Gardens	4.57329%	Actual/360	36,948.26	Interest-only, Amortizing Balloon	Actual/360	120	119	18	17	300	300	1	L(23),GRTR 1% or YM(93),O(4)	0	0
57	Oak Tree Plaza	4.15329%	Actual/360	31,710.29	Interest-only, Amortizing Balloon	Actual/360	120	118	48	46	360	360	2	L(26),D(90),O(4)	0	0
58	Peppertree Lane Apartments	4.15129%	Actual/360	31,241.86	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	5
59	8211 Town Center Drive	4.31329%	Actual/360	34,040.68	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	0	5
60	Staybridge Suites Indianapolis Airport	4.57329%	Actual/360	33,691.42	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	300	300	1	L(25),D(91),O(4)	0	0
61	Austin Heights Shopping Center	4.32329%	Actual/360	30,081.11	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	10	10
62	Walgreens - Duncanville, TX	4.40329%	Actual/360	30,352.67	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	300	300	0	L(24),D(92),O(4)	0	5
63	Trojan Storage of Roseville	4.26329%	Actual/360	26,814.93	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
64	Lakeside Plaza	4.86329%	Actual/360	28,414.38	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5
65	Green Acres MHP	4.28329%	Actual/360	26,259.32	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),D(92),O(4)	0	5
66	Mendicino Green Apartment Corp.	3.38329%	Actual/360	20,436.47	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
67	Walgreens - Richmond Heights	4.21329%	Actual/360	24,764.27	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	0
68	Rivertown Center	4.16329%	Actual/360	24,421.68	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5
69	Bristol House, Inc.	3.37329%	Actual/360	22,340.74	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
70	Storaway Self Storage - Nashville	4.04329%	Actual/360	17,365.51	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
71	Bella Luna / San Lucas	3.92460%	Actual/360	23,723.99	Amortizing Balloon		60	54	0	0	360	354	6	L(30),D(26),O(4)	0	0
72	Seacoast Self Storage	4.55329%	Actual/360	24,958.75	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
73	230 Garth Road Owners, Inc.	3.29329%	Actual/360	20,127.97	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
74	Comfort Suites - Near the Galleria	4.52329%	Actual/360	24,246.46	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0
75	Sandstone Apartments	5.36329%	Actual/360	23,558.08	Amortizing Balloon		60	59	0	0	360	359	1	L(25),D(31),O(4)	0	0
76	Tieton Village	4.01329%	Actual/360	19,188.97	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	5
77	Highland Terrace Housing Development Fund Corporation	3.71329%	Actual/360	18,638.29	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(83),1%(33),O(4)	10	10
78	Cooperstown Commons Shopping Center	4.25329%	Actual/360	21,465.06	Interest-only, Amortizing Balloon	Actual/360	120	118	18	16	300	300	2	L(26),D(90),O(4)	0	0
79	Lake Lucina Shopping Center	4.44329%	Actual/360	19,258.28	Amortizing Balloon		120	115	0	0	360	355	5	L(29),D(87),O(4)	0	10
80	Silver Bridge Plaza	4.47329%	Actual/360	20,843.72	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	300	300	2	L(26),D(90),O(4)	0	0
81	Karen Gardens Apartment Corp.	3.48329%	Actual/360	16,533.09	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(83),1%(33),O(4)	10	10
82	East Haven Self Storage	4.65329%	Actual/360	17,696.32	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
83	Walgreens - Milwaukee	4.27329%	Actual/360	17,970.88	Amortizing ARD		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	5

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(4)
84	Haggen Food & Pharmacy	4.31729%	Actual/360	15,994.12	Amortizing ARD		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0
85	Sycamore Terrace	4.70329%	Actual/360	16,591.71	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(24),GRTR 1% or YM(89),O(7)	0	10
86	Ramona Plaza Shopping Center	4.23329%	Actual/360	15,742.96	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
87	All A/C Self Storage	4.58329%	Actual/360	16,167.13	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(23),GRTR 1% or YM(93),O(4)	0	0
88	Pecue MHC	4.28329%	Actual/360	15,606.95	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
89	Regency Park Owners Corp.	3.54329%	Actual/360	14,146.32	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(83),1%(33),O(4)	10	10
90	Storaway Self Storage - Deltona II	4.04329%	Actual/360	10,471.67	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
91	Lakewood Place Shopping Center	4.37329%	Actual/360	15,022.83	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	5
92	Hacienda Heights Apartments	4.11329%	Actual/360	14,565.65	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
93	Nagle House, Inc.	3.68329%	Actual/360	13,927.54	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
94	Walgreens - Warrensburg, MO	4.07329%	Actual/360	15,707.86	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	300	300	0	L(24),D(92),O(4)	0	5
95	230 Tenants Corporation	3.46329%	Actual/360	8,722.15	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
96	Shackelford Center	4.05329%	Actual/360	13,689.90	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
97	De La Cruz Professional Center	4.28329%	Actual/360	14,046.26	Amortizing Balloon		60	59	0	0	360	359	1	L(25),D(31),O(4)	0	5
98	Folcroft Self Storage	4.55329%	Actual/360	14,320.59	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	0
99	Storaway Self Storage - Palm Bay	4.04329%	Actual/360	9,511.76	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
100	Bowen Tower Apartments	4.59329%	Actual/360	14,164.82	Amortizing Balloon		120	115	0	0	360	355	5	L(29),D(87),O(4)	10	10
101	321 West 90th St. Owners Corp.	3.61329%	Actual/360	11,507.07	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
102	West Friendship Shopping Center	4.30329%	Actual/360	12,004.09	Amortizing Balloon		120	118	0	0	360	358	2	GRTR 1% or YM(116),O(4)	10	10
103	Crestview Self Storage	3.85329%	Actual/360	17,608.53	Amortizing Balloon		120	119	0	0	180	179	1	L(25),D(91),O(4)	0	5
104	Denn Owners Corporation	3.79329%	Actual/360	10,586.77	Amortizing Balloon		120	116	0	0	360	356	4	GRTR 1% or YM(113),1%(3),O(4)	10	10
105	Moundsville Plaza	4.70329%	Actual/360	12,659.53	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	300	300	2	L(26),D(90),O(4)	0	0
106	Storaway Self Storage- Deltona I	4.04329%	Actual/360	7,330.17	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
107	Sedona Peak Apartments	4.10329%	Actual/360	9,878.97	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
108	Sea Breeze Town Houses Owners, Inc.	3.64329%	Actual/360	6,320.28	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
109	Willow Lake Shops	4.48329%	Actual/360	10,217.06	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	360	360	2	L(26),D(90),O(4)	10	10
110	Wickham Park Commons	4.36329%	Actual/360	9,803.34	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	5
111	Crown Pointe Plaza	4.37329%	Actual/360	9,455.84	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(27),D(89),O(4)	10	10
112	Hartsdale Executive House, Inc.	3.68329%	Actual/360	8,356.52	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
113	25 Chapel Corp.	3.38329%	Actual/360	8,052.69	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
114	Market Place Village	4.18329%	Actual/360	8,382.89	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(27),D(89),O(4)	10	10
115	Kingstowne Shops	4.22329%	Actual/360	7,994.02	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
116	109-111 N. Broadway Apt. Corp.	3.67329%	Actual/360	7,534.85	Amortizing Balloon		120	117	0	0	360	357	3	GRTR 1% or YM(83),1%(33),O(4)	10	10
117	40 Prospect Park West Owners Corp.	3.51329%	Actual/360	7,274.33	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
118	Shops of Orland Park	4.50329%	Actual/360	7,881.28	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	5
119	Victorville Retail Center	4.05329%	Actual/360	5,248.54	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(81),O(13)	0	5
120	6 West 20th St. Tenants Corp.	3.56329%	Actual/360	6,861.89	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
121	50-22 Owners Ltd.	3.55329%	Actual/360	5,937.48	Amortizing Balloon		120	117	0	0	480	477	3	GRTR 1% or YM(113),1%(3),O(4)	10	10
122	585 McLean Owners, Inc.	3.54329%	Actual/360	5,533.16	Amortizing Balloon		120	120	0	0	480	480	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
123	12 West 17th St. Tenants' Corp.	3.72329%	Actual/360	5,686.80	Amortizing Balloon		120	117	0	0	480	477	3	GRTR 1% or YM(113),1%(3),O(4)	10	10
124	Gillespie Field Business Park	4.35329%	Actual/360	6,598.72	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
125	Waters at West End, Inc.	3.75329%	Actual/360	5,735.91	Amortizing Balloon		120	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10
126	Jones St. Owners Corporation	3.59329%	Actual/360	5,509.83	Amortizing Balloon		120	117	0	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10
127	Big Lots Plaza	4.13329%	Actual/360	6,413.70	Amortizing Balloon		84	83	0	0	300	299	1	L(25),D(55),O(4)	0	5
128	30 Bond Street Owners Corp.	3.61329%	Actual/360	5,293.25	Amortizing Balloon		120	117	0	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10
129	166 West 76th Apartment Corp.	3.73329%	Actual/360	5,138.06	Amortizing Balloon		120	118	0	0	360	358	2	GRTR 1% or YM(83),1%(33),O(4)	10	10
130	Hanna Shoppes	4.22329%	Actual/360	5,165.37	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
131	Carroll Gardens Owners, Corp.	3.71329%	Actual/360	4,659.57	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
132	170 East 92nd Street Owners, Inc.	3.67329%	Actual/360	3,709.47	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
133	17 Warren Street Tenants Corporation	3.87329%	Actual/360	2,516.25	Interest-only, Balloon	Actual/360	120	116	120	116	0	0	4	GRTR 1% or YM(113),1%(3),O(4)	10	10
A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraised Value ($)(5)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)	U/W NCF DSCR (x)(3)	Cut-off Date LTV Ratio(3)(5)	LTV Ratio at Maturity or ARD(3)(5)	Cut-off Date U/W NOI Debt Yield(3)	Cut-off Date U/W NCF Debt Yield(3)	U/W Revenues ($)
1	Hutchinson Metro Center I	142,000,000	4/1/2015									1.56	1.40	70.4%	61.2%	9.1%	8.2%	16,203,748
2	Cathedral Place	57,000,000	01/07/2015									1.55	1.41	70.0%	59.2%	9.0%	8.2%	6,150,769
3	150 Royall Street	58,900,000	2/25/2015									1.61	1.41	64.8%	59.0%	9.4%	8.2%	6,382,931
4	WPC Self Storage Portfolio VII	57,350,000	Various									2.08	2.00	64.9%	64.9%	9.1%	8.7%	5,789,282
4.01	Extra Space Louisville KY	10,200,000	4/1/2015															1,057,233
4.02	Extra Space Las Vegas NV	9,800,000	4/7/2015															822,121
4.03	CubeSmart Joan Panama City Beach FL	9,500,000	4/25/2015															749,930
4.04	CubeSmart Tallahassee FL	7,600,000	4/8/2015															806,991
4.05	Extra Space Lady Lake FL	6,100,000	4/1/2015															646,246
4.06	CubeSmart Crystal Lake IL	4,050,000	4/3/2015															510,945
4.07	CubeSmart Hutchinson Panama City Beach FL	4,000,000	4/8/2015															438,405
4.08	Extra Space Lilburn GA	3,600,000	4/2/2015															435,267
4.09	Extra Space Stockbridge GA	2,500,000	4/2/2015															322,145
5	Queens' MarketPlace	55,500,000	4/1/2015									2.25	2.10	63.1%	63.1%	9.4%	8.8%	7,144,696
6	El Sol Brillante and Laguna Del Sol Apartments	39,310,000	4/7/2015									1.80	1.68	73.1%	66.7%	10.7%	10.0%	6,319,448
6.01	Laguna Del Sol Apartments	20,330,000	4/7/2015															3,230,705
6.02	El Sol Brillante Apartments	18,980,000	4/7/2015															3,088,743
7	Country Club Center	36,000,000	3/23/2015									1.29	1.24	75.0%	60.4%	7.7%	7.5%	3,186,714
8	Parkway Crossing East Shopping Center	35,000,000	2/10/2015									1.48	1.38	74.9%	59.9%	8.6%	8.0%	2,962,282
9	Olmsted Plaza Shopping Center	35,370,000	2/11/2015									1.70	1.57	72.1%	65.5%	9.8%	9.1%	4,250,049
10	Hall Office Park	34,600,000	3/20/2015									1.49	1.35	73.7%	60.7%	8.8%	7.9%	3,845,173
11	Dulles North Corporate Parks	41,900,000	Various									1.65	1.50	59.6%	43.5%	10.8%	9.8%	3,603,745
11.01	Dulles North Corporate Park 5	23,700,000	3/23/2015															2,037,937
11.02	Dulles North Corporate Park 2	18,200,000	3/26/2015															1,565,808
12	Coastal Village Apartments	32,700,000	12/22/2014									1.49	1.40	73.4%	62.4%	8.9%	8.3%	4,815,207
13	Foothills Park Place	39,000,000	3/9/2015									2.63	2.40	59.0%	59.0%	11.1%	10.1%	3,388,274
14	Smiths Medical	35,400,000	4/1/2015									1.77	1.61	62.9%	57.5%	10.7%	9.8%	4,125,555
15	Hunterstone Apartments	25,375,000	4/8/2015									1.36	1.30	74.9%	66.9%	8.2%	7.8%	2,512,786
16	Magnolia Marketplace	25,400,000	03/06/2015									1.33	1.27	74.4%	59.5%	7.8%	7.5%	2,179,860
17	Norfolk Commerce Park	25,750,000	04/27/2015									2.18	1.84	69.9%	61.0%	13.1%	11.0%	3,731,793
18	Summer Bend Apartments	24,875,000	4/13/2015									1.58	1.50	70.4%	61.8%	9.8%	9.3%	3,060,400
19	Baywoods of Annapolis	57,000,000	4/20/2015	36,900,000	44.7%	0.0%	0	0	0		5,000,000	2.20	2.20	28.9%	23.6%	13.7%	13.7%	11,805,692
20	Rock Hill Hampton Inn	24,300,000	4/20/2015									1.93	1.68	65.8%	52.2%	12.6%	11.0%	5,147,607
21	Louisville Plaza	22,200,000	2/19/2015									2.01	1.82	69.8%	69.8%	8.8%	8.0%	2,031,270
22	Marquis Place	20,000,000	1/12/2015									1.38	1.36	75.0%	61.9%	8.2%	8.0%	1,787,761
23	Riverside Technology Park A & B	25,500,000	4/9/2015									1.86	1.63	57.8%	46.3%	11.0%	9.6%	2,105,905
24	Maricopa Fiesta	18,600,000	12/26/2014									1.43	1.31	74.3%	64.8%	8.5%	7.8%	1,823,708
25	Dunwoody Place	19,550,000	4/7/2015									1.49	1.40	66.5%	56.3%	8.8%	8.2%	1,704,523
26	Jackson Square Apartments	17,000,000	4/28/2016									1.35	1.32	74.6%	55.1%	9.2%	8.9%	1,803,094
27	Shops at Doral	18,500,000	3/23/2015									1.53	1.48	67.6%	61.8%	9.3%	9.0%	1,614,342
28	Solano Apartments	17,900,000	5/5/2015									1.82	1.73	67.0%	61.1%	10.7%	10.2%	2,789,257
29	Riverchase Apartments	16,600,000	3/25/2015									1.31	1.23	72.3%	67.5%	8.0%	7.5%	1,877,840
30	Old Mills	16,100,000	2/6/2015									1.53	1.45	74.5%	68.0%	9.1%	8.6%	1,995,378
31	Ozinus Realty Property Portfolio	23,800,000	Various									2.92	2.39	48.4%	48.4%	15.3%	12.5%	2,767,268
31.01	Shiloh Crossing	5,400,000	03/04/2015															568,967
31.02	Texas Star	4,050,000	03/03/2015															474,488
31.03	Pitney Bowes	4,000,000	03/05/2015															401,202
31.04	Towne Crest Village	3,700,000	03/31/2015															403,197
31.05	Eagle Plaza	2,650,000	03/06/2015															366,824
31.06	Palmetto	2,300,000	03/04/2015															286,721
31.07	Hamlin	1,700,000	03/06/2015															265,869
32	Brickyard Square	50,500,000	1/28/2015									1.30	1.26	72.2%	63.2%	7.9%	7.7%	3,789,410
33	Dos Santos Apartments	14,800,000	4/28/2015									1.66	1.55	75.0%	59.9%	9.6%	9.0%	1,982,659
34	Villa Bella	15,200,000	3/23/2015									1.71	1.65	66.5%	54.2%	10.6%	10.3%	3,361,391
35	Bayview Office Building	14,200,000	3/9/2015									1.78	1.49	69.6%	56.1%	10.7%	8.9%	2,062,640
36	Casa Nube	13,800,000	3/18/2015									1.78	1.58	68.8%	55.5%	10.7%	9.5%	2,526,045
37	Homewood Suites - Tallahassee	16,100,000	3/3/2015									2.24	2.01	58.9%	43.1%	14.8%	13.3%	3,615,650
38	San Mateo Apartments	12,600,000	4/28/2015									1.65	1.54	75.0%	59.9%	9.7%	9.0%	1,886,935
39	Brittany Bay II	18,000,000	03/03/2015									2.16	2.05	52.2%	41.5%	12.4%	11.7%	2,113,758
40	Nexus Town Center	17,200,000	2/21/2015									1.99	1.85	54.3%	43.2%	11.4%	10.6%	1,506,214
41	Cathedral Place - Parking	13,200,000	01/07/2015									1.79	1.70	69.7%	58.9%	10.4%	9.9%	1,584,741
42	Indiana Village	12,300,000	2/5/2015									1.58	1.42	74.8%	68.0%	9.2%	8.3%	1,858,784
43	Fahrens Park Plaza	14,200,000	3/10/2015									1.84	1.69	64.1%	55.4%	10.5%	9.6%	1,234,706
44	Causeway Corporate Centre	12,000,000	2/17/2015									1.54	1.40	74.9%	60.6%	9.4%	8.5%	1,434,961
45	TownePlace Suites St. George by Marriott	11,100,000	1/23/2015									2.02	1.80	69.6%	54.1%	12.8%	11.5%	2,649,237
46	IRG - Ellsworth Bailey Saratoga	12,000,000	2/26/2015									1.87	1.64	64.2%	46.4%	12.0%	10.5%	1,473,326
46.01	Saratoga II	5,000,000	2/26/2015															583,142
46.02	Saratoga I	3,700,000	2/26/2015															457,651
46.03	Ellsworth Bailey Lordstown	3,300,000	2/26/2015															432,533
47	39-60 54th Street Owners, Inc.	62,659,906	4/9/2015	43,000,000	17.8%	4.1%	9	0	0	48,372	750,000	8.30	8.30	12.2%	10.8%	40.6%	40.6%	4,806,000
48	Courtyard by Marriott - Shawnee	12,800,000	4/30/2015									2.18	1.89	59.2%	50.0%	13.3%	11.5%	3,374,462
49	Athens Gate Apartments	10,110,000	4/28/2015									1.52	1.38	74.4%	59.6%	8.9%	8.2%	1,459,209
50	Sand Pebble Apartments	11,100,000	4/28/2015									1.66	1.54	67.5%	54.0%	9.7%	9.0%	1,774,386
51	Trojan Storage of Oxnard	11,000,000	3/25/2015									1.56	1.53	67.5%	54.2%	9.3%	9.1%	1,076,875
52	CVS - Lynn, MA	10,600,000	4/2/2015									1.78	1.78	67.9%	67.9%	7.8%	7.7%	564,853
53	Gilbert Crossing	9,500,000	3/2/2015									1.71	1.58	74.0%	62.5%	9.8%	9.1%	965,564
54	1321 Harbor Bay Parkway	10,800,000	12/1/2014									1.77	1.62	64.8%	54.9%	10.4%	9.5%	978,468
55	Casa Cruz	9,540,000	3/24/2015									1.68	1.49	72.3%	61.7%	10.2%	9.0%	1,896,058
56	Best Western Plus - Windsor Gardens	9,500,000	3/17/2015									1.75	1.55	69.3%	54.3%	11.8%	10.5%	2,142,600
57	Oak Tree Plaza	10,990,000	2/20/2015									1.39	1.36	59.1%	52.6%	8.1%	8.0%	720,063
58	Peppertree Lane Apartments	8,600,000	04/07/2015									1.63	1.51	74.1%	64.5%	9.6%	8.9%	1,389,290
59	8211 Town Center Drive	8,400,000	4/2/2015									1.40	1.26	73.8%	53.9%	9.2%	8.3%	830,715
60	Staybridge Suites Indianapolis Airport	9,500,000	3/10/2015									1.78	1.52	63.2%	48.6%	12.0%	10.3%	2,534,202
61	Austin Heights Shopping Center	9,190,000	12/22/2014									2.00	1.80	65.3%	55.6%	12.0%	10.8%	1,102,446
62	Walgreens - Duncanville, TX	8,570,000	3/25/2015									1.14	1.13	64.2%	56.5%	7.5%	7.5%	417,828
63	Trojan Storage of Roseville	7,980,000	3/26/2015									1.58	1.54	67.9%	54.6%	9.4%	9.1%	826,625
64	Lakeside Plaza	12,990,000	3/25/2015									2.19	1.91	41.3%	35.6%	13.9%	12.1%	1,143,019
65	Green Acres MHP	7,750,000	4/10/2015									1.65	1.62	68.4%	56.6%	9.8%	9.6%	875,831
66	Mendicino Green Apartment Corp.	21,300,000	3/16/2015	16,200,000	32.7%	1.9%	0	0	2		250,000	4.30	4.30	24.9%	21.6%	19.9%	19.9%	2,110,017
67	Walgreens - Richmond Heights	6,720,000	2/18/2015									1.36	1.36	75.0%	65.3%	8.0%	8.0%	415,800
68	Rivertown Center	7,325,000	3/25/2015									1.89	1.61	68.3%	57.8%	11.1%	9.4%	897,646
69	Bristol House, Inc.	16,750,000	3/25/2015	14,400,000	34.7%	5.6%	4	0	0	14,950		3.62	3.62	29.8%	23.2%	19.5%	19.5%	1,641,665
70	Storaway Self Storage - Nashville	10,040,000	4/7/2015									2.83	2.78	49.6%	49.6%	11.9%	11.6%	953,361
71	Bella Luna / San Lucas	35,000,000	8/27/2014									2.23	2.03	58.1%	53.1%	12.8%	11.7%	5,822,334
72	Seacoast Self Storage	6,670,000	3/13/2015									1.62	1.59	73.1%	59.3%	10.0%	9.8%	652,961
73	230 Garth Road Owners, Inc.	86,700,000	2/27/2015	67,400,000	6.7%	0.0%	0	0	0			18.14	18.14	5.2%	4.1%	96.5%	96.5%	8,168,480
74	Comfort Suites - Near the Galleria	6,700,000	1/14/2015									1.90	1.66	64.7%	47.6%	12.8%	11.2%	1,740,125
75	Sandstone Apartments	7,490,000	4/3/2015									1.80	1.62	56.0%	52.0%	12.1%	10.9%	1,154,303
76	Tieton Village	5,900,000	2/21/2015									1.98	1.78	67.8%	61.6%	11.4%	10.3%	572,489
77	Highland Terrace Housing Development Fund Corporation	13,910,000	2/24/2015	12,500,000	32.0%	2.1%	0	0	2			3.92	3.92	28.7%	22.7%	22.0%	22.0%	1,697,403
78	Cooperstown Commons Shopping Center	5,700,000	2/11/2015									1.74	1.60	69.3%	53.8%	11.4%	10.4%	767,546
79	Lake Lucina Shopping Center	5,100,000	10/6/2014									1.85	1.58	73.8%	60.1%	11.4%	9.7%	608,083
80	Silver Bridge Plaza	5,000,000	1/19/2015									1.78	1.47	75.0%	57.5%	11.9%	9.8%	706,643
81	Karen Gardens Apartment Corp.	15,300,000	3/10/2015	9,700,000	37.6%	0.0%	0	0	0		500,000	3.43	3.43	23.9%	18.7%	18.6%	18.6%	1,257,686
82	East Haven Self Storage	4,600,000	2/24/2015									1.44	1.41	74.3%	60.5%	8.9%	8.8%	441,105
83	Walgreens - Milwaukee	4,850,000	2/20/2015									1.27	1.26	67.7%	49.5%	8.3%	8.3%	303,878

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraised Value ($)(5)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)	U/W NCF DSCR (x)(3)	Cut-off Date LTV Ratio(3)(5)	LTV Ratio at Maturity or ARD(3)(5)	Cut-off Date U/W NOI Debt Yield(3)	Cut-off Date U/W NCF Debt Yield(3)	U/W Revenues ($)
84	Haggen Food & Pharmacy	5,500,000	4/18/2015									1.65	1.49	58.2%	46.9%	9.9%	9.0%	326,080
85	Sycamore Terrace	4,300,000	4/7/2015									1.38	1.29	74.1%	68.1%	8.6%	8.1%	505,903
86	Ramona Plaza Shopping Center	4,550,000	4/18/2015									1.68	1.52	70.0%	56.2%	10.0%	9.0%	506,288
87	All A/C Self Storage	4,300,000	3/12/2015									1.41	1.38	73.3%	61.1%	8.7%	8.5%	461,783
88	Pecue MHC	4,200,000	3/5/2015									1.51	1.47	74.9%	60.3%	9.0%	8.8%	472,429
89	Regency Park Owners Corp.	15,100,000	4/3/2015	11,700,000	26.5%	1.5%	1	0	0	8,885	500,000	4.66	4.66	20.5%	16.1%	25.5%	25.5%	1,435,506
90	Storaway Self Storage - Deltona II	6,100,000	4/7/2015									2.85	2.77	49.2%	49.2%	11.9%	11.6%	672,447
91	Lakewood Place Shopping Center	4,000,000	4/10/2015									1.60	1.47	75.0%	63.9%	9.6%	8.9%	379,143
92	Hacienda Heights Apartments	6,195,000	3/26/2015									1.68	1.60	48.4%	38.7%	9.8%	9.4%	426,076
93	Nagle House, Inc.	48,190,000	4/21/2014	20,600,000	14.5%	1.1%	0	0	2		500,000	8.62	8.62	6.2%	4.9%	48.1%	48.1%	3,477,038
94	Walgreens - Warrensburg, MO	4,975,000	1/19/2015									1.52	1.51	59.2%	51.8%	9.7%	9.7%	289,060
95	230 Tenants Corporation	44,500,000	4/16/2015	13,800,000	21.0%	0.0%	0	0	0		500,000	8.89	8.89	6.5%	6.5%	32.1%	32.1%	2,307,455
96	Shackelford Center	4,600,000	3/20/2015									1.95	1.72	61.7%	49.2%	11.3%	10.0%	530,879
97	De La Cruz Professional Center	3,850,000	4/16/2015									1.98	1.81	73.5%	67.2%	11.8%	10.8%	450,206
98	Folcroft Self Storage	4,000,000	2/19/2015									1.75	1.71	70.0%	56.8%	10.8%	10.5%	510,634
99	Storaway Self Storage - Palm Bay	5,750,000	4/7/2015									3.11	3.02	47.4%	47.4%	13.0%	12.6%	647,392
100	Bowen Tower Apartments	3,700,000	10/28/2014									1.87	1.61	73.5%	60.2%	11.7%	10.1%	735,844
101	321 West 90th St. Owners Corp.	45,648,492	2/17/2015	24,600,000	10.2%	18.0%	9	0	0	57,605	500,000	12.03	12.03	5.5%	4.3%	66.5%	66.5%	2,268,508
102	West Friendship Shopping Center	3,200,000	10/10/2014									1.71	1.63	74.8%	60.4%	10.3%	9.8%	366,537
103	Crestview Self Storage	4,900,000	3/17/2015									1.45	1.41	48.8%	19.8%	12.8%	12.4%	569,055
104	Denn Owners Corporation	11,170,000	11/25/2014	7,300,000	30.6%	34.2%	25	0	0	62,121	250,000	3.73	3.73	20.0%	15.9%	21.2%	21.2%	1,132,523
105	Moundsville Plaza	3,300,000	1/13/2015									1.97	1.65	67.4%	52.1%	13.5%	11.3%	469,618
106	Storaway Self Storage- Deltona I	4,350,000	4/7/2015									2.95	2.87	48.3%	48.3%	12.3%	12.0%	459,433
107	Sedona Peak Apartments	4,070,000	4/28/2015									2.34	2.15	49.8%	39.8%	13.7%	12.6%	581,501
108	Sea Breeze Town Houses Owners, Inc.	7,170,000	3/24/2015	4,500,000	44.4%	0.0%	0	0	0		100,000	4.43	4.43	27.9%	27.9%	16.8%	16.8%	492,480
109	Willow Lake Shops	2,800,000	1/5/2015									1.66	1.51	71.4%	59.5%	10.2%	9.3%	260,626
110	Wickham Park Commons	2,800,000	3/27/2015									1.55	1.41	70.0%	59.6%	9.3%	8.5%	314,874
111	Crown Pointe Plaza	3,365,000	12/10/2014									2.44	2.09	55.7%	46.3%	14.7%	12.6%	465,753
112	Hartsdale Executive House, Inc.	16,500,000	2/27/2015	14,700,000	12.2%	1.2%	1	0	0	2,416	350,000	10.29	10.29	10.9%	8.6%	57.3%	57.3%	1,847,601
113	25 Chapel Corp.	18,700,000	3/25/2015	11,500,000	15.6%	2.5%	1	0	0	5,860		8.35	8.35	9.6%	7.5%	44.9%	44.9%	1,322,047
114	Market Place Village	2,450,000	12/1/2014									2.01	1.85	69.4%	57.3%	11.9%	10.9%	267,433
115	Kingstowne Shops	2,750,000	3/2/2015									2.04	1.78	59.0%	47.4%	12.0%	10.5%	318,715
116	109-111 N. Broadway Apt. Corp.	10,150,000	1/12/2015	8,450,000	19.1%	0.0%	0	0	0		500,000	6.31	6.31	15.9%	12.6%	35.3%	35.3%	1,175,530
117	40 Prospect Park West Owners Corp.	52,650,000	4/15/2015	28,700,000	5.6%	7.3%	4	0	0	3,286	500,000	19.73	19.73	3.0%	2.4%	107.8%	107.8%	2,574,658
118	Shops of Orland Park	2,250,000	3/25/2015									2.04	1.79	68.9%	58.9%	12.4%	10.9%	338,658
119	Victorville Retail Center	6,140,000	3/10/2015									5.18	4.89	24.4%	24.4%	21.7%	20.5%	470,441
120	6 West 20th St. Tenants Corp.	40,266,142	1/22/2015	26,100,000	5.7%	0.0%	0	0	0		500,000	21.73	21.73	3.7%	2.9%	119.4%	119.4%	2,368,242
121	50-22 Owners Ltd.	10,178,940	12/12/2014	7,400,000	20.2%	12.8%	3	0	3	9,855	500,000	7.55	7.55	14.7%	12.9%	36.0%	36.0%	863,035
122	585 McLean Owners, Inc.	5,220,000	3/11/2015	4,100,000	34.1%	46.3%	19	0	0	50,568	500,000	4.31	4.31	26.8%	23.4%	20.4%	20.4%	644,416
123	12 West 17th St. Tenants' Corp.	36,540,000	12/15/2014	15,800,000	8.8%	0.0%	0	0	0		500,000	15.59	15.59	3.8%	3.4%	76.2%	76.2%	1,558,284
124	Gillespie Field Business Park	2,000,000	4/3/2015									1.57	1.42	65.4%	52.9%	9.5%	8.6%	222,642
125	Waters at West End, Inc.	7,630,000	1/30/2015	7,300,000	16.7%	0.0%	0	0	0		500,000	7.41	7.41	16.0%	12.7%	41.8%	41.8%	890,112
126	Jones St. Owners Corporation	17,350,000	10/28/2014	9,900,000	12.1%	0.0%	0	0	0			10.15	10.15	6.9%	5.4%	56.2%	56.2%	905,474
127	Big Lots Plaza	2,450,000	12/29/2014									2.71	2.09	48.7%	40.0%	17.5%	13.5%	300,321
128	30 Bond Street Owners Corp.	26,350,000	12/23/2014	9,900,000	11.6%	0.0%	0	0	0			10.49	10.49	4.3%	3.4%	58.2%	58.2%	779,532
129	166 West 76th Apartment Corp.	25,872,764	2/19/2015	13,800,000	7.9%	0.0%	0	0	0		500,000	15.10	15.10	4.2%	3.4%	84.9%	84.9%	1,400,262
130	Hanna Shoppes	1,600,000	3/3/2015									1.94	1.69	65.5%	52.6%	11.5%	10.0%	185,807
131	Carroll Gardens Owners, Corp.	6,120,000	3/30/2015	3,630,000	27.5%	21.9%	0	0	7		250,000	4.54	4.54	16.3%	12.9%	25.4%	25.4%	562,806
132	170 East 92nd Street Owners, Inc.	10,397,000	4/1/2015	5,900,000	13.6%	0.0%	0	0	0		300,000	8.99	8.99	7.7%	6.1%	50.0%	50.0%	631,936
133	17 Warren Street Tenants Corporation	10,453,968	12/17/2014	4,500,000	16.7%	0.0%	0	0	0			9.95	9.95	7.2%	7.2%	40.1%	40.1%	466,298

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Expenses ($)	U/W Net Operating Income ($)(6)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)(6)	Occupancy Rate(2)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
1	Hutchinson Metro Center I	7,070,708	9,133,039	105,613	798,975	8,228,451	100.0%	4/1/2015			Actual 2014	15,175,275	5,894,432	9,280,842	0	9,280,842
2	Cathedral Place	2,556,668	3,594,101	43,956	273,918	3,276,228	91.1%	5/1/2015			Actual 2014	6,170,237	2,746,872	3,423,365	0	3,423,365
3	150 Royall Street	2,802,786	3,580,145	54,462	389,012	3,136,672	100.0%	4/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
4	WPC Self Storage Portfolio VII	2,407,887	3,381,395	132,314	0	3,249,081	88.3%	Various			Various	5,793,377	2,032,503	3,760,875	0	3,760,875
4.01	Extra Space Louisville KY	384,862	672,371	23,804	0	648,567	97.8%	3/31/2015			TTM 3/31/2015	1,061,327	196,119	865,209	0	865,209
4.02	Extra Space Las Vegas NV	231,106	591,015	2,962	0	588,053	93.4%	3/31/2015			TTM 3/31/2015	822,121	230,066	592,055	0	592,055
4.03	CubeSmart Joan Panama City Beach FL	297,620	452,310	19,878	0	432,432	84.3%	3/31/2015			TTM 3/31/2015	749,930	335,390	414,540	0	414,540
4.04	CubeSmart Tallahassee FL	355,560	451,431	15,441	0	435,990	75.1%	3/31/2015			TTM 3/31/2015	806,991	309,016	497,975	0	497,975
4.05	Extra Space Lady Lake FL	308,978	337,268	27,500	0	309,768	88.6%	3/31/2015			TTM 1/31/2015	646,246	270,957	375,289	0	375,289
4.06	CubeSmart Crystal Lake IL	249,853	261,092	20,937	0	240,155	85.4%	4/22/2015			TTM 3/31/2015	510,945	205,809	305,136	0	305,136
4.07	CubeSmart Hutchinson Panama City Beach FL	195,190	243,215	10,575	0	232,640	97.9%	3/31/2015			TTM 2/28/2015	438,405	191,066	247,339	0	247,339
4.08	Extra Space Lilburn GA	214,098	221,169	8,628	0	212,541	90.8%	3/31/2015			TTM 3/31/2015	435,267	159,726	275,541	0	275,541
4.09	Extra Space Stockbridge GA	170,621	151,524	2,589	0	148,936	91.8%	3/31/2015			TTM 3/31/2015	322,145	134,354	187,791	0	187,791
5	Queens' MarketPlace	3,841,397	3,303,299	26,185	193,519	3,083,595	66.1%	4/3/2015			TTM 2/28/2015	7,040,689	3,884,034	3,156,655	0	3,156,655
6	El Sol Brillante and Laguna Del Sol Apartments	3,240,610	3,078,838	210,264	0	2,868,574	93.7%	Various			TTM 3/31/2015	5,980,915	2,737,511	3,243,404	0	3,243,404
6.01	Laguna Del Sol Apartments	1,548,360	1,682,345	105,600	0	1,576,745	91.8%	4/22/2015			TTM 3/31/2015	2,991,843	1,311,594	1,680,249	0	1,680,249
6.02	El Sol Brillante Apartments	1,692,250	1,396,493	104,664	0	1,291,829	95.7%	4/23/2015			TTM 3/31/2015	2,989,072	1,425,917	1,563,155	0	1,563,155
7	Country Club Center	1,100,060	2,086,654	12,994	58,284	2,015,376	100.0%	2/1/2015			Actual 2014	2,848,959	1,029,513	1,819,446	0	1,819,446
8	Parkway Crossing East Shopping Center	707,962	2,254,321	28,666	118,491	2,107,163	98.1%	4/24/2015			Actual 2014	2,701,732	736,437	1,965,295	0	1,965,295
9	Olmsted Plaza Shopping Center	1,743,501	2,506,548	51,180	127,951	2,327,417	93.6%	4/6/2015			Actual 2014	4,757,687	1,937,407	2,820,280	0	2,820,280
10	Hall Office Park	1,611,150	2,234,023	28,552	179,952	2,025,519	93.3%	4/1/2015			Actual 2014	3,606,776	1,585,187	2,021,589	0	2,021,589
11	Dulles North Corporate Parks	902,456	2,701,289	50,990	200,690	2,449,610	100.0%	Various			TTM 1/31/2015	3,949,963	894,842	3,055,121	0	3,055,121
11.01	Dulles North Corporate Park 5	443,501	1,594,436	20,098	54,376	1,519,961	100.0%	6/1/2015			TTM 1/31/2015	2,029,885	420,599	1,609,286	0	1,609,286
11.02	Dulles North Corporate Park 2	458,954	1,106,854	30,892	146,313	929,648	100.0%	5/1/2015			TTM 1/31/2015	1,920,078	474,243	1,445,835	0	1,445,835
12	Coastal Village Apartments	2,680,878	2,134,330	130,336	0	2,003,994	95.1%	5/18/2015			TTM 3/31/2015	4,717,525	2,622,963	2,094,562	0	2,094,562
13	Foothills Park Place	844,492	2,543,783	26,499	199,628	2,317,655	91.7%	2/25/2015			TTM 1/31/2015	2,949,497	783,709	2,165,788	0	2,165,788
14	Smiths Medical	1,735,379	2,390,177	36,450	182,250	2,171,477	100.0%	3/1/2015			TTM 2/28/2015	2,664,008	1,487,873	1,176,135	0	1,176,135
15	Hunterstone Apartments	963,627	1,549,159	72,000	0	1,477,159	91.3%	4/13/2015			TTM 3/31/2015	2,605,431	977,864	1,627,567	0	1,627,567
16	Magnolia Marketplace	712,672	1,467,188	9,727	49,470	1,407,992	100.0%	4/1/2015
17	Norfolk Commerce Park	1,376,729	2,355,064	66,393	303,936	1,984,735	82.8%	4/30/2015			Annualized 3 3/31/2015	3,626,215	1,047,645	2,578,570	0	2,578,570
18	Summer Bend Apartments	1,347,120	1,713,280	85,746	0	1,627,534	95.7%	4/22/2015			TTM 2/28/2015	2,978,495	1,338,506	1,639,989	0	1,639,989
19	Baywoods of Annapolis	9,545,497	2,260,195	57,600	0	2,260,195	95.0%	4/20/2015
20	Rock Hill Hampton Inn	3,132,942	2,014,664	257,380	0	1,757,284	83.2%	3/31/2015	104	85	TTM 3/31/2015	5,311,408	3,140,922	2,170,486	0	2,170,486	105	88
21	Louisville Plaza	659,927	1,371,343	29,165	102,859	1,239,320	95.6%	4/30/2015			TTM 3/31/2015	1,798,394	430,009	1,368,384	0	1,368,384
22	Marquis Place	561,417	1,226,344	19,942	0	1,206,402	97.5%	4/22/2015			NAV	NAV	NAV	NAV	NAV	NAV
23	Riverside Technology Park A & B	486,259	1,619,646	32,956	168,170	1,418,521	82.4%	3/20/2015			TTM 3/31/2015	1,760,796	396,860	1,363,936	0	1,363,936
24	Maricopa Fiesta	649,584	1,174,124	21,375	77,034	1,075,714	90.6%	3/17/2015			TTM 2/28/2015	1,806,853	642,370	1,164,483	0	1,164,483
25	Dunwoody Place	566,719	1,137,804	20,611	51,527	1,065,667	96.5%	5/5/2015			Actual 2014	1,330,139	453,297	876,843	0	876,843
26	Jackson Square Apartments	640,294	1,162,800	29,120	0	1,133,680	98.8%	4/17/2015			Annualized 3 4/30/2015	1,890,376	594,940	1,295,436	0	1,295,436
27	Shops at Doral	454,131	1,160,211	4,176	34,500	1,121,535	100.0%	4/17/2015			TTM 2/28/2015	1,463,971	295,900	1,168,071	0	1,168,071
28	Solano Apartments	1,499,852	1,289,405	64,714	0	1,224,691	95.4%	4/30/2015			TTM 4/30/2015	2,634,421	1,420,781	1,213,639	64,714	1,148,925
29	Riverchase Apartments	918,222	959,618	54,000	0	905,618	95.4%	4/9/2015			TTM 3/31/2015	1,877,840	855,177	1,022,663	0	1,022,663
30	Old Mills	898,353	1,097,025	62,000	0	1,035,025	96.8%	3/18/2015			TTM 2/28/2015	2,012,771	833,168	1,179,603	0	1,179,603
31	Ozinus Realty Property Portfolio	1,011,471	1,755,798	68,927	248,077	1,438,793	99.6%	05/01/2015			Various	2,502,606	833,249	1,669,357	0	1,669,357
31.01	Shiloh Crossing	155,161	413,807	9,313	33,579	370,914	100.0%	05/01/2015			Annualized 8 3/31/2015	559,095	93,233	465,862	0	465,862
31.02	Texas Star	156,824	317,664	18,822	69,434	229,409	100.0%	05/01/2015			Annualized 8 3/31/2015	475,317	161,848	313,469	0	313,469
31.03	Pitney Bowes	157,955	243,247	18,622	33,040	191,585	100.0%	05/01/2015			Annualized 9 3/31/2015	402,356	120,238	282,118	0	282,118
31.04	Towne Crest Village	119,155	284,043	3,392	23,705	256,945	100.0%	05/01/2015			Actual 2014	240,399	94,037	146,362	0	146,362
31.05	Eagle Plaza	147,496	219,328	7,127	25,685	186,516	100.0%	05/01/2015			Actual 2014	311,628	122,980	188,649	0	188,649
31.06	Palmetto	138,168	148,553	7,580	37,962	103,012	100.0%	05/01/2015			Actual 2014	264,010	116,735	147,275	0	147,275
31.07	Hamlin	136,712	129,157	4,072	24,673	100,412	97.1%	05/01/2015			Actual 2014	249,802	124,179	125,623	0	125,623
32	Brickyard Square	907,077	2,882,333	17,376	69,502	2,795,455	99.1%	3/1/2015			TTM 3/31/2015	3,488,039	963,449	2,524,590	0	2,524,590
33	Dos Santos Apartments	911,869	1,070,790	68,500	0	1,002,290	91.6%	3/24/2015			TTM 3/31/2015	1,982,659	881,699	1,100,960	0	1,100,960
34	Villa Bella	2,284,659	1,076,732	35,840	0	1,040,892	93.0%	2/28/2015			TTM 3/31/2015	3,259,250	2,148,053	1,111,197	0	1,111,197
35	Bayview Office Building	1,008,575	1,054,065	32,950	141,216	879,899	100.0%	3/2/2015			TTM 2/28/2015	1,995,556	962,781	1,032,775	0	1,032,775
36	Casa Nube	1,509,409	1,016,636	111,900	0	904,736	98.4%	4/20/2015			TTM 5/31/2015	2,458,563	1,172,191	1,286,372	0	1,286,372
37	Homewood Suites - Tallahassee	2,212,590	1,403,060	144,626	0	1,258,434	81.5%	3/31/2015	128	100	TTM 3/31/2015	3,615,650	2,272,223	1,343,427	0	1,343,427	123	100
38	San Mateo Apartments	973,942	912,992	62,000	0	850,992	95.2%	3/24/2015			TTM 3/31/2015	1,812,815	942,826	869,989	0	869,989
39	Brittany Bay II	951,557	1,162,201	62,400	0	1,099,801	98.6%	3/18/2015			Actual 2014	2,116,556	936,577	1,179,979	62,400	1,117,579
40	Nexus Town Center	443,832	1,062,382	16,654	59,008	986,720	96.6%	4/1/2015			Actual 2014	1,540,322	425,731	1,114,591	0	1,114,591
41	Cathedral Place - Parking	627,582	957,159	47,000	0	910,159	97.8%	1/1/2015			Annualized 11 11/30/2014	1,485,645	360,716	1,124,928	46,533	1,078,395
42	Indiana Village	1,011,719	847,065	86,688	0	760,377	96.5%	3/11/2015			TTM 2/28/2015	1,858,784	1,029,028	829,756	0	829,756
43	Fahrens Park Plaza	282,657	952,050	17,547	59,165	875,338	93.2%	1/26/2015			TTM 1/31/2015	1,176,553	252,408	924,145	0	924,145
44	Causeway Corporate Centre	593,674	841,287	9,223	65,118	766,947	92.4%	5/1/2015			TTM 3/31/2015	1,465,176	496,664	968,512	0	968,512
45	TownePlace Suites St. George by Marriott	1,658,145	991,092	105,969	0	885,122	78.8%	2/28/2015	106	84	TTM 2/28/2015	2,460,351	1,548,914	911,437	98,414	813,023	106	84
46	IRG - Ellsworth Bailey Saratoga	551,872	921,454	52,807	58,933	809,714	100.0%	Various			NAV	NAV	NAV	NAV	NAV	NAV
46.01	Saratoga II	202,384	380,758	15,300	23,326	342,132	100.0%	6/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
46.02	Saratoga I	156,380	301,271	12,432	18,306	270,533	100.0%	6/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
46.03	Ellsworth Bailey Lordstown	193,107	239,426	25,075	17,301	197,049	100.0%	4/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
47	39-60 54th Street Owners, Inc.	1,692,074	3,113,926	41,800	0	3,113,926	95.0%	4/9/2015
48	Courtyard by Marriott - Shawnee	2,366,495	1,007,967	134,978	0	872,988	76.6%	10/31/2014	120	95	TTM 4/29/2015	3,207,829	2,270,918	936,911	128,313	808,598	120	95
49	Athens Gate Apartments	787,883	671,326	58,250	0	613,076	90.6%	3/24/2015			TTM 3/31/2015	1,471,855	758,964	712,891	0	712,891
50	Sand Pebble Apartments	1,048,205	726,181	52,000	0	674,181	92.3%	3/24/2015			TTM 3/31/2015	1,725,996	1,019,103	706,893	0	706,893
51	Trojan Storage of Oxnard	389,276	687,599	12,113	0	675,486	97.0%	4/22/2015			TTM 3/31/2015	1,058,440	349,500	708,940	0	708,940
52	CVS - Lynn, MA	5,649	559,205	1,290	0	557,915	100.0%	6/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
53	Gilbert Crossing	273,576	691,988	12,509	38,327	641,152	90.0%	1/31/2015			Actual 2014	960,412	273,149	687,263	0	687,263
54	1321 Harbor Bay Parkway	252,233	726,235	10,035	54,342	661,858	100.0%	6/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
55	Casa Cruz	1,195,491	700,567	78,600	0	621,967	90.5%	3/1/2015			TTM 2/28/2015	1,895,271	1,129,973	765,298	0	765,298
56	Best Western Plus - Windsor Gardens	1,367,980	774,619	85,704	0	688,915	61.9%	2/28/2015	108	65	TTM 2/28/2015	2,158,754	1,055,978	1,102,776	0	1,102,776	111	69
57	Oak Tree Plaza	191,754	528,309	2,976	8,266	517,067	100.0%	1/1/2015			TTM 2/28/2015	733,883	161,563	572,320	0	572,320
58	Peppertree Lane Apartments	777,643	611,648	46,200	0	565,448	97.6%	4/28/2015			TTM 2/28/2015	1,380,361	689,431	690,930	0	690,930
59	8211 Town Center Drive	258,008	572,707	13,880	44,027	514,800	100.0%	6/1/2015			TTM 3/31/2015	531,959	281,303	250,656	0	250,656
60	Staybridge Suites Indianapolis Airport	1,816,523	717,679	101,368	0	616,311	85.8%	1/31/2015	91	78	TTM 1/31/2015	2,534,202	1,811,179	723,024	101,368	621,656	91	78
61	Austin Heights Shopping Center	379,673	722,774	11,986	61,131	649,656	100.0%	4/30/2015			Actual 2014	1,108,424	340,220	768,204	0	768,204
62	Walgreens - Duncanville, TX	4,178	413,649	1,449	0	412,200	100.0%	6/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
63	Trojan Storage of Roseville	319,564	507,061	11,661	0	495,400	96.0%	4/22/2015			TTM 3/31/2015	800,376	330,587	469,788	0	469,788
64	Lakeside Plaza	397,725	745,294	62,573	32,145	650,575	89.0%	5/6/2015			TTM 3/31/2015	1,092,582	386,195	706,386	0	706,386
65	Green Acres MHP	355,214	520,617	10,600	0	510,017	88.7%	3/31/2015			TTM 4/30/2015	828,874	263,554	565,320	0	565,320
66	Mendicino Green Apartment Corp.	1,054,298	1,055,719	21,100	0	1,055,719	95.0%	3/16/2015
67	Walgreens - Richmond Heights	12,474	403,326	0	0	403,326	100.0%	6/1/2015			TTM 2/28/2015	420,000	0	420,000	0	420,000
68	Rivertown Center	343,615	554,030	12,175	71,244	470,611	86.6%	4/1/2015			Actual 2014	743,099	322,039	421,060	0	421,060
69	Bristol House, Inc.	670,348	971,317	14,400	0	971,317	95.0%	3/25/2015
70	Storaway Self Storage - Nashville	362,953	590,407	12,057	0	578,350	96.9%	3/31/2015			TTM 3/31/2015	1,001,227	363,845	637,382	0	637,382
71	Bella Luna / San Lucas	3,218,017	2,604,317	230,880	0	2,373,437	94.1%	1/13/2015			Actual 2014	5,379,741	3,076,963	2,302,778	0	2,302,778
72	Seacoast Self Storage	166,998	485,962	8,291	0	477,672	98.4%	3/2/2015			TTM 3/31/2015	654,278	122,650	531,628	0	531,628
73	230 Garth Road Owners, Inc.	3,786,269	4,382,211	51,750	0	4,382,211	95.0%	2/27/2015
74	Comfort Suites - Near the Galleria	1,186,773	553,351	69,605	0	483,746	73.4%	2/28/2015	107	77	TTM 2/28/2015	1,773,960	1,170,327	603,633	0	603,633	107	78
75	Sandstone Apartments	646,843	507,460	50,052	0	457,408	89.5%	2/1/2015			Actual 2014	1,031,853	615,796	416,057	0	416,057
76	Tieton Village	116,515	455,975	12,245	33,674	410,056	100.0%	3/31/2015			Actual 2014	557,472	92,229	465,243	0	465,243
77	Highland Terrace Housing Development Fund Corporation	819,700	877,703	26,400	0	877,703	95.0%	2/24/2015
78	Cooperstown Commons Shopping Center	319,156	448,390	8,362	27,874	412,154	97.6%	3/17/2015			TTM 1/31/2015	809,962	311,447	498,515	0	498,515
79	Lake Lucina Shopping Center	180,325	427,759	18,145	44,541	365,073	93.9%	3/31/2015			Actual 2013	618,870	197,108	421,762	0	421,762
80	Silver Bridge Plaza	261,284	445,359	38,435	40,379	366,545	87.8%	4/21/2015			Actual 2014	752,593	253,881	498,713	0	498,713
81	Karen Gardens Apartment Corp.	577,400	680,286	14,500	0	680,286	95.0%	3/10/2015
82	East Haven Self Storage	135,941	305,164	5,040	0	300,124	98.4%	3/17/2015			TTM 3/31/2015	440,724	113,886	326,838	0	326,838
83	Walgreens - Milwaukee	30,619	273,259	2,174	0	271,085	100.0%	6/1/2015			Actual 2014	312,024	21,503	290,521	0	290,521
A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Expenses ($)	U/W Net Operating Income ($)(6)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)(6)	Occupancy Rate(2)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
84	Haggen Food & Pharmacy	9,782	316,298	8,526	21,315	286,457	100.0%	6/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
85	Sycamore Terrace	230,815	275,088	3,268	14,080	257,740	100.0%	2/28/2015			TTM 2/28/2015	481,095	229,792	251,303	0	251,303
86	Ramona Plaza Shopping Center	187,979	318,310	9,948	21,461	286,901	85.3%	4/20/2015			TTM 3/31/2015	516,659	180,338	336,321	0	336,321
87	All A/C Self Storage	188,029	273,754	5,302	0	268,452	97.0%	5/13/2015			TTM 4/30/2015	461,701	108,365	353,336	0	353,336
88	Pecue MHC	190,127	282,302	7,000	0	275,302	93.6%	2/1/2015			TTM 2/28/2015	461,851	222,753	239,098	0	239,098
89	Regency Park Owners Corp.	645,029	790,477	13,600	0	790,477	95.0%	4/3/2015
90	Storaway Self Storage - Deltona II	314,324	358,123	10,384	0	347,740	95.6%	3/31/2015			TTM 3/31/2015	672,308	291,557	380,751	0	380,751
91	Lakewood Place Shopping Center	90,957	288,187	5,068	17,369	265,750	100.0%	4/17/2015			TTM 3/31/2015	305,762	72,150	233,612	0	233,612
92	Hacienda Heights Apartments	132,371	293,705	13,425	0	280,280	100.0%	4/3/2015			TTM 3/31/2015	437,429	133,245	304,184	0	304,184
93	Nagle House, Inc.	2,037,000	1,440,038	47,000	0	1,440,038	95.0%	4/21/2014
94	Walgreens - Warrensburg, MO	2,891	286,169	1,449	0	284,720	100.0%	6/1/2015			Actual 2014	298,000	0	298,000	0	298,000
95	230 Tenants Corporation	1,376,600	930,855	13,400	0	930,855	96.0%	4/16/2015
96	Shackelford Center	210,798	320,081	9,927	27,377	282,777	97.4%	3/25/2015			Actual 2014	465,177	111,658	353,519	0	353,519
97	De La Cruz Professional Center	116,579	333,627	5,596	23,180	304,851	100.0%	4/22/2015			TTM 4/28/2015	491,045	85,294	405,751	0	405,751
98	Folcroft Self Storage	209,249	301,385	6,803	0	294,582	95.3%	3/23/2015			TTM 3/31/2015	510,634	176,818	333,816	0	333,816
99	Storaway Self Storage - Palm Bay	292,725	354,667	10,253	0	344,414	95.3%	3/31/2015			TTM 3/31/2015	650,230	273,316	376,914	0	376,914
100	Bowen Tower Apartments	418,252	317,591	43,856	0	273,736	96.7%	4/1/2015			Annualized 8 8/27/2014	758,028	350,891	407,137	0	407,137
101	321 West 90th St. Owners Corp.	606,900	1,661,608	11,700	0	1,661,608	95.0%	2/17/2015
102	West Friendship Shopping Center	119,533	247,004	3,343	9,166	234,496	95.2%	5/15/2015			Actual 2014	530,006	162,681	367,325	0	367,325
103	Crestview Self Storage	262,522	306,532	8,946	0	297,586	80.5%	3/17/2015			TTM 3/31/2015	564,875	216,073	348,801	0	348,801
104	Denn Owners Corporation	658,084	474,439	11,100	0	474,439	95.0%	11/25/2014
105	Moundsville Plaza	170,064	299,554	21,070	27,738	250,746	100.0%	4/17/2015			Actual 2014	462,897	175,827	287,070	0	287,070
106	Storaway Self Storage- Deltona I	200,202	259,231	6,616	0	252,615	95.4%	3/31/2015			TTM 3/31/2015	459,482	189,559	269,923	0	269,923
107	Sedona Peak Apartments	303,826	277,675	23,256	0	254,419	92.1%	3/21/2015			TTM 3/31/2015	581,501	294,101	287,400	0	287,400
108	Sea Breeze Town Houses Owners, Inc.	156,218	336,262	3,800	0	336,262	95.0%	3/24/2015
109	Willow Lake Shops	56,529	204,097	4,859	14,091	185,147	100.0%	3/9/2015			Annualized 10 10/31/2014	276,064	23,812	252,252	0	252,252
110	Wickham Park Commons	132,877	181,997	3,044	12,672	166,281	83.5%	2/28/2015			Actual 2014	223,806	133,952	89,854	0	89,854
111	Crown Pointe Plaza	189,258	276,495	10,492	29,182	236,821	93.6%	3/31/2015			Actual 2014	344,904	188,540	156,364	12,092	144,272
112	Hartsdale Executive House, Inc.	816,200	1,031,401	22,000	0	1,031,401	96.0%	2/27/2015
113	25 Chapel Corp.	515,400	806,647	14,300	0	806,647	96.0%	3/25/2015
114	Market Place Village	65,292	202,141	2,189	13,864	186,087	91.4%	12/31/2014			Actual 2014	242,074	73,291	168,783	90,132	78,650
115	Kingstowne Shops	123,470	195,245	4,898	19,415	170,932	93.1%	1/19/2015			TTM 2/28/2015	307,801	126,123	181,678	0	181,678
116	109-111 N. Broadway Apt. Corp.	605,053	570,477	10,400	0	570,477	95.0%	1/12/2015
117	40 Prospect Park West Owners Corp.	852,514	1,722,144	8,400	0	1,722,144	95.0%	4/15/2015
118	Shops of Orland Park	145,976	192,683	7,149	16,580	168,954	90.5%	4/1/2015			TTM 2/28/2015	329,097	134,829	194,268	0	194,268
119	Victorville Retail Center	144,319	326,122	2,323	15,643	308,156	82.8%	2/1/2015			TTM 2/28/2015	525,409	138,713	386,696	0	386,696
120	6 West 20th St. Tenants Corp.	579,285	1,788,957	11,350	0	1,788,957	93.8%	1/22/2015
121	50-22 Owners Ltd.	325,150	537,885	7,440	0	537,885	95.0%	12/12/2014
122	585 McLean Owners, Inc.	358,200	286,216	12,900	0	286,216	95.0%	3/11/2015
123	12 West 17th St. Tenants' Corp.	494,500	1,063,784	7,600	0	1,063,784	94.9%	12/15/2014
124	Gillespie Field Business Park	97,973	124,669	3,340	8,790	112,539	100.0%	5/1/2015			TTM 3/31/2015	170,227	80,723	89,505	0	89,505
125	Waters at West End, Inc.	379,900	510,212	9,800	0	510,212	96.0%	1/30/2015
126	Jones St. Owners Corporation	234,500	670,974	4,000	0	670,974	94.7%	10/28/2014
127	Big Lots Plaza	91,839	208,483	14,878	32,875	160,730	97.8%	4/23/2015			Actual 2014	302,925	88,411	214,514	0	214,514
128	30 Bond Street Owners Corp.	112,950	666,582	3,500	0	666,582	95.0%	12/23/2014
129	166 West 76th Apartment Corp.	469,050	931,212	7,100	0	931,212	95.0%	2/19/2015
130	Hanna Shoppes	65,679	120,128	5,982	9,335	104,811	100.0%	4/6/2015			Actual 2013	199,285	64,621	134,664	0	134,664
131	Carroll Gardens Owners, Corp.	309,000	253,806	8,000	0	253,806	95.0%	3/30/2015
132	170 East 92nd Street Owners, Inc.	231,750	400,186	3,900	0	400,186	97.0%	4/1/2015
133	17 Warren Street Tenants Corporation	165,900	300,398	2,400	0	300,398	95.0%	12/17/2014

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)
1	Hutchinson Metro Center I	Actual 2013	14,575,291	5,419,876	9,155,415	0	9,155,415			Actual 2012	13,997,198	5,043,300	8,953,898	0	8,953,898			N
2	Cathedral Place	Actual 2013	6,927,787	2,737,621	4,190,167	0	4,190,167			Actual 2012	6,505,645	2,683,756	3,821,889	0	3,821,889			N
3	150 Royall Street	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
4	WPC Self Storage Portfolio VII	Actual 2014	5,648,201	2,034,865	3,613,336	0	3,613,336			Various	5,049,437	1,989,813	3,059,624	0	3,059,624			N
4.01	Extra Space Louisville KY	Actual 2014	1,070,997	199,684	871,313	0	871,313			Actual 2013	1,038,677	180,239	858,438	0	858,438			N
4.02	Extra Space Las Vegas NV	Actual 2014	810,032	229,881	580,151	0	580,151			Actual 2013	812,417	237,687	574,730	0	574,730			N
4.03	CubeSmart Joan Panama City Beach FL	Actual 2014	694,122	318,979	375,143	0	375,143			Actual 2013	502,183	293,588	208,595	0	208,595			N
4.04	CubeSmart Tallahassee FL	Actual 2014	804,196	313,922	490,274	0	490,274			TTM 4/30/2014	738,741	261,906	476,835	0	476,835			N
4.05	Extra Space Lady Lake FL	Actual 2014	644,404	269,334	375,070	0	375,070			Actual 2013	492,151	321,777	170,374	0	170,374			N
4.06	CubeSmart Crystal Lake IL	Actual 2014	489,733	199,940	289,793	0	289,793			Actual 2013	411,576	169,526	242,050	0	242,050			N
4.07	CubeSmart Hutchinson Panama City Beach FL	Actual 2014	405,578	189,023	216,555	0	216,555			Actual 2013	400,182	177,077	223,106	0	223,106			N
4.08	Extra Space Lilburn GA	Actual 2014	419,345	155,654	263,691	0	263,691			Actual 2013	377,588	199,596	177,992	0	177,992			N
4.09	Extra Space Stockbridge GA	Actual 2014	309,795	158,448	151,347	0	151,347			Actual 2013	275,922	148,417	127,505	0	127,505			N
5	Queens' MarketPlace	Actual 2014	6,965,088	3,798,634	3,166,454	0	3,166,454			Actual 2013	6,389,044	3,771,353	2,617,691	0	2,617,691			N
6	El Sol Brillante and Laguna Del Sol Apartments	Actual 2014	5,614,881	2,796,427	2,818,454	0	2,818,454			Actual 2013	3,907,266	2,945,829	961,437	0	961,437			N
6.01	Laguna Del Sol Apartments	Actual 2014	2,756,723	1,329,514	1,427,209	0	1,427,209			Actual 2013	1,944,174	1,341,518	602,656	0	602,656			N
6.02	El Sol Brillante Apartments	Actual 2014	2,858,158	1,466,913	1,391,245	0	1,391,245			Actual 2013	1,963,092	1,604,311	358,781	0	358,781			N
7	Country Club Center	Actual 2013	2,868,541	1,067,255	1,801,286	0	1,801,286			Actual 2012	2,978,310	1,014,284	1,964,026	0	1,964,026			N
8	Parkway Crossing East Shopping Center	Actual 2013	2,655,687	656,226	1,999,461	0	1,999,461			Actual 2012	2,758,921	680,210	2,078,711	0	2,078,711			N
9	Olmsted Plaza Shopping Center	Actual 2013	4,198,846	1,472,934	2,725,912	0	2,725,912			Actual 2012	4,378,847	1,418,578	2,960,269	0	2,960,269			N
10	Hall Office Park	Actual 2013	3,172,555	1,457,041	1,715,514	0	1,715,514			Actual 2012	2,749,175	1,375,807	1,373,368	0	1,373,368			N
11	Dulles North Corporate Parks	Actual 2014	3,949,450	899,321	3,050,129	0	3,050,129			Actual 2013	3,836,125	836,908	2,999,217	0	2,999,217			N
11.01	Dulles North Corporate Park 5	Actual 2014	2,027,530	422,847	1,604,683	0	1,604,683			Actual 2013	1,923,572	380,022	1,543,550	0	1,543,550			N
11.02	Dulles North Corporate Park 2	Actual 2014	1,921,920	476,474	1,445,446	0	1,445,446			Actual 2013	1,912,553	456,886	1,455,667	0	1,455,667			N
12	Coastal Village Apartments	Actual 2014	4,748,292	2,561,463	2,186,829	0	2,186,829			Actual 2013	4,465,826	2,266,606	2,199,220	0	2,199,220			N
13	Foothills Park Place	Actual 2014	2,951,950	776,016	2,175,933	0	2,175,933			Actual 2013	3,369,671	826,524	2,543,147	0	2,543,147			N
14	Smiths Medical	Actual 2014	2,352,293	1,524,960	827,333	0	827,333			Actual 2013	2,243,741	1,728,479	515,262	0	515,262			N
15	Hunterstone Apartments	Actual 2014	2,581,622	956,225	1,625,397	0	1,625,397			Actual 2013	2,503,966	947,436	1,556,530	0	1,556,530			N
16	Magnolia Marketplace																	N
17	Norfolk Commerce Park	Actual 2014	3,619,888	1,361,284	2,258,604	0	2,258,604			Actual 2013	3,477,494	1,304,919	2,172,575	0	2,172,575			Y
18	Summer Bend Apartments	Actual 2014	2,950,999	1,335,036	1,615,963	0	1,615,963			Actual 2013	2,794,513	1,276,689	1,517,824	0	1,517,824			N
19	Baywoods of Annapolis																	N
20	Rock Hill Hampton Inn	Actual 2014	5,147,607	3,065,991	2,081,615	0	2,081,615	104	85	Actual 2013	4,598,663	2,723,583	1,875,080	0	1,875,080	98	76	N
21	Louisville Plaza	Actual 2014	1,804,409	624,290	1,180,119	0	1,180,119			Actual 2013	1,653,461	721,019	932,442	0	932,442			N
22	Marquis Place																	N
23	Riverside Technology Park A & B	Actual 2014	1,836,031	394,800	1,441,231	0	1,441,231			Actual 2013	622,350	348,093	274,257	0	274,257			N
24	Maricopa Fiesta	Actual 2014	1,838,632	645,398	1,193,234	0	1,193,234			Actual 2013	1,869,245	646,405	1,222,840	0	1,222,840			N
25	Dunwoody Place	Actual 2013	1,626,534	526,945	1,099,589	0	1,099,589			Actual 2012	1,231,817	296,172	935,645	0	935,645			N
26	Jackson Square Apartments	Actual 2013	1,662,251	811,049	851,202	0	851,202			Actual 2012	1,655,295	771,050	884,245	0	884,245			N
27	Shops at Doral	Actual 2014	1,443,896	343,593	1,100,303	0	1,100,303			Actual 2013	1,304,970	226,470	1,078,500	10,014	1,068,487			N
28	Solano Apartments	Actual 2014	2,329,704	1,291,871	1,037,833	0	1,037,833			Actual 2013	2,420,265	1,443,398	976,867	0	976,867			N
29	Riverchase Apartments	Actual 2014	1,874,187	871,058	1,003,129	0	1,003,129			Actual 2013	1,807,827	892,955	914,872	0	914,872			N
30	Old Mills	Actual 2014	1,970,988	844,877	1,126,111	0	1,126,111			Actual 2013	1,918,840	827,137	1,091,703	0	1,091,703			N
31	Ozinus Realty Property Portfolio	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.01	Shiloh Crossing	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.02	Texas Star	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.03	Pitney Bowes	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.04	Towne Crest Village	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.05	Eagle Plaza	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.06	Palmetto	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.07	Hamlin	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
32	Brickyard Square	Actual 2014	3,447,520	865,439	2,582,081	0	2,582,081			Actual 2013	2,561,361	790,925	1,770,435	0	1,770,435			N
33	Dos Santos Apartments	Actual 2014	1,985,075	900,605	1,084,469	0	1,084,469			Actual 2013	1,990,853	966,844	1,024,009	0	1,024,009			N
34	Villa Bella	Actual 2014	3,195,968	2,158,191	1,037,777	0	1,037,777			Actual 2013	3,033,349	2,243,508	789,841	0	789,841			N
35	Bayview Office Building	Actual 2014	1,961,222	1,034,265	926,958	0	926,958			Actual 2013	1,640,396	896,991	743,405	0	743,405			N
36	Casa Nube	Actual 2014	2,385,458	1,168,084	1,217,374	0	1,217,374			Actual 2013	1,818,691	1,278,729	539,961	0	539,961			N
37	Homewood Suites - Tallahassee	Actual 2014	3,461,725	2,209,645	1,252,080	0	1,252,080	120	96	Actual 2013	3,129,809	2,099,793	1,030,016	0	1,030,016	110	84	N
38	San Mateo Apartments	Actual 2014	1,772,813	934,432	838,382	0	838,382			Actual 2013	1,887,951	1,039,115	848,836	0	848,836			N
39	Brittany Bay II	Actual 2013	2,009,174	841,421	1,167,753	62,400	1,105,353			Actual 2012	1,899,564	909,719	989,845	62,400	927,445			N
40	Nexus Town Center	Actual 2013	1,473,040	418,527	1,054,513	0	1,054,513			Actual 2012	1,419,671	399,872	1,019,799	0	1,019,799			N
41	Cathedral Place - Parking	Actual 2013	1,444,694	320,139	1,124,555	0	1,124,555			Actual 2012	1,362,600	315,110	1,047,490	0	1,047,490			N
42	Indiana Village	Actual 2014	1,786,859	1,010,225	776,634	0	776,634			Actual 2013	1,609,240	991,001	618,239	0	618,239			N
43	Fahrens Park Plaza	Actual 2014	1,149,775	248,129	901,646	0	901,646			Actual 2013	1,010,526	231,350	779,176	0	779,176			N
44	Causeway Corporate Centre	Actual 2013	1,445,911	520,004	925,907	0	925,907			Actual 2012	1,388,020	533,115	854,905	0	854,905			N
45	TownePlace Suites St. George by Marriott	Actual 2013	2,472,315	1,464,870	1,007,445	97,022	910,423	99	76	Actual 2012	2,107,608	1,385,768	721,839	84,304	637,535	89	67	N
46	IRG - Ellsworth Bailey Saratoga	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
46.01	Saratoga II	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
46.02	Saratoga I	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
46.03	Ellsworth Bailey Lordstown	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
47	39-60 54th Street Owners, Inc.																	N
48	Courtyard by Marriott - Shawnee	Actual 2014	3,235,321	2,229,566	1,005,755	129,413	876,342	119	91	Actual 2013	2,857,923	2,021,614	836,309	104,420	731,889	119	79	N
49	Athens Gate Apartments	Actual 2014	1,495,183	753,734	741,449	0	741,449			Actual 2013	1,568,019	838,412	729,607	0	729,607			N
50	Sand Pebble Apartments	Actual 2014	1,719,243	1,006,452	712,791	0	712,791			Actual 2013	1,800,049	1,017,809	782,240	0	782,240			N
51	Trojan Storage of Oxnard	Actual 2014	1,031,344	418,068	613,277	0	613,277			Actual 2013	902,649	394,291	508,358	0	508,358			N
52	CVS - Lynn, MA	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
53	Gilbert Crossing	Actual 2013	931,679	276,667	655,012	0	655,012			NAV	NAV	NAV	NAV	NAV	NAV			N
54	1321 Harbor Bay Parkway	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
55	Casa Cruz	Actual 2014	1,860,768	1,117,166	743,602	0	743,602			Actual 2013	1,692,640	1,066,476	626,164	0	626,164			N
56	Best Western Plus - Windsor Gardens	Actual 2014	2,028,126	1,016,966	1,011,160	0	1,011,160	106	65	Actual 2013	1,058,878	807,211	251,667	0	251,667	88	34	N
57	Oak Tree Plaza	Actual 2014	735,417	178,466	556,951	0	556,951			Actual 2013	617,102	165,125	451,977	0	451,977			N
58	Peppertree Lane Apartments	Actual 2014	1,370,831	684,490	686,341	0	686,341			Actual 2013	1,337,711	692,574	645,137	0	645,137			N
59	8211 Town Center Drive	Actual 2014	333,493	274,440	59,053	0	59,053			NAV	NAV	NAV	NAV	NAV	NAV			N
60	Staybridge Suites Indianapolis Airport	Actual 2014	2,535,248	1,819,291	715,956	101,410	614,546	91	78	Actual 2013	2,306,833	1,733,238	573,596	92,273	481,323	89	71	N
61	Austin Heights Shopping Center	Actual 2013	1,076,743	320,784	755,959	0	755,959			Actual 2012	1,089,854	323,451	766,403	0	766,403			Y
62	Walgreens - Duncanville, TX	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
63	Trojan Storage of Roseville	Actual 2014	761,634	336,582	425,052	0	425,052			Actual 2013	657,608	322,988	334,621	0	334,621			N
64	Lakeside Plaza	Actual 2014	1,346,172	407,007	939,165	0	939,165			Actual 2013	1,161,183	385,356	775,827	0	775,827			N
65	Green Acres MHP	Actual 2014	771,825	312,169	459,656	0	459,656			Actual 2013	739,324	289,668	449,656	0	449,656			N
66	Mendicino Green Apartment Corp.																	N
67	Walgreens - Richmond Heights	Actual 2014	420,000	0	420,000	0	420,000			Actual 2013	420,000	0	420,000	0	420,000			N
68	Rivertown Center	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
69	Bristol House, Inc.																	N
70	Storaway Self Storage - Nashville	Actual 2014	983,060	371,057	612,003	0	612,003			Actual 2013	919,593	343,397	576,197	0	576,197			N
71	Bella Luna / San Lucas	Actual 2013	3,368,214	2,442,850	925,364	0	925,364			Annualized 9 12/31/2012	1,659,469	1,485,614	173,855	0	173,855			N
72	Seacoast Self Storage	Actual 2014	643,294	126,703	516,591	0	516,591			Actual 2013	625,314	117,235	508,079	0	508,079			N
73	230 Garth Road Owners, Inc.																	N
74	Comfort Suites - Near the Galleria	Actual 2013	1,628,062	1,138,799	489,263	0	489,263	97	72	Actual 2012	1,346,477	1,000,137	346,341	0	346,341	90	58	N
75	Sandstone Apartments	Annualized 6 12/31/2013	771,814	520,488	251,326	0	251,326			NAV	NAV	NAV	NAV	NAV	NAV			N
76	Tieton Village	Actual 2013	556,823	86,403	470,420	0	470,420			Actual 2012	531,179	85,229	445,949	0	445,949			N
77	Highland Terrace Housing Development Fund Corporation																	N
78	Cooperstown Commons Shopping Center	Actual 2014	805,945	303,764	502,182	0	502,182			Actual 2013	782,635	278,836	503,798	0	503,798			N
79	Lake Lucina Shopping Center	Actual 2012	646,460	198,597	447,863	3,662	444,201			Actual 2011	629,360	204,228	425,132	0	425,132			N
80	Silver Bridge Plaza	Actual 2013	692,148	237,967	454,181	0	454,181			Actual 2012	681,766	204,547	477,218	0	477,218			N
81	Karen Gardens Apartment Corp.																	N
82	East Haven Self Storage	Actual 2014	429,259	110,914	318,345	0	318,345			Actual 2013	412,226	105,709	306,517	0	306,517			N
83	Walgreens - Milwaukee	Actual 2013	319,429	11,270	308,159	0	308,159			Actual 2012	336,752	0	336,752	0	336,752			N

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)
84	Haggen Food & Pharmacy	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
85	Sycamore Terrace	Actual 2014	477,298	228,373	248,924	0	248,924			Actual 2013	511,044	238,082	272,961	0	272,961			N
86	Ramona Plaza Shopping Center	Actual 2014	522,322	190,588	331,734	0	331,734			Actual 2013	495,863	194,621	301,242	0	301,242			N
87	All A/C Self Storage	Actual 2014	456,312	136,852	319,460	0	319,460			Actual 2013	445,083	129,869	315,214	0	315,214			N
88	Pecue MHC	Actual 2014	451,143	208,484	242,659	0	242,659			Actual 2013	449,454	201,524	247,930	0	247,930			N
89	Regency Park Owners Corp.																	N
90	Storaway Self Storage - Deltona II	Actual 2014	641,797	288,176	353,620	0	353,620			Actual 2013	587,648	311,456	276,192	0	276,192			N
91	Lakewood Place Shopping Center	Actual 2014	313,496	66,325	247,171	0	247,171			Actual 2013	378,732	60,209	318,523	0	318,523			N
92	Hacienda Heights Apartments	Actual 2014	428,903	127,668	301,235	0	301,235			Actual 2013	423,491	147,862	275,629	0	275,629			N
93	Nagle House, Inc.																	N
94	Walgreens - Warrensburg, MO	Actual 2013	298,000	0	298,000	0	298,000			Actual 2012	298,000	0	298,000	0	298,000			N
95	230 Tenants Corporation																	N
96	Shackelford Center	Actual 2013	437,862	103,154	334,708	0	334,708			Actual 2012	400,646	84,010	316,636	0	316,636			N
97	De La Cruz Professional Center	Actual 2014	491,045	82,199	408,846	0	408,846			Actual 2013	457,256	63,787	393,469	0	393,469			N
98	Folcroft Self Storage	Actual 2014	501,418	176,205	325,213	0	325,213			Actual 2013	475,567	169,103	306,464	0	306,464			N
99	Storaway Self Storage - Palm Bay	Actual 2014	636,057	275,483	360,575	0	360,575			Actual 2013	601,723	268,640	333,084	0	333,084			N
100	Bowen Tower Apartments	Actual 2013	741,567	364,452	377,115	0	377,115			Actual 2012	678,953	354,581	324,372	0	324,372			N
101	321 West 90th St. Owners Corp.																	N
102	West Friendship Shopping Center	Actual 2013	389,975	114,937	275,038	0	275,038			Actual 2012	386,551	144,234	242,317	0	242,317			N
103	Crestview Self Storage	Actual 2014	538,760	209,399	329,362	0	329,362			Actual 2013	501,825	199,742	302,083	0	302,083			N
104	Denn Owners Corporation																	N
105	Moundsville Plaza	Actual 2013	437,013	173,224	263,788	0	263,788			Actual 2012	443,115	154,125	288,990	0	288,990			N
106	Storaway Self Storage- Deltona I	Actual 2014	442,611	192,137	250,474	0	250,474			Actual 2013	424,596	196,809	227,787	0	227,787			N
107	Sedona Peak Apartments	Actual 2014	574,664	296,142	278,522	0	278,522			Actual 2013	587,132	321,995	265,137	0	265,137			N
108	Sea Breeze Town Houses Owners, Inc.																	N
109	Willow Lake Shops	Actual 2013	262,122	41,871	220,251	0	220,251			Actual 2012	265,023	43,698	221,324	0	221,324			N
110	Wickham Park Commons	Actual 2013	212,161	117,511	94,651	0	94,651			NAV	NAV	NAV	NAV	NAV	NAV			N
111	Crown Pointe Plaza	Actual 2013	338,238	198,978	139,260	0	139,260			Actual 2012	377,804	156,668	221,136	10,755	210,381			N
112	Hartsdale Executive House, Inc.																	N
113	25 Chapel Corp.																	N
114	Market Place Village	Actual 2013	234,238	51,401	182,837	15,535	167,302			Actual 2012	185,878	45,183	140,696	15,230	125,465			N
115	Kingstowne Shops	Actual 2014	306,837	126,857	179,980	0	179,980			Actual 2013	324,661	120,898	203,763	0	203,763			N
116	109-111 N. Broadway Apt. Corp.																	N
117	40 Prospect Park West Owners Corp.																	N
118	Shops of Orland Park	Actual 2014	330,667	137,770	192,897	0	192,897			Actual 2013	351,297	137,985	213,312	0	213,312			N
119	Victorville Retail Center	Actual 2014	553,703	141,445	412,258	0	412,258			Actual 2013	624,608	129,296	495,312	0	495,312			N
120	6 West 20th St. Tenants Corp.																	N
121	50-22 Owners Ltd.																	N
122	585 McLean Owners, Inc.																	N
123	12 West 17th St. Tenants' Corp.																	N
124	Gillespie Field Business Park	Actual 2014	159,344	86,152	73,193	0	73,193			Actual 2013	280,209	90,094	190,116	0	190,116			N
125	Waters at West End, Inc.																	N
126	Jones St. Owners Corporation																	N
127	Big Lots Plaza	Actual 2013	249,272	84,815	164,457	0	164,457			Actual 2012	292,843	91,268	201,575	0	201,575			N
128	30 Bond Street Owners Corp.																	N
129	166 West 76th Apartment Corp.																	N
130	Hanna Shoppes	Actual 2012	198,274	58,019	140,255	0	140,255			NAV	NAV	NAV	NAV	NAV	NAV			N
131	Carroll Gardens Owners, Corp.																	N
132	170 East 92nd Street Owners, Inc.																	N
133	17 Warren Street Tenants Corporation																	N

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Largest Tenant Name(6)(7)(8)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(2)(6)(7)(9)(10)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(6)(7)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	Hutchinson Metro Center I	Mercy College	125,522	29.7%	2/27/2024	Administration of Children Services	63,462	15.0%	3/31/2027	NYC Housing Authority	62,977	14.9%	3/31/2026
2	Cathedral Place	Whyte Hirschboeck Dudek S.C.	93,859	42.7%	11/30/2020	Executive Director, Inc.	51,853	23.6%	06/30/2030	Deloitte & Touche USA, LLP	37,476	17.1%	10/31/2024
3	150 Royall Street	CB&I	188,857	72.8%	1/31/2023	OneBeacon	41,185	15.9%	3/31/2025	Gray, Gray & Gray	29,299	11.3%	4/1/2030
4	WPC Self Storage Portfolio VII
4.01	Extra Space Louisville KY
4.02	Extra Space Las Vegas NV
4.03	CubeSmart Joan Panama City Beach FL
4.04	CubeSmart Tallahassee FL
4.05	Extra Space Lady Lake FL
4.06	CubeSmart Crystal Lake IL
4.07	CubeSmart Hutchinson Panama City Beach FL
4.08	Extra Space Lilburn GA
4.09	Extra Space Stockbridge GA
5	Queens' MarketPlace	Island Gourmet Markets	23,627	18.0%	4/30/2021	Sansei Seafood	6,263	4.8%	4/30/2018	Romano's Macaroni Grill	6,196	4.7%	11/30/2018
6	El Sol Brillante and Laguna Del Sol Apartments
6.01	Laguna Del Sol Apartments
6.02	El Sol Brillante Apartments
7	Country Club Center	Wells Fargo Advisors	15,460	23.8%	11/30/2018	Cabi Developers	14,535	22.4%	2/28/2030	Turnberry Residential	12,957	19.9%	2/28/2030
8	Parkway Crossing East Shopping Center	Bed Bath & Beyond	35,070	24.5%	1/31/2020	Babies R Us -- Leased Fee	30,000	20.9%	1/31/2020	Michaels	23,982	16.7%	2/29/2020
9	Olmsted Plaza Shopping Center	Value City Furniture	50,290	19.7%	1/31/2026	HHGREGG	31,800	12.4%	8/1/2021	ALDI	16,785	6.6%	9/30/2024
10	Hall Office Park	FiServ Solutions, Inc.	49,792	34.9%	4/30/2019	Levi Strauss & Co.	17,457	12.2%	3/31/2017	Century Payments	14,463	10.1%	4/1/2018
11	Dulles North Corporate Parks	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
11.01	Dulles North Corporate Park 5	NTT Worldwide Telecommunications	80,391	100.0%	2/29/2020
11.02	Dulles North Corporate Park 2	Asurion/National Electronics Warranty	25,460	32.1%	7/31/2016	US Customs	23,535	29.7%	2/14/2017	1000 Sully Road, LLC	20,056	25.3%	5/31/2027
12	Coastal Village Apartments
13	Foothills Park Place	Goodwill	22,565	17.0%	11/30/2029	Peter Piper Pizza	14,000	10.6%	3/31/2018	Fedex Kinko's	7,000	5.3%	9/30/2018
14	Smiths Medical	Smiths Medical ASD	99,977	54.9%	1/31/2028	Brocade Communications	44,846	24.6%	12/31/2015	Stanley Convergent	37,427	20.5%	5/31/2021
15	Hunterstone Apartments
16	Magnolia Marketplace	TJ Maxx	22,490	23.1%	03/31/2025	Ross Dress For Less	22,001	22.6%	1/31/2026	Michaels	19,754	20.3%	03/31/2025
17	Norfolk Commerce Park	URS Federal Services, Inc.	47,489	14.3%	04/30/2020	Federal Express Corp.	42,000	12.7%	05/31/2018	ITT Education Services, Inc.	39,828	12.0%	09/30/2018
18	Summer Bend Apartments
19	Baywoods of Annapolis
20	Rock Hill Hampton Inn
21	Louisville Plaza	King Soopers	74,865	38.5%	5/20/2017	Hobby Lobby	60,000	30.9%	8/31/2018	Arc Thrift Store	31,565	16.2%	10/31/2020
22	Marquis Place
23	Riverside Technology Park A & B	Wells Fargo	62,418	37.7%	11/30/2019	Frederick Classical Charter School	39,120	23.6%	6/30/2021	AT&T Corp	12,840	7.8%	2/29/2016
24	Maricopa Fiesta	Bashas'-Post Petitio	54,434	58.6%	7/31/2026	Native Grill	5,491	5.9%	7/31/2022	Great Wall Chinese C	2,730	2.9%	9/30/2019
25	Dunwoody Place	Publix Super Markets Inc.	56,763	55.1%	4/30/2020	YF Dunwoody Inc.	12,320	12.0%	12/31/2024	Spring Communications Holding, Inc.	4,200	4.1%	1/31/2020
26	Jackson Square Apartments
27	Shops at Doral	Bank of America	4,515	16.2%	7/1/2028	Wine and Spirits Emporium	2,800	10.1%	10/31/2018	La Fontana D'Orazio, LLC	2,650	9.5%	2/28/2018
28	Solano Apartments
29	Riverchase Apartments
30	Old Mills
31	Ozinus Realty Property Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
31.01	Shiloh Crossing	CSA America, Inc.	29,850	41.7%	12/31/2021	Select Sport America	19,800	27.6%	12/31/2017	Dan Desnet & Associates	9,950	13.9%	12/31/2018
31.02	Texas Star	Top Prospects Academy of TX	13,982	17.8%	01/31/2018	Empire Precision Machining	11,969	15.3%	9/30/2017	NexCourt	7,089	9.0%	05/31/2015
31.03	Pitney Bowes	Pitney Bowes Inc.	71,389	77.0%	06/30/2016	ProToyz Inc	21,270	23.0%	05/31/2016
31.04	Towne Crest Village	Staffing Connections, LLC	3,765	18.9%	04/30/2020	Dr. Scott Brown Family Dentistry	3,600	18.0%	09/30/2015	Dr. Dan Gerhardt	2,051	10.3%	09/30/2015
31.05	Eagle Plaza	Dunleavy Investments LLC	3,420	11.5%	04/30/2016	Get A Grip Total Fitness, Inc.	3,056	10.3%	09/30/2015	Zico Cheng Karate, LLC	2,964	10.0%	05/31/2018
31.06	Palmetto	Diamond Glass and Aluminum	11,954	18.9%	4/30/2017	Hartshorn Custom Contracting South, LLC	6,750	10.7%	06/30/2015	Angel Norniella	4,560	7.2%	5/30/2016
31.07	Hamlin	Mass Defense Martial Arts	6,360	12.5%	08/31/2015	PCC Automotive Machine Shop	3,000	5.9%	11/30/2015	RPM Auto Traders, Inc.	3,000	5.9%	11/30/2015
32	Brickyard Square	Epping Cinemas LLC, D/B/A O'Neil Cinemas	29,577	17.0%	11/30/2037	Marshalls of MA, Inc.	23,000	13.2%	3/31/2022	Michaels Stores Inc.	16,832	9.7%	2/28/2023
33	Dos Santos Apartments
34	Villa Bella
35	Bayview Office Building	UAMC, Inc	41,178	43.7%	7/31/2019	Clarity Services	32,603	34.6%	8/31/2019	Community Care Health Network	20,363	21.6%	8/31/2017
36	Casa Nube
37	Homewood Suites - Tallahassee
38	San Mateo Apartments
39	Brittany Bay II
40	Nexus Town Center	Fresenius Medical Center	11,580	20.8%	12/31/2017	Fitness 19	8,600	15.4%	3/31/2021	Auto Zone	4,510	8.1%	2/28/2017
41	Cathedral Place - Parking	NML	438	46.5%	5/31/2018	WHD	217	23.1%	MTM	EDI	123	13.1%	MTM
42	Indiana Village
43	Fahrens Park Plaza	Merced County CPS	21,325	24.3%	2/1/2017	ASPIRAnet	12,000	13.7%	6/1/2019	Fitness Evolution	10,680	12.2%	2/1/2020
44	Causeway Corporate Centre	Fraser Yachts Florida, Inc.	11,921	25.9%	7/31/2021	Vitas Healthcare Corp of FL	8,652	18.8%	6/30/2016	Marsh USA, Inc.	4,197	9.1%	1/31/2016
45	TownePlace Suites St. George by Marriott
46	IRG - Ellsworth Bailey Saratoga	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
46.01	Saratoga II	Saint-Gobain Ceramics	102,000	100.0%	12/31/2025
46.02	Saratoga I	A.R.M. OPCO, Inc.	82,877	100.0%	4/30/2022
46.03	Ellsworth Bailey Lordstown	Mellace Family Brands	44,594	46.2%	6/30/2017	Hanes Companies, Inc.	36,128	37.5%	12/31/2017	ThyssenKrupp Materials NA, Inc	15,722	16.3%	12/3/2020
47	39-60 54th Street Owners, Inc.
48	Courtyard by Marriott - Shawnee
49	Athens Gate Apartments
50	Sand Pebble Apartments
51	Trojan Storage of Oxnard
52	CVS - Lynn, MA	CVS	12,900	100.0%	1/31/2040
53	Gilbert Crossing	The Burgundy Group, LLC	25,067	40.1%	7/31/2018	Meridian Bank	5,114	8.2%	2/28/2016	Tots Unlimited Daycare & Preschool	4,774	7.6%	6/30/2017
54	1321 Harbor Bay Parkway	Penumbra	50,177	100.0%	11/30/2029
55	Casa Cruz
56	Best Western Plus - Windsor Gardens
57	Oak Tree Plaza	Alamo Smiles	2,922	17.7%	1/23/2024	Salon Prive	2,020	12.2%	11/30/2015	UPS Store	1,380	8.3%	7/31/2021
58	Peppertree Lane Apartments
59	8211 Town Center Drive	Mariner Finance, LLC	69,401	100.0%	6/30/2026
60	Staybridge Suites Indianapolis Airport
61	Austin Heights Shopping Center	Goodwill Industries	16,560	27.6%	11/30/2019	Anna's Linens	12,507	20.9%	1/31/2019	Bamboo Asian Buffet	10,990	18.3%	10/31/2019
62	Walgreens - Duncanville, TX	Walgreens	14,490	100.0%	10/31/2089
63	Trojan Storage of Roseville
64	Lakeside Plaza	Schnucks	58,076	45.5%	4/30/2021	Sears	21,000	16.4%	12/31/2016	Club Fitness	14,400	11.3%	9/1/2018
65	Green Acres MHP
66	Mendicino Green Apartment Corp.
67	Walgreens - Richmond Heights	Walgreens	13,216	100.0%	6/30/2079
68	Rivertown Center	Planet Fitness	24,108	39.6%	12/31/2024	Hallmark	6,875	11.3%	2/28/2017	Platos Closet	4,000	6.6%	3/31/2020
69	Bristol House, Inc.
70	Storaway Self Storage - Nashville
71	Bella Luna / San Lucas
72	Seacoast Self Storage
73	230 Garth Road Owners, Inc.
74	Comfort Suites - Near the Galleria
75	Sandstone Apartments
76	Tieton Village	Jo-Ann Stores, Inc.	22,500	36.7%	1/31/2023	Tacoma Goodwill Industries	15,000	24.5%	4/17/2017	Hometown Ace Hardware	14,040	22.9%	11/14/2024
77	Highland Terrace Housing Development Fund Corporation
78	Cooperstown Commons Shopping Center	Tops PT, LLC	32,475	58.5%	12/31/2024	Family Dollar	7,000	12.6%	12/31/2018	First Community Care of Bassett	4,070	7.3%	12/31/2018
79	Lake Lucina Shopping Center	Save-A-Lot	17,761	32.3%	2/28/2018	Family Dollar	7,100	12.9%	6/30/2018	AutoZone	5,850	10.6%	10/31/2019
80	Silver Bridge Plaza	Tractor Supply	35,868	27.1%	9/30/2023	Big Lots	27,104	20.5%	1/31/2019	Goodwill Industries	14,000	10.6%	6/30/2015
81	Karen Gardens Apartment Corp.
82	East Haven Self Storage
83	Walgreens - Milwaukee	Walgreens	14,490	100.0%	5/31/2079

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Largest Tenant Name(6)(7)(8)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(2)(6)(7)(9)(10)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(6)(7)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
84	Haggen Food & Pharmacy	Haggen OpCo North, LLC	42,630	100.0%	2/28/2040
85	Sycamore Terrace	Pacific Dental Services	3,039	28.8%	11/26/2016	Panda Express, Inc.	2,448	23.2%	9/30/2026	Brandon Watts, Travis Watts, & Ryan Watts DBA: Submarina	1,215	11.5%	12/31/2016
86	Ramona Plaza Shopping Center	Elam's Hallmark	3,620	16.7%	1/31/2020	Nuevo Grill & Cantina	2,720	12.6%	8/31/2020	Amici Pizza & Pasta	2,700	12.5%	5/31/2018
87	All A/C Self Storage
88	Pecue MHC
89	Regency Park Owners Corp.
90	Storaway Self Storage - Deltona II
91	Lakewood Place Shopping Center	16 Bit	3,461	26.6%	10/31/2019	Avalon	1,900	14.6%	12/31/2018	Mobile	1,826	14.1%	4/30/2021
92	Hacienda Heights Apartments
93	Nagle House, Inc.
94	Walgreens - Warrensburg, MO	Walgreens	14,490	100.0%	9/30/2079
95	230 Tenants Corporation
96	Shackelford Center	Schnuck Markets, Inc.	45,960	92.6%	3/2/2022	Nephew's Grille	800	1.6%	6/30/2017	Edward D. Jones & Co	800	1.6%	9/30/2017
97	De La Cruz Professional Center	Max'D Out Fitness	11,400	40.7%	12/31/2018	Lee County Tax Collector	8,180	29.2%	12/31/2016	Beef O'Brady's	3,600	12.9%	5/31/2019
98	Folcroft Self Storage
99	Storaway Self Storage - Palm Bay
100	Bowen Tower Apartments
101	321 West 90th St. Owners Corp.
102	West Friendship Shopping Center	Dunkin Donuts	2,200	11.7%	10/31/2029	Dr. Thomas Sullivan	2,200	11.7%	10/31/2016	Friendship Liquors	2,200	11.7%	8/31/2022
103	Crestview Self Storage
104	Denn Owners Corporation
105	Moundsville Plaza	Busy Beaver	35,090	33.3%	8/31/2019	Goodwill	22,800	21.6%	8/31/2016	Save-A-Lot Foods	20,146	19.1%	2/28/2018
106	Storaway Self Storage- Deltona I
107	Sedona Peak Apartments
108	Sea Breeze Town Houses Owners, Inc.
109	Willow Lake Shops	Hancock Fabrics	11,964	49.2%	7/31/2020	Mattress Firm	8,131	33.5%	6/30/2021	Southern Flair	1,400	5.8%	1/31/2017
110	Wickham Park Commons	BugandBoo LLC	3,000	19.7%	8/8/2018	Purecigs, LLC	1,875	12.3%	2/28/2019	Starbucks Corporation	1,838	12.1%	7/31/2018
111	Crown Pointe Plaza	La Michoacana Meat Market	12,260	37.4%	7/31/2017	Cecil Whittaker's Pizzeria	3,000	9.1%	5/30/2020	The Frost National Bank	2,771	8.5%	12/31/2016
112	Hartsdale Executive House, Inc.
113	25 Chapel Corp.
114	Market Place Village	HN Real Estate Group	5,411	37.1%	10/31/2017	Sears Home Appliance Showroom	4,993	34.2%	10/31/2018	LabCorp	1,515	10.4%	1/28/2019
115	Kingstowne Shops	IHOP	4,640	19.9%	9/30/2017	Anand Bazaar	4,018	17.2%	1/31/2019	John Scarborough, Inc.	2,748	11.8%	11/30/2015
116	109-111 N. Broadway Apt. Corp.
117	40 Prospect Park West Owners Corp.
118	Shops of Orland Park	Bloomfield Florist Inc.	4,480	28.2%	2/28/2017	Rocco Vino's	4,000	25.2%	3/31/2020	Lord & Hunt Jewelers	1,633	10.3%	7/31/2017
119	Victorville Retail Center	Dept. of the Army	5,675	48.9%	1/29/2019	Sprint Spectrum, LP	2,500	21.5%	6/30/2020	GameStop Inc.	1,440	12.4%	2/28/2018
120	6 West 20th St. Tenants Corp.
121	50-22 Owners Ltd.
122	585 McLean Owners, Inc.
123	12 West 17th St. Tenants' Corp.
124	Gillespie Field Business Park	ThyssenKrup Elevator	9,001	51.2%	6/30/2020	Business Printing Co	4,448	25.3%	12/31/2021	Woman's Health & Rehab	4,131	23.5%	5/14/2017
125	Waters at West End, Inc.
126	Jones St. Owners Corporation
127	Big Lots Plaza	Big Lots	30,934	85.0%	1/31/2019	Fuji Sushi and Hibachi	2,000	5.5%	4/30/2024	Pipe Dreams	1,200	3.3%	7/31/2018
128	30 Bond Street Owners Corp.
129	166 West 76th Apartment Corp.
130	Hanna Shoppes	China Buffet	5,200	32.2%	1/15/2020	Laundry Bright	3,168	19.6%	11/30/2021	Papa Johns	1,625	10.1%	4/30/2016
131	Carroll Gardens Owners, Corp.
132	170 East 92nd Street Owners, Inc.
133	17 Warren Street Tenants Corporation

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(6)(7)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(2)(6)(7)(9)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %
1	Hutchinson Metro Center I	Visiting Nurse Service of NY	55,859	13.2%	11/30/2015	Internal Revenue Service	22,270	5.3%	1/25/2016	4/2/2015	4/2/2015
2	Cathedral Place	First Merit Bank	9,010	4.1%	11/14/2024	BW Holdings (d/b/a Wards)	6,528	3.0%	2/28/2018	01/09/2015	1/23/2015
3	150 Royall Street									2/25/2015	2/25/2015
4	WPC Self Storage Portfolio VII									Various	Various
4.01	Extra Space Louisville KY									3/17/2015	3/18/2015
4.02	Extra Space Las Vegas NV									4/3/2015	4/3/2015
4.03	CubeSmart Joan Panama City Beach FL									5/7/2015	5/13/2015
4.04	CubeSmart Tallahassee FL									1/26/2015	1/14/2015
4.05	Extra Space Lady Lake FL									1/5/2015	12/31/2014
4.06	CubeSmart Crystal Lake IL									4/2/2015	4/17/2015
4.07	CubeSmart Hutchinson Panama City Beach FL									2/4/2015	2/10/2015
4.08	Extra Space Lilburn GA									3/6/2015	3/6/2015
4.09	Extra Space Stockbridge GA									3/6/2015	3/6/2015
5	Queens’ MarketPlace	Quiksilver	4,392	3.4%	4/30/2021	Pacific Sunwear	4,000	3.1%	4/30/2018	4/3/2015	4/3/2015		4/4/2015	6.0%
6	El Sol Brillante and Laguna Del Sol Apartments									Various	4/20/2015
6.01	Laguna Del Sol Apartments									4/16/2015	4/20/2015
6.02	El Sol Brillante Apartments									4/14/2015	4/20/2015
7	Country Club Center	Trade Street Residential	5,845	9.0%	7/31/2016	Trafalgar Capital Advisors	5,065	7.8%	1/31/2017	3/26/2015	3/27/2015
8	Parkway Crossing East Shopping Center	Office Depot	18,000	12.6%	10/31/2019	Thomasville Furniture	10,403	7.3%	3/31/2017	2/25/2015	2/24/2015
9	Olmsted Plaza Shopping Center	Harbor Freight and Tools	16,000	6.3%	10/31/2023	Cort Furniture Rental	10,737	4.2%	1/31/2016	2/18/2015	2/19/2015
10	Hall Office Park	Subaru of America	7,441	5.2%	10/31/2018	Harness Dickey	6,891	4.8%	4/30/2018	4/7/2015	4/8/2015
11	Dulles North Corporate Parks	Various	Various	Various	Various	Various	Various	Various	Various	3/27/2015	3/27/2015
11.01	Dulles North Corporate Park 5									3/27/2015	3/27/2015
11.02	Dulles North Corporate Park 2	PaeTec Communications	10,079	12.7%	5/31/2019	MCI Metro Access Trans	80	0.1%	11/30/2019	3/27/2015	3/27/2015
12	Coastal Village Apartments									1/13/2015	1/13/2015
13	Foothills Park Place	Native New Yorker	6,498	4.9%	1/31/2023	Foothills Car Wash	6,036	4.6%	5/31/2023	3/6/2015	4/2/2015
14	Smiths Medical									3/18/2015	11/21/2014
15	Hunterstone Apartments									4/14/2015	4/14/2015
16	Magnolia Marketplace	PetSmart	12,507	12.9%	03/31/2025	Shoe Carnival	11,414	11.7%	05/31/2025	03/25/2015	3/31/2015
17	Norfolk Commerce Park	Alion	23,153	7.0%	09/30/2019	G.E. Power Systems	20,315	6.1%	09/30/2018	03/20/2015	4/20/2015
18	Summer Bend Apartments									4/22/2015	4/23/2015
19	Baywoods of Annapolis									5/20/2015	5/20/2015
20	Rock Hill Hampton Inn									4/28/2015	4/28/2015
21	Louisville Plaza	Brass Monkey Inc	3,600	1.9%	12/20/2020	Birds of Prey Foundation	3,150	1.6%	1/31/2016	2/25/2015	2/26/2015
22	Marquis Place									1/26/2015	1/26/2015
23	Riverside Technology Park A & B	UTZ	12,000	7.3%	4/30/2023	O Connor Plumbing & Heating	9,300	5.6%	7/31/2020	4/9/2015	4/9/2015
24	Maricopa Fiesta	Orbitel Communication	2,091	2.2%	1/31/2016	Nationwide Vision	2,037	2.2%	6/30/2018	1/9/2015	1/9/2015
25	Dunwoody Place	Aladdin Restaurant of Roswell LLC	3,120	3.0%	8/31/2017	Circle T Inc.	2,520	2.4%	8/31/2017	3/5/2015	3/5/2015
26	Jackson Square Apartments									4/28/2015	4/30/2015
27	Shops at Doral	Savilia Enterprises, LLC	1,537	5.5%	10/31/2021	Shawarma Mediterranean Grill, LLC	1,400	5.0%	3/31/2016	4/7/2015	4/7/2015
28	Solano Apartments									5/8/2015	5/8/2015
29	Riverchase Apartments									3/31/2015	3/31/2015
30	Old Mills									2/11/2015	2/11/2015
31	Ozinus Realty Property Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
31.01	Shiloh Crossing	Irvine Access Floors	7,960	11.1%	12/31/2017	InSciTech, Inc.	4,080	5.7%	5/1/2018	03/11/2015	04/15/2015
31.02	Texas Star	Zink Autohaus SP	5,748	7.3%	09/30/2017	Fair Way Landscaping	5,123	6.5%	02/28/2017	03/11/2015	04/15/2015
31.03	Pitney Bowes									03/11/2015	05/04/2015
31.04	Towne Crest Village	US Government Recruiting Offices	2,000	10.0%	07/31/2019	Weight Loss Enterprices Inc.	1,624	8.1%	03/31/2020	04/09/2015	04/09/2015
31.05	Eagle Plaza	Grow Life Church, Inc	2,537	8.5%	01/31/2016	Dance Arts Center	2,280	7.7%	12/31/2015	03/11/2015	04/15/2015
31.06	Palmetto	Cutting Edge Boat Tops	4,560	7.2%	04/30/2016	Nasus Global Trade & Investment Inc.	4,560	7.2%	06/30/2016	03/11/2015	04/24/2015
31.07	Hamlin	ACG Installations, Inc	3,000	5.9%	12/31/2015	Absolute Water Inc	3,000	5.9%	04/30/2016	03/11/2015	04/15/2015
32	Brickyard Square	Petsmart, Inc.	12,712	7.3%	6/30/2022	The New Hampshire Liquor Commission	12,000	6.9%	12/1/2025	9/17/2014	9/18/2014
33	Dos Santos Apartments									5/6/2015	5/6/2015
34	Villa Bella									3/30/2015	3/31/2015
35	Bayview Office Building									3/12/2015	3/12/2015
36	Casa Nube									3/30/2015	3/31/2015
37	Homewood Suites - Tallahassee									3/9/2015	3/9/2015
38	San Mateo Apartments									5/6/2015	5/6/2015
39	Brittany Bay II									03/09/2015	4/16/2015
40	Nexus Town Center	La Sierra Veterinary	3,944	7.1%	6/30/2019	Sally Beauty	3,200	5.7%	2/28/2019	3/2/2015	3/3/2015	3/24/2015	3/2/2015	11.0%
41	Cathedral Place - Parking	Deloitte	71	7.5%	MTM	First Merit	14	1.5%	MTM	01/09/2015	1/23/2015
42	Indiana Village									2/13/2015	2/13/2015
43	Fahrens Park Plaza	Satellite Healthcare	9,600	10.9%	11/1/2019	Merced County HSA	7,247	8.3%	4/1/2018	4/1/2015	3/26/2015		3/26/2015	5.0%
44	Causeway Corporate Centre	Global Marine Travel, LLC	3,686	8.0%	11/30/2016	Deerpath Capital Managmnt LP	2,875	6.2%	12/31/2017	2/13/2015	2/16/2015
45	TownePlace Suites St. George by Marriott									3/30/2015	1/30/2015
46	IRG - Ellsworth Bailey Saratoga									3/6/2015	Various
46.01	Saratoga II									3/6/2015	5/21/2015
46.02	Saratoga I									3/6/2015	5/21/2015
46.03	Ellsworth Bailey Lordstown									3/6/2015	3/1/2015
47	39-60 54th Street Owners, Inc.									4/20/2015	4/20/2015
48	Courtyard by Marriott - Shawnee									2/10/2015	2/10/2015
49	Athens Gate Apartments									5/6/2015	5/7/2015
50	Sand Pebble Apartments									5/7/2015	5/6/2015
51	Trojan Storage of Oxnard									4/7/2015	4/7/2015		4/7/2015	17.0%
52	CVS - Lynn, MA									4/9/2015	4/9/2015
53	Gilbert Crossing	Global Bikes	4,082	6.5%	1/31/2018	Desert Massage Gilbert Crossing, Inc.	3,818	6.1%	7/31/2015	3/12/2015	3/12/2015
54	1321 Harbor Bay Parkway									10/23/2014	10/23/2014		10/23/2014	19.0%
55	Casa Cruz									3/26/2015	3/25/2015
56	Best Western Plus - Windsor Gardens									3/23/2015	3/23/2015
57	Oak Tree Plaza	Papa Murphy’s	1,339	8.1%	12/11/2016	Tans Plus	1,321	8.0%	8/27/2018	3/4/2014	3/4/2015		3/2/2015	8.0%
58	Peppertree Lane Apartments									04/08/2015	4/8/2015
59	8211 Town Center Drive									11/20/2014	11/19/2014
60	Staybridge Suites Indianapolis Airport									3/6/2015	3/6/2015
61	Austin Heights Shopping Center	Advance Auto Stores	7,000	11.7%	4/30/2019	Western Finance	2,000	3.3%	1/31/2020	2/17/2015	2/11/2015
62	Walgreens - Duncanville, TX									3/30/2015	3/30/2015
63	Trojan Storage of Roseville									4/7/2015	4/7/2015		4/7/2015	2.0%
64	Lakeside Plaza	Magic Nails	2,100	1.6%	8/31/2019	Memorial Medical	1,965	1.5%	12/31/2015	3/27/2015	4/2/2015
65	Green Acres MHP									4/22/2015	2/4/2015
66	Mendicino Green Apartment Corp.									3/25/2015	3/27/2015
67	Walgreens - Richmond Heights									2/26/2015	2/26/2015
68	Rivertown Center	Chicago Title & Trust	2,848	4.7%	7/31/2020	Noodles & Company	2,735	4.5%	12/31/2018	4/8/2015	2/17/2015
69	Bristol House, Inc.									4/7/2015	4/7/2015
70	Storaway Self Storage - Nashville									4/10/2015	4/10/2015
71	Bella Luna / San Lucas									9/26/2014	9/26/2014
72	Seacoast Self Storage									3/18/2015	3/18/2015
73	230 Garth Road Owners, Inc.									3/17/2015	3/12/2015
74	Comfort Suites - Near the Galleria									1/30/2015	1/30/2015
75	Sandstone Apartments									3/31/2015	3/31/2015
76	Tieton Village	Tieton Village Drugs	9,685	15.8%	11/30/2020					4/22/2015	1/22/2015
77	Highland Terrace Housing Development Fund Corporation									3/4/2015	3/4/2015
78	Cooperstown Commons Shopping Center	NBT Bank	2,400	4.3%	6/30/2018	Subway	1,573	2.8%	9/30/2016	2/23/2015	2/20/2015
79	Lake Lucina Shopping Center	Y & Y Beauty Supply, Inc.	4,050	7.4%	11/30/2019	Andalous, LLC	2,600	4.7%	2/28/2018	11/21/2014	11/21/2014
80	Silver Bridge Plaza	Family Dollar	7,874	6.0%	12/31/2018	Countryside Rentals	6,750	5.1%	9/30/2019	1/29/2015	1/26/2015
81	Karen Gardens Apartment Corp.									3/25/2015	3/18/2015
82	East Haven Self Storage									3/24/2015	3/24/2015
83	Walgreens - Milwaukee									3/4/2015	3/6/2015

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(6)(7)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(2)(6)(7)(9)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %
84	Haggen Food & Pharmacy									4/24/2015	4/24/2015
85	Sycamore Terrace	Alvaro Lua Valencia DBA: Chitos Taco Shop	1,215	11.5%	3/14/2016	Fred Loya Insurance Agency	898	8.5%	10/31/2019	4/13/2015	10/28/2014		4/13/2015	6.0%
86	Ramona Plaza Shopping Center	Laboratory Corp of America	1,220	5.6%	5/4/2017	Cold Stone Creamery	1,200	5.5%	MTM	4/23/2015	4/23/2015		4/23/2015	6.0%
87	All A/C Self Storage									3/24/2015	3/25/2015
88	Pecue MHC									4/15/2015	3/9/2015
89	Regency Park Owners Corp.									4/24/2015	4/15/2015
90	Storaway Self Storage - Deltona II									4/10/2015	4/10/2015
91	Lakewood Place Shopping Center	Yogurt	1,800	13.9%	8/31/2021	Cerny	1,682	12.9%	4/30/2019	4/21/2015	4/21/2015
92	Hacienda Heights Apartments									5/4/2015	5/4/2015		5/4/2015	9.0%
93	Nagle House, Inc.									4/30/2014	4/30/2014
94	Walgreens - Warrensburg, MO									1/26/2015	1/26/2015
95	230 Tenants Corporation									4/30/2015	4/27/2015
96	Shackelford Center	Via For Hair	800	1.6%	9/30/2019					3/24/2015	12/10/2014
97	De La Cruz Professional Center	Luxxor	2,400	8.6%	1/31/2018	Schuman Insurance	1,200	4.3%	1/31/2018	5/6/2015	2/9/2015
98	Folcroft Self Storage									3/31/2015	3/23/2015
99	Storaway Self Storage - Palm Bay									4/13/2015	4/13/2015
100	Bowen Tower Apartments									12/4/2014	12/4/2014
101	321 West 90th St. Owners Corp.									2/25/2015	2/25/2015
102	West Friendship Shopping Center	High’s	2,067	11.0%	1/31/2021	Tony & Mona Gharfeh	1,500	8.0%	11/30/2016	2/4/2015	2/4/2015	12/22/2014
103	Crestview Self Storage									3/31/2015	4/14/2015
104	Denn Owners Corporation									12/12/2014	12/10/2014
105	Moundsville Plaza	Dollar Tree Stores	17,955	17.0%	5/31/2019	Mattress Warehouse	6,960	6.6%	5/31/2018	3/4/2015	1/28/2015
106	Storaway Self Storage- Deltona I									4/10/2015	4/10/2015
107	Sedona Peak Apartments									5/6/2015	5/8/2015
108	Sea Breeze Town Houses Owners, Inc.									4/8/2015	4/7/2015
109	Willow Lake Shops	USA Nails	1,400	5.8%	4/30/2016	Sports Clips	1,400	5.8%	5/1/2018	1/15/2015	1/15/2015
110	Wickham Park Commons	Tech Nation Repairs LLC	1,520	10.0%	5/31/2020	NDLB Tax Service, LLC	1,500	9.9%	3/31/2016	4/9/2015	4/9/2015
111	Crown Pointe Plaza	Pueblo de Dios Iglesia Christiana	2,580	7.9%	1/31/2016	Iglesia Odres Nuevos	2,500	7.6%	5/31/2017	1/13/2015	1/7/2015
112	Hartsdale Executive House, Inc.									3/5/2015	3/5/2015
113	25 Chapel Corp.									4/10/2015	4/6/2015
114	Market Place Village	Edward Jones	1,425	9.8%	6/30/2017					1/13/2015	1/13/2015
115	Kingstowne Shops	DC Gyros and Subs	1,680	7.2%	11/30/2016	Africa Hair	1,600	6.9%	5/31/2015	3/12/2015	3/12/2015
116	109-111 N. Broadway Apt. Corp.									1/27/2015	1/29/2015
117	40 Prospect Park West Owners Corp.									4/24/2015	4/21/2015
118	Shops of Orland Park	E & S Cleaners	1,600	10.1%	7/31/2018	Sprint	1,460	9.2%	2/28/2017	4/9/2015	2/5/2015	2/27/2015
119	Victorville Retail Center									3/19/2015	3/19/2015		3/19/2015	7.0%
120	6 West 20th St. Tenants Corp.									2/3/2015	2/2/2015
121	50-22 Owners Ltd.									12/16/2014	12/22/2014
122	585 McLean Owners, Inc.									3/20/2015	3/18/2015
123	12 West 17th St. Tenants’ Corp.									12/17/2014	1/23/2015
124	Gillespie Field Business Park									4/28/2015	4/15/2015		4/9/2015	10.0%
125	Waters at West End, Inc.									2/11/2015	2/11/2015
126	Jones St. Owners Corporation									11/10/2014	11/11/2014
127	Big Lots Plaza	Chinese Restaurant	1,000	2.7%	7/31/2020	Barber Shop	455	1.3%	1/31/2018	12/31/2014	4/28/2015
128	30 Bond Street Owners Corp.									1/13/2015	1/22/2015
129	166 West 76th Apartment Corp.									3/3/2015	3/2/2015
130	Hanna Shoppes	3 Chicanos Taqueria	1,625	10.1%	3/31/2017	Ames Taping	1,625	10.1%	12/31/2017	1/27/2015	1/27/2015
131	Carroll Gardens Owners, Corp.									4/9/2015	4/7/2015
132	170 East 92nd Street Owners, Inc.									4/13/2015	4/9/2015
133	17 Warren Street Tenants Corporation									12/29/2014	12/24/2014

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)(11)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)(12)	Monthly Insurance Escrow ($)(12)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(13)
1	Hutchinson Metro Center I	N	Y	Refinance	49,688	229,840	42,338	Cash		0	Springing			0	8,801
2	Cathedral Place	N	Y	Refinance	0	271,791	90,597	Cash		19,469	4,867	Cash		0	3,663; Springing
3	150 Royall Street	N	Y	Acquisition	0	125,155	62,578	Cash		0	Springing			0	Springing
4	WPC Self Storage Portfolio VII	N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
4.01	Extra Space Louisville KY	N	Y
4.02	Extra Space Las Vegas NV	N	Y
4.03	CubeSmart Joan Panama City Beach FL	N	Y
4.04	CubeSmart Tallahassee FL	N	Y
4.05	Extra Space Lady Lake FL	N	Y
4.06	CubeSmart Crystal Lake IL	N	Y
4.07	CubeSmart Hutchinson Panama City Beach FL	N	Y
4.08	Extra Space Lilburn GA	N	Y
4.09	Extra Space Stockbridge GA	N	Y
5	Queens’ MarketPlace	N	Y	Refinance	0	144,205	28,841	Cash		0	Springing			0	1,637
6	El Sol Brillante and Laguna Del Sol Apartments	N	Y	Acquisition	34,300	142,305	27,106	Cash		83,405	26,478	Cash		0	17,522
6.01	Laguna Del Sol Apartments	N	Y
6.02	El Sol Brillante Apartments	N	Y
7	Country Club Center	N	Y	Refinance	0	205,376	25,672	Cash		0	Springing			0	Springing
8	Parkway Crossing East Shopping Center	N	Y	Refinance	0	0	Springing			0	Springing			0	2,747
9	Olmsted Plaza Shopping Center	N	Y	Refinance	0	319,454	63,891	Cash		74,310	6,193	Cash		4,287	4,287
10	Hall Office Park	N	Y	Refinance	0	328,830	54,805	Cash		0	Springing			0	2,379
11	Dulles North Corporate Parks	N	Y	Refinance	0	197,864	34,626	Cash		0	Springing			0	4,457
11.01	Dulles North Corporate Park 5	N	Y
11.02	Dulles North Corporate Park 2	N	Y
12	Coastal Village Apartments	N	Y	Acquisition	90,000	101,631	33,875	Cash		20,614	21,800	Cash		500,000	10,861
13	Foothills Park Place	N	Y	Refinance	0	21,089	21,089	Cash		28,677	2,607	Cash		0	0
14	Smiths Medical	N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
15	Hunterstone Apartments	N	Y	Acquisition	0	50,135	9,549	Cash		0	Springing			0	6,000
16	Magnolia Marketplace	N	Y	Refinance	0	86,812	21,703	Cash		147,160	11,242	Cash		0	Springing
17	Norfolk Commerce Park	N	Y	Acquisition	0	47,856	23,927	Cash		15,403	3,851	Cash		0	5,533
18	Summer Bend Apartments	N	Y	Refinance	28,125	150,372	25,062	Cash		75,961	7,718	Cash		0	7,150
19	Baywoods of Annapolis	N	Y	Refinance	0	314,071	52,345	Cash		15,870	15,870	Cash		0	7,239
20	Rock Hill Hampton Inn	N	Y	Refinance	0	114,375	19,062	Cash		0	Springing			0	17,159
21	Louisville Plaza	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
22	Marquis Place	N	Y	Refinance	3,000	111,607	13,951	Cash		35,787	2,800	Cash		0	2,458
23	Riverside Technology Park A & B	N	Y	Refinance	0	155,528	14,139	Cash		0	Springing			0	2,746
24	Maricopa Fiesta	N	Y	Refinance	11,000	30,680	29,219	Cash		6,228	1,186	Cash		0	1,781
25	Dunwoody Place	N	Y	Refinance	0	123,842	15,481	Cash		0	Springing			1,718	1,718
26	Jackson Square Apartments	N	Y	Refinance	0	82,832	13,805	Cash		0	3,333	Cash		1,052,890	Springing
27	Shops at Doral	N	Y	Refinance	0	17,305	5,494	Cash		14,026	1,908	Cash		0	348
28	Solano Apartments	N	Y	Refinance	0	124,263	22,593	Cash		74,811	11,129	Cash		0	5,458
29	Riverchase Apartments	N	Y	Acquisition	8,938	21,197	20,188	Cash		0	Springing			0	4,500
30	Old Mills	N	Y	Refinance	122,000	57,195	13,618	Cash		26,843	6,391	Cash		130,625	5,167
31	Ozinus Realty Property Portfolio	N	Y	Refinance	254,933	165,262	25,667	Cash		72,680	18,170	Cash		0	5,764
31.01	Shiloh Crossing	N	Y
31.02	Texas Star	N	Y
31.03	Pitney Bowes	N	Y
31.04	Towne Crest Village	N	Y
31.05	Eagle Plaza	N	Y
31.06	Palmetto	N	Y
31.07	Hamlin	N	Y
32	Brickyard Square	N	Y	Refinance	0	245,907	39,033	Cash		12,163	1,931	Cash		0	1,448
33	Dos Santos Apartments	N	Y	Refinance	0	36,066	6,011	Cash		0	Springing			0	5,708; Springing
34	Villa Bella	N	Y	Refinance	37,688	78,105	12,398	Cash		64,865	6,864	Cash		0	2,987
35	Bayview Office Building	N	Y	Acquisition	0	102,298	14,614	Cash		6,859	6,859	Cash		0	2,746; Springing
36	Casa Nube	N	Y	Refinance	67,165	87,314	14,552	Cash		31,014	14,769	Cash		0	8,020
37	Homewood Suites - Tallahassee	N	Y	Refinance	0	41,419	5,917	Cash		38,248	4,781	Cash		0	11,500
38	San Mateo Apartments	N	Y	Refinance	17,978	97,776	16,296	Cash		0	Springing			0	5,167; Springing
39	Brittany Bay II	N	Y	Refinance	39,875	34,923	11,641	Cash		9,791	4,895	Cash		0	5,200
40	Nexus Town Center	N	Y	Refinance	0	27,612	9,204	Cash		14,584	1,823	Cash		0	1,388
41	Cathedral Place - Parking	N	Y	Refinance	0	71,782	23,927	Cash		6,908	1,727	Cash		0	3,917
42	Indiana Village	N	Y	Refinance	178,725	44,379	14,791	Cash		7,600	3,800	Cash		7,224	7,224
43	Fahrens Park Plaza	N	Y	Refinance	0	10,330	5,165	Cash		11,820	1,182	Cash		0	Springing
44	Causeway Corporate Centre	N	Y	Refinance	63,063	49,657	15,764	Cash		68,705	5,033	Cash		0	769
45	TownePlace Suites St. George by Marriott	N	Y	Refinance	0	29,771	4,260	Cash		16,650	1,600	Cash		8,269	8,269
46	IRG - Ellsworth Bailey Saratoga	N	Y	Refinance	0	5,696	14,472	Cash		2,781	926	Cash		0	3,985; Springing
46.01	Saratoga II	N	Y
46.02	Saratoga I	N	Y
46.03	Ellsworth Bailey Lordstown	N	Y
47	39-60 54th Street Owners, Inc.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
48	Courtyard by Marriott - Shawnee	N	Y	Refinance	0	30,844	10,281	Cash		5,902	1,967	Cash		0	$8,020 initially; starting on the 13th Payment Date, monthly deposit will increase to greater of (i) 1/12 of 4% of the total gross revenues of the Property for the previous 12 month period, or (ii) the amount required under the Franchise Agreement
49	Athens Gate Apartments	N	Y	Refinance	17,174	51,030	8,505	Cash		0	Springing			0	4,854; Springing
50	Sand Pebble Apartments	N	Y	Refinance	22,094	118,410	19,735	Cash		0	Springing			0	4,333; Springing
51	Trojan Storage of Oxnard	N	Y	Refinance	0	12,174	6,087	Cash		0	Springing			0	1,009; Springing
52	CVS - Lynn, MA	N	N	Acquisition	0	0	Springing			0	Springing			0	Springing
53	Gilbert Crossing	N	Y	Refinance	0	18,530	9,265	Cash		0	Springing			130,000	1,042
54	1321 Harbor Bay Parkway	N	Y	Refinance	0	16,104	8,052	Cash		0	Springing			0	836; Springing
55	Casa Cruz	N	Y	Acquisition	138,438	76,001	14,476	Cash		7,265	6,919	Cash		0	6,550
56	Best Western Plus - Windsor Gardens	N	Y	Acquisition	16,750	22,915	7,275	Cash		23,288	11,089	Cash		0	7,142
57	Oak Tree Plaza	N	Y	Refinance	0	5,976	5,976	Cash		10,034	1,062	Cash		29,759	248
58	Peppertree Lane Apartments	N	Y	Acquisition	53,875	92,255	11,336	Cash		10,292	5,304	Cash		0	3,850
59	8211 Town Center Drive	N	Y	Refinance	0	51,501	5,723	Cash		7,398	673	Cash		0	1,446
60	Staybridge Suites Indianapolis Airport	N	Y	Refinance	188	8,000	7,619	Cash		36,267	3,140	Cash		0	8,447
61	Austin Heights Shopping Center	N	Y	Refinance	0	93,694	15,616	Cash		0	0			0	999
62	Walgreens - Duncanville, TX	N	N	Acquisition	0	0	Springing			0	Springing			0	Springing
63	Trojan Storage of Roseville	N	Y	Acquisition	0	4,225	4,225	Cash		0	Springing			0	972; Springing
64	Lakeside Plaza	N	Y	Refinance	10,813	80,185	16,037	Cash		19,512	2,439	Cash		0	5,214
65	Green Acres MHP	N	Y	Acquisition	22,313	10,050	5,025	Cash		3,200	1,600	Cash		50,000	883
66	Mendicino Green Apartment Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
67	Walgreens - Richmond Heights	N	N	Acquisition	0	0	Springing			0	Springing			0	Springing
68	Rivertown Center	N	Y	Acquisition	0	107,227	12,053	Cash		0	Springing			0	1,015
69	Bristol House, Inc.	N	Y	Refinance	0	69,699	11,616	Cash		0	0			0	0
70	Storaway Self Storage - Nashville	N	Y	Refinance	0	35,550	7,110	Cash		0	Springing			36,171	1,005
71	Bella Luna / San Lucas	N	Y	Refinance	4,375	0	32,500	Cash		50,000	30,675	Cash		500,000	19,500
72	Seacoast Self Storage	N	Y	Acquisition	30,265	13,680	2,606	Cash		809	736	Cash		0	691
73	230 Garth Road Owners, Inc.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
74	Comfort Suites - Near the Galleria	N	Y	Refinance	18,785	31,137	7,414	Cash		31,564	2,733	Cash		0	5,800
75	Sandstone Apartments	N	Y	Recapitalization	78,113	15,646	4,967	Cash		102,570	9,325	Cash		250,000	4,171
76	Tieton Village	N	Y	Acquisition	0	9,580	4,790	Cash		0	Springing			0	1,020
77	Highland Terrace Housing Development Fund Corporation	N	Y	Refinance	0	19,257	6,364	Cash		0	Springing			0	0
78	Cooperstown Commons Shopping Center	N	Y	Acquisition	20,031	16,291	8,145	Cash		2,915	1,388	Cash		0	697
79	Lake Lucina Shopping Center	N	Y	Refinance	0	4,299	4,299	Cash		13,821	1,382	Cash		0	1,512
80	Silver Bridge Plaza	N	Y	Refinance	141,209	18,108	4,527	Cash		37,495	5,200	Cash		0	3,524
81	Karen Gardens Apartment Corp.	N	Y	Refinance	0	16,670	16,670	Cash		0	Springing			0	0
82	East Haven Self Storage	N	Y	Refinance	0	3,267	3,112	Cash		10,885	864	Cash		0	420
83	Walgreens - Milwaukee	N	N	Acquisition	0	0	Springing			0	Springing			0	Springing

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)(11)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)(12)	Monthly Insurance Escrow ($)(12)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(13)
84	Haggen Food & Pharmacy	N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
85	Sycamore Terrace	N	Y	Acquisition	0	13,297	6,332	Cash		1,306	415	Cash		0	272
86	Ramona Plaza Shopping Center	N	Y	Refinance	0	10,108	5,054	Cash		588	588	Cash		0	829
87	All A/C Self Storage	N	Y	Refinance	37,000	3,456	3,292	Cash		9,595	3,046	Cash		0	442
88	Pecue MHC	N	Y	Acquisition	0	1,944	324	Cash		20,181	2,561	Cash		0	583
89	Regency Park Owners Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
90	Storaway Self Storage - Deltona II	N	Y	Refinance	18,918	32,440	4,055	Cash		0	Springing			31,152	865
91	Lakewood Place Shopping Center	N	Y	Refinance	0	2,220	2,220	Cash		0	Springing			0	422
92	Hacienda Heights Apartments	N	Y	Refinance	0	10,618	5,309	Cash		0	Springing			0	Springing
93	Nagle House, Inc.	N	Y	Refinance	0	36,000	9,000	Cash		0	Springing			0	0
94	Walgreens - Warrensburg, MO	N	N	Refinance	0	0	Springing			0	Springing			0	Springing
95	230 Tenants Corporation	N	Y	Refinance	0	36,889	36,889	Cash		0	Springing			0	0
96	Shackelford Center	N	Y	Acquisition	47,007	0	Springing			0	Springing			0	827
97	De La Cruz Professional Center	N	Y	Acquisition	0	25,445	3,635	Cash		3,856	1,928	Cash		0	446
98	Folcroft Self Storage	N	Y	Acquisition	0	48,640	6,618	Cash		5,479	580	Cash		0	567
99	Storaway Self Storage - Palm Bay	N	Y	Refinance	0	26,880	3,360	Cash		0	Springing			30,759	854
100	Bowen Tower Apartments	N	Y	Acquisition	12,625	3,496	1,748	Cash		4,153	2,077	Cash		0	3,655
101	321 West 90th St. Owners Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
102	West Friendship Shopping Center	N	Y	Refinance	0	24,715	3,089	Cash		3,357	839	Cash		0	279
103	Crestview Self Storage	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
104	Denn Owners Corporation	N	Y	Refinance	0	14,723	7,361	Cash		0	Springing			0	0
105	Moundsville Plaza	N	Y	Refinance	37,750	9,422	3,142	Cash		15,954	1,700	Cash		0	2,195
106	Storaway Self Storage- Deltona I	N	Y	Refinance	0	32,488	4,061	Cash		0	Springing			19,848	551
107	Sedona Peak Apartments	N	Y	Refinance	0	20,472	3,412	Cash		0	Springing			0	1,938; Springing
108	Sea Breeze Town Houses Owners, Inc.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
109	Willow Lake Shops	N	Y	Acquisition	0	9,602	1,920	Cash		1,299	649	Cash		0	405
110	Wickham Park Commons	N	Y	Acquisition	0	29,048	3,631	Cash		1,346	1,346	Cash		0	254
111	Crown Pointe Plaza	N	Y	Refinance	0	32,046	5,341	Cash		7,488	681	Cash		0	874
112	Hartsdale Executive House, Inc.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
113	25 Chapel Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
114	Market Place Village	N	Y	Refinance	0	5,394	1,079	Cash		2,161	270	Cash		0	182
115	Kingstowne Shops	N	Y	Refinance	0	5,680	2,840	Cash		5,400	540	Cash		0	408
116	109-111 N. Broadway Apt. Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
117	40 Prospect Park West Owners Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
118	Shops of Orland Park	N	Y	Acquisition	0	53,256	8,876	Cash		0	Springing			10,000	596
119	Victorville Retail Center	N	Y	Refinance	0	5,203	5,203	Cash		1,718	572	Cash		0	Springing
120	6 West 20th St. Tenants Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
121	50-22 Owners Ltd.	N	Y	Refinance	0	0	5,638	Cash		0	Springing			0	0
122	585 McLean Owners, Inc.	N	Y	Refinance	0	14,921	4,974	Cash		0	Springing			0	0
123	12 West 17th St. Tenants’ Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
124	Gillespie Field Business Park	N	Y	Refinance	0	4,284	2,142	Cash		662	166	Cash		0	278
125	Waters at West End, Inc.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
126	Jones St. Owners Corporation	N	Y	Refinance	0	9,100	9,100	Cash		0	Springing			0	0
127	Big Lots Plaza	N	Y	Refinance	0	18,865	2,695	Cash		24,876	2,073	Cash		0	1,240
128	30 Bond Street Owners Corp.	N	Y	Refinance	0	4,500	4,500	Cash		0	Springing			0	0
129	166 West 76th Apartment Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
130	Hanna Shoppes	N	Y	Acquisition	15,831	4,318	2,159	Cash		753	189	Cash		0	499
131	Carroll Gardens Owners, Corp.	N	Y	Refinance	0	7,195	7,195	Cash		0	Springing			0	0
132	170 East 92nd Street Owners, Inc.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
133	17 Warren Street Tenants Corporation	N	Y	Refinance	0	16,432	5,477	Cash		0	Springing			0	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(14)	TI/LC Reserve Cap ($)(14)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
1	Hutchinson Metro Center I	0	Cash		0	49,286; Springing	1,500,000	Cash		0	0
2	Cathedral Place	205,000	Cash		0	22,826; Springing	1,300,000	Cash		0	0
3	150 Royall Street	0			0	27,015	0	Cash		0	0
4	WPC Self Storage Portfolio VII	0			0	0	0			0	0
4.01	Extra Space Louisville KY
4.02	Extra Space Las Vegas NV
4.03	CubeSmart Joan Panama City Beach FL
4.04	CubeSmart Tallahassee FL
4.05	Extra Space Lady Lake FL
4.06	CubeSmart Crystal Lake IL
4.07	CubeSmart Hutchinson Panama City Beach FL
4.08	Extra Space Lilburn GA
4.09	Extra Space Stockbridge GA
5	Queens’ MarketPlace	0	Cash		0	9,275; Springing	334,000	Cash		0	0
6	El Sol Brillante and Laguna Del Sol Apartments	0	Cash		0	0	0			0	0
6.01	Laguna Del Sol Apartments
6.02	El Sol Brillante Apartments
7	Country Club Center	0			0	0	0			0	0
8	Parkway Crossing East Shopping Center	0	Cash		0	7,764	400,000	Cash		0	0
9	Olmsted Plaza Shopping Center	100,000	Cash		10,717	10,717	200,000	Cash		0	0
10	Hall Office Park	0	Cash		500,000	14,871; Springing	725,000	Cash		0	0
11	Dulles North Corporate Parks	0	Cash		0	12,500	300,000	Cash		0	0
11.01	Dulles North Corporate Park 5
11.02	Dulles North Corporate Park 2
12	Coastal Village Apartments	1,000,000	Cash		0	0	0			0	0
13	Foothills Park Place	0			0	0	0			0	0
14	Smiths Medical	0			0	Springing	0			0	0
15	Hunterstone Apartments	0	Cash		0	0	0			0	0
16	Magnolia Marketplace	0	Cash		0	Springing	0	Cash		0	0
17	Norfolk Commerce Park	0	Cash		600,000	25,328	1,500,000	Cash		0	0
18	Summer Bend Apartments	0	Cash		0	0	0			0	0
19	Baywoods of Annapolis	0	Cash		0	0	0			0	0
20	Rock Hill Hampton Inn	0	Cash		0	0	0			0	0
21	Louisville Plaza	0			0	Springing	677,880			0	0
22	Marquis Place	0	Cash		0	0	0			0	0
23	Riverside Technology Park A & B	98,856	Cash		0	11,000	0	Cash		0	0
24	Maricopa Fiesta	0	Cash		0	6,420	150,000	Cash		0	0
25	Dunwoody Place	0	Cash		6,441	6,441	0	Cash		0	0
26	Jackson Square Apartments	0	Cash		0	0	0			0	0
27	Shops at Doral	0	Cash		0	1,160	41,758	Cash		0	0
28	Solano Apartments	0	Cash		0	0	0			0	0
29	Riverchase Apartments	0	Cash		0	0	0			0	0
30	Old Mills	0	Cash		0	0	0			0	0
31	Ozinus Realty Property Portfolio	0	Cash		0	20,672	248,000	Cash		0	0
31.01	Shiloh Crossing
31.02	Texas Star
31.03	Pitney Bowes
31.04	Towne Crest Village
31.05	Eagle Plaza
31.06	Palmetto
31.07	Hamlin
32	Brickyard Square	0	Cash		0	5,792	0	Cash		0	0
33	Dos Santos Apartments	205,488	Cash		0	0	0			0	0
34	Villa Bella	128,000	Cash		0	0	0			0	0
35	Bayview Office Building	60,000	Cash		218,218	13,726	1,200,000	Cash		0	0
36	Casa Nube	0	Cash		0	0	0			0	0
37	Homewood Suites - Tallahassee	0	Cash		0	0	0			0	0
38	San Mateo Apartments	186,012	Cash		0	0	0			0	0
39	Brittany Bay II	0	Cash		0	0	0			0	0
40	Nexus Town Center	25,000	Cash		0	Springing	0			0	0
41	Cathedral Place - Parking	235,250	Cash		0	0	0			0	0
42	Indiana Village	0	Cash		0	0	0			0	0
43	Fahrens Park Plaza	0			200,000	6,597	200,000	Cash		0	0
44	Causeway Corporate Centre	0	Cash		0	4,167	250,000	Cash		0	0
45	TownePlace Suites St. George by Marriott	0	Cash		0	0	0			0	0
46	IRG - Ellsworth Bailey Saratoga	150,000	Cash		0	11,722	425,000	Cash		0	0
46.01	Saratoga II
46.02	Saratoga I
46.03	Ellsworth Bailey Lordstown
47	39-60 54th Street Owners, Inc.	0			0	0	0			0	0
48	Courtyard by Marriott - Shawnee	0	Cash		0	0	0			0	0
49	Athens Gate Apartments	174,744	Cash		0	0	0			0	0
50	Sand Pebble Apartments	155,988	Cash		0	0	0			0	0
51	Trojan Storage of Oxnard	24,216	Cash		0	0	0			0	0
52	CVS - Lynn, MA	0			0	Springing	0			0	0
53	Gilbert Crossing	0	Cash		155,000	3,194; Springing	155,000	Cash		0	0
54	1321 Harbor Bay Parkway	20,070	Cash		0	Springing	0			0	0
55	Casa Cruz	0	Cash		0	0	0			0	0
56	Best Western Plus - Windsor Gardens	0	Cash		0	0	0			0	0
57	Oak Tree Plaza	29,759	Cash		33,066	689	33,066	Cash		0	0
58	Peppertree Lane Apartments	0	Cash		0	0	0			0	0
59	8211 Town Center Drive	0	Cash		0	0	0			0	0
60	Staybridge Suites Indianapolis Airport	0	Cash		0	0	0			0	0
61	Austin Heights Shopping Center	0	Cash		0	9,094	300,000	Cash		0	0
62	Walgreens - Duncanville, TX	0			0	Springing	0			0	0
63	Trojan Storage of Roseville	23,322	Cash		0	0	0			0	0
64	Lakeside Plaza	0	Cash		300,000	17,917	500,000	Cash		0	0
65	Green Acres MHP	50,000	Cash		0	0	0			0	0
66	Mendicino Green Apartment Corp.	0			0	0	0			0	0
67	Walgreens - Richmond Heights	0			0	Springing	0			0	0
68	Rivertown Center	50,000	Cash		0	5,935; Springing	125,000	Cash		0	0
69	Bristol House, Inc.	0			0	0	0			0	0
70	Storaway Self Storage - Nashville	36,171	Cash		0	0	0			0	0
71	Bella Luna / San Lucas	150,000	Cash		0	0	0			0	0
72	Seacoast Self Storage	0	Cash		0	0	0			0	0
73	230 Garth Road Owners, Inc.	0			0	0	0			0	0
74	Comfort Suites - Near the Galleria	0	Cash		0	0	0			0	0
75	Sandstone Apartments	0	Cash		0	0	0			0	0
76	Tieton Village	0	Cash		0	2,806	101,022	Cash		0	0
77	Highland Terrace Housing Development Fund Corporation	0			0	0	0			0	0
78	Cooperstown Commons Shopping Center	0	Cash		50,000	2,323	200,000	Cash		0	0
79	Lake Lucina Shopping Center	0	Cash		125,000	3,712	200,000	Cash		0	0
80	Silver Bridge Plaza	0	Cash		0	$13,193 until April 2016; $6,607 thereafter until maturity	550,000	Cash		0	0
81	Karen Gardens Apartment Corp.	0			0	0	0			0	0
82	East Haven Self Storage	0	Cash		0	0	0			0	0
83	Walgreens - Milwaukee	0			0	Springing	0			0	0

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(14)	TI/LC Reserve Cap ($)(14)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
84	Haggen Food & Pharmacy	0			0	Springing	0			0	0
85	Sycamore Terrace	9,805	Cash		0	1,173	0	Cash		0	0
86	Ramona Plaza Shopping Center	29,844	Cash		0	1,788	65,000	Cash		0	0
87	All A/C Self Storage	0	Cash		0	0	0			0	0
88	Pecue MHC	0	Cash		0	0	0			0	0
89	Regency Park Owners Corp.	0			0	0	0			0	0
90	Storaway Self Storage - Deltona II	31,152	Cash		0	0	0			0	0
91	Lakewood Place Shopping Center	0	Cash		0	1,455	69,800	Cash		0	0
92	Hacienda Heights Apartments	0			0	0	0			0	0
93	Nagle House, Inc.	0			0	0	0			0	0
94	Walgreens - Warrensburg, MO	0			0	Springing	0			0	0
95	230 Tenants Corporation	0			0	0	0			0	0
96	Shackelford Center	19,854	Cash		0	0	0			0	0
97	De La Cruz Professional Center	16,788	Cash		0	1,865	67,152	Cash		0	0
98	Folcroft Self Storage	0	Cash		0	0	0			0	0
99	Storaway Self Storage - Palm Bay	30,759	Cash		0	0	0			0	0
100	Bowen Tower Apartments	0	Cash		0	0	0			0	0
101	321 West 90th St. Owners Corp.	0			0	0	0			0	0
102	West Friendship Shopping Center	0	Cash		25,000	764	0	Cash		0	0
103	Crestview Self Storage	0			0	0	0			0	0
104	Denn Owners Corporation	0			0	0	0			0	0
105	Moundsville Plaza	0	Cash		0	$7,525 until April 2016; $3,775 thereafter	400,000	Cash		0	0
106	Storaway Self Storage- Deltona I	19,848	Cash		0	0	0			0	0
107	Sedona Peak Apartments	69,768	Cash		0	0	0			0	0
108	Sea Breeze Town Houses Owners, Inc.	0			0	0	0			0	0
109	Willow Lake Shops	0	Cash		0	4,320	15,000	Cash		0	0
110	Wickham Park Commons	15,000	Cash		10,000	1,027	0	Cash		0	0
111	Crown Pointe Plaza	0	Cash		75,000	2,432	50,000	Cash		0	0
112	Hartsdale Executive House, Inc.	0			0	0	0			0	0
113	25 Chapel Corp.	0			0	0	0			0	0
114	Market Place Village	0	Cash		100,000	3,167	150,000	Cash		0	0
115	Kingstowne Shops	25,000	Cash		50,000	1,576	100,000	Cash		0	0
116	109-111 N. Broadway Apt. Corp.	0			0	0	0			0	0
117	40 Prospect Park West Owners Corp.	0			0	0	0			0	0
118	Shops of Orland Park	10,000	Cash		50,000	1,390; Springing	50,000	Cash		0	0
119	Victorville Retail Center	0			150,000	1,304	150,000	Cash		0	0
120	6 West 20th St. Tenants Corp.	0			0	0	0			0	0
121	50-22 Owners Ltd.	0			0	0	0			0	0
122	585 McLean Owners, Inc.	0			0	0	0			0	0
123	12 West 17th St. Tenants’ Corp.	0			0	0	0			0	0
124	Gillespie Field Business Park	0	Cash		0	733	0	Cash		0	0
125	Waters at West End, Inc.	0			0	0	0			0	0
126	Jones St. Owners Corporation	0			0	0	0			0	0
127	Big Lots Plaza	0	Cash		0	4,549	218,334	Cash		0	0
128	30 Bond Street Owners Corp.	0			0	0	0			0	0
129	166 West 76th Apartment Corp.	0			0	0	0			0	0
130	Hanna Shoppes	17,946	Cash		0	778	50,000	Cash		0	0
131	Carroll Gardens Owners, Corp.	0			0	0	0			0	0
132	170 East 92nd Street Owners, Inc.	0			0	0	0			0	0
133	17 Warren Street Tenants Corporation	0			0	0	0			0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(6)(15)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
1	Hutchinson Metro Center I	Visiting Nurse Reserve	2,000,000	0	0	Cash
2	Cathedral Place	Executive Director Office/First Merit Reserves (TI, Architectural Allowance, Free Rent)	Executive Director Office: $607,703; First Merit: $576,320	0	0	Cash
3	150 Royall Street	Gray, Gray & Gray TILC Reserve	187,253	0	0	Cash
4	WPC Self Storage Portfolio VII	Amortization Reserve	0	Springing	0
4.01	Extra Space Louisville KY
4.02	Extra Space Las Vegas NV
4.03	CubeSmart Joan Panama City Beach FL
4.04	CubeSmart Tallahassee FL
4.05	Extra Space Lady Lake FL
4.06	CubeSmart Crystal Lake IL
4.07	CubeSmart Hutchinson Panama City Beach FL
4.08	Extra Space Lilburn GA
4.09	Extra Space Stockbridge GA
5	Queens’ MarketPlace	Tenant Specific TILC Reserve	688,807	0	0	Cash
6	El Sol Brillante and Laguna Del Sol Apartments	Existing Casualty Funds	854,695	0	0	Cash
6.01	Laguna Del Sol Apartments
6.02	El Sol Brillante Apartments
7	Country Club Center	Non-Renewing Tenant TILC Reserve	0	Springing	0
8	Parkway Crossing East Shopping Center	Office Depot Reserve	200,000	0	0	Cash
9	Olmsted Plaza Shopping Center		0	0	0
10	Hall Office Park		0	0	0
11	Dulles North Corporate Parks	Asurion TILC Reserve	381,900	0	0	Cash
11.01	Dulles North Corporate Park 5
11.02	Dulles North Corporate Park 2
12	Coastal Village Apartments		0	0	0
13	Foothills Park Place	Tenant Specific TILC Reserve	257,827	0	0	Cash
14	Smiths Medical	Brocade Free Rent Funds (775,512); Stanley TI Allowance Funds(318,616.59); Parking Expansion Funds (245,037)	1,339,166	0	0	Cash
15	Hunterstone Apartments		0	0	0
16	Magnolia Marketplace		0	0	0
17	Norfolk Commerce Park	Tenant TI/LC Reserves (ITT TI/LC: $600,000; Home Choice Partners TI: $17,050; Alion Science and Technology Corporation TI: $36,000.37)	653,050	0	0	Cash
18	Summer Bend Apartments		0	0	0
19	Baywoods of Annapolis		0	0	0
20	Rock Hill Hampton Inn	PIP Reserve	1,598,350	Springing	0	Cash
21	Louisville Plaza		0	0	0
22	Marquis Place		0	0	0
23	Riverside Technology Park A & B	Tenant Specific Reserve	692,708	0	0	Cash
24	Maricopa Fiesta	Native Grill Funds	100,000	0	0	Cash
25	Dunwoody Place	Roof Replacement Reserve	235,000	0	0	Cash
26	Jackson Square Apartments		0	0	0
27	Shops at Doral	Critical Tenant TI/LC Funds	0	Springing	0
28	Solano Apartments	Violations Work Reserve	1,875	0	0	Cash
29	Riverchase Apartments		0	0	0
30	Old Mills		0	0	0
31	Ozinus Realty Property Portfolio		0	0	0
31.01	Shiloh Crossing
31.02	Texas Star
31.03	Pitney Bowes
31.04	Towne Crest Village
31.05	Eagle Plaza
31.06	Palmetto
31.07	Hamlin
32	Brickyard Square	Outparcel Holdback Funds (2,230,000); Free Rent Funds (319,000)	2,549,000	0	0	Cash
33	Dos Santos Apartments		0	0	0
34	Villa Bella		0	0	0
35	Bayview Office Building		0	0	0
36	Casa Nube		0	0	0
37	Homewood Suites - Tallahassee	PIP Reserve	1,500,000	Springing	0	Cash
38	San Mateo Apartments		0	0	0
39	Brittany Bay II		0	0	0
40	Nexus Town Center		0	0	0
41	Cathedral Place - Parking		0	0	0
42	Indiana Village		0	0	0
43	Fahrens Park Plaza	Fitness Evolution Reserve	20,000	0	0	Cash
44	Causeway Corporate Centre	Additional Tenant Reserves	1,000,000	0	0	Cash
45	TownePlace Suites St. George by Marriott	PIP/Required Repairs Reserve	25,000	Springing	0	Cash
46	IRG - Ellsworth Bailey Saratoga	Tenant Specific TILC Reserve	268,155	0	0	Cash
46.01	Saratoga II
46.02	Saratoga I
46.03	Ellsworth Bailey Lordstown
47	39-60 54th Street Owners, Inc.		0	0	0
48	Courtyard by Marriott - Shawnee	Seasonality Reserve	10,000	10,000	60,000	Cash
49	Athens Gate Apartments		0	0	0
50	Sand Pebble Apartments		0	0	0
51	Trojan Storage of Oxnard		0	0	0
52	CVS - Lynn, MA		0	0	0
53	Gilbert Crossing		0	0	0
54	1321 Harbor Bay Parkway		0	0	0
55	Casa Cruz		0	0	0
56	Best Western Plus - Windsor Gardens	Franchise Membership Funds	79,386	6,616; Springing	0	Cash
57	Oak Tree Plaza	Critical Tenant TI/LC Funds	0	Springing	0
58	Peppertree Lane Apartments		0	0	0
59	8211 Town Center Drive	Mariner Finance Reserve	221,357	0	0	Cash
60	Staybridge Suites Indianapolis Airport	PIP Reserve Funds	0	Springing	0
61	Austin Heights Shopping Center		0	0	0
62	Walgreens - Duncanville, TX		0	0	0
63	Trojan Storage of Roseville		0	0	0
64	Lakeside Plaza	Rent Concession Reserve	19,917	0	0	Cash
65	Green Acres MHP		0	0	0
66	Mendicino Green Apartment Corp.		0	0	0
67	Walgreens - Richmond Heights	Critical Tenant TI/LC Funds	0	Springing	0
68	Rivertown Center	Massage Green Spa TILC Reserve	273,000	0	0	Cash
69	Bristol House, Inc.		0	0	0
70	Storaway Self Storage - Nashville		0	0	0
71	Bella Luna / San Lucas		0	0	0
72	Seacoast Self Storage		0	0	0
73	230 Garth Road Owners, Inc.		0	0	0
74	Comfort Suites - Near the Galleria	PIP Reserve Funds (200,000); Incentive Promissory Note Reserve Funds (101,000)	301,000	0	0	Cash
75	Sandstone Apartments		0	0	0
76	Tieton Village		0	0	0
77	Highland Terrace Housing Development Fund Corporation	Collateral Security Agreement for Maintenance Arrears	50,000	0	0	Cash
78	Cooperstown Commons Shopping Center	Critical Tenant TI/LC Funds	0	Springing	97,425
79	Lake Lucina Shopping Center		0	0	0
80	Silver Bridge Plaza		0	0	0
81	Karen Gardens Apartment Corp.	Collateral Security Agreement for Litigation	200,000	0	0	Cash
82	East Haven Self Storage		0	0	0
83	Walgreens - Milwaukee		0	0	0

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(6)(15)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
84	Haggen Food & Pharmacy		0	0	0
85	Sycamore Terrace		0	0	0
86	Ramona Plaza Shopping Center		0	0	0
87	All A/C Self Storage		0	0	0
88	Pecue MHC		0	0	0
89	Regency Park Owners Corp.		0	0	0
90	Storaway Self Storage - Deltona II		0	0	0
91	Lakewood Place Shopping Center		0	0	0
92	Hacienda Heights Apartments		0	0	0
93	Nagle House, Inc.	Collateral Security Agreement for Capital Improvements	2,000,000	0	0	Cash
94	Walgreens - Warrensburg, MO		0	0	0
95	230 Tenants Corporation	Collateral Security Agreement for Capital Improvements	600,000	0	0	Cash
96	Shackelford Center	Schnuck Markets Reserve	0	Springing	0
97	De La Cruz Professional Center	Lee County Reserve	165,000	Springing	0	Cash
98	Folcroft Self Storage		0	0	0
99	Storaway Self Storage - Palm Bay		0	0	0
100	Bowen Tower Apartments		0	0	0
101	321 West 90th St. Owners Corp.		0	0	0
102	West Friendship Shopping Center	Façade Work Reserve	226,554	0	0	Cash
103	Crestview Self Storage		0	0	0
104	Denn Owners Corporation		0	0	0
105	Moundsville Plaza		0	0	0
106	Storaway Self Storage- Deltona I		0	0	0
107	Sedona Peak Apartments		0	0	0
108	Sea Breeze Town Houses Owners, Inc.	Collateral Security Agreement for Capital Improvements	300,000	0	0	Cash
109	Willow Lake Shops		0	0	0
110	Wickham Park Commons	Tenant Specific Reserve	176,073	0	0	Cash
111	Crown Pointe Plaza		0	0	0
112	Hartsdale Executive House, Inc.		0	0	0
113	25 Chapel Corp.		0	0	0
114	Market Place Village		0	0	0
115	Kingstowne Shops		0	0	0
116	109-111 N. Broadway Apt. Corp.		0	0	0
117	40 Prospect Park West Owners Corp.		0	0	0
118	Shops of Orland Park		0	0	0
119	Victorville Retail Center		0	0	0
120	6 West 20th St. Tenants Corp.		0	0	0
121	50-22 Owners Ltd.		0	0	0
122	585 McLean Owners, Inc.		0	0	0
123	12 West 17th St. Tenants’ Corp.		0	0	0
124	Gillespie Field Business Park	Ground Rent Reserve	2,609	2,609	0	Cash
125	Waters at West End, Inc.		0	0	0
126	Jones St. Owners Corporation	Collateral Security Agreement for Capital Improvements	400,000	0	0	Cash
127	Big Lots Plaza	Big Lots Reserve	0	5,227	25,000	Cash
128	30 Bond Street Owners Corp.		0	0	0
129	166 West 76th Apartment Corp.		0	0	0
130	Hanna Shoppes		0	0	0
131	Carroll Gardens Owners, Corp.		0	0	0
132	170 East 92nd Street Owners, Inc.		0	0	0
133	17 Warren Street Tenants Corporation		0	0	0

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(17)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	Hutchinson Metro Center I		0	0	0				Fee
2	Cathedral Place	Deloitte Office TI Reserve	2,312,269	0	0	Cash			Fee
3	150 Royall Street		0	0	0				Fee
4	WPC Self Storage Portfolio VII		0	0	0				Fee
4.01	Extra Space Louisville KY								Fee
4.02	Extra Space Las Vegas NV								Fee
4.03	CubeSmart Joan Panama City Beach FL								Fee
4.04	CubeSmart Tallahassee FL								Fee
4.05	Extra Space Lady Lake FL								Fee
4.06	CubeSmart Crystal Lake IL								Fee
4.07	CubeSmart Hutchinson Panama City Beach FL								Fee
4.08	Extra Space Lilburn GA								Fee
4.09	Extra Space Stockbridge GA								Fee
5	Queens’ MarketPlace	Rent Concession Reserve	164,280	0	0	Cash			Fee
6	El Sol Brillante and Laguna Del Sol Apartments		0	0	0				Fee
6.01	Laguna Del Sol Apartments								Fee
6.02	El Sol Brillante Apartments								Fee
7	Country Club Center		0	0	0				Fee
8	Parkway Crossing East Shopping Center		0	0	0				Fee
9	Olmsted Plaza Shopping Center		0	0	0				Fee
10	Hall Office Park		0	0	0				Fee
11	Dulles North Corporate Parks	NTT Letter of Credit	0	Springing	0				Fee
11.01	Dulles North Corporate Park 5								Fee
11.02	Dulles North Corporate Park 2								Fee
12	Coastal Village Apartments		0	0	0				Fee
13	Foothills Park Place	Rent Concession Reserve	49,724	0	0	Cash			Fee
14	Smiths Medical	Critical Tenant TI/LC Funds	0	Springing	0				Fee
15	Hunterstone Apartments		0	0	0				Fee
16	Magnolia Marketplace		0	0	0				Fee
17	Norfolk Commerce Park	Tenant Rent Reserves (ITT Rent: $1,000,000; GSA Rent Credit: $50,340)	1,050,340	0	0	Cash			Fee
18	Summer Bend Apartments		0	0	0				Fee
19	Baywoods of Annapolis		0	0	0				Fee
20	Rock Hill Hampton Inn		0	0	0				Fee
21	Louisville Plaza		0	0	0				Fee
22	Marquis Place		0	0	0				Fee
23	Riverside Technology Park A & B	Rent Concession Reserve	70,807	0	0	Cash			Fee
24	Maricopa Fiesta	Critical Tenant TI/LC Funds	0	Springing	0				Fee
25	Dunwoody Place		0	0	0				Fee
26	Jackson Square Apartments		0	0	0				Fee
27	Shops at Doral		0	0	0				Fee
28	Solano Apartments		0	0	0				Fee
29	Riverchase Apartments		0	0	0				Fee
30	Old Mills		0	0	0				Fee
31	Ozinus Realty Property Portfolio		0	0	0				Fee
31.01	Shiloh Crossing								Fee
31.02	Texas Star								Fee
31.03	Pitney Bowes								Fee
31.04	Towne Crest Village								Fee
31.05	Eagle Plaza								Fee
31.06	Palmetto								Fee
31.07	Hamlin								Fee
32	Brickyard Square	Critical Tenant TI/LC Funds	0	Springing	0				Fee
33	Dos Santos Apartments		0	0	0				Fee
34	Villa Bella		0	0	0				Fee
35	Bayview Office Building		0	0	0				Fee
36	Casa Nube		0	0	0				Fee
37	Homewood Suites - Tallahassee		0	0	0				Fee
38	San Mateo Apartments		0	0	0				Fee
39	Brittany Bay II		0	0	0				Fee
40	Nexus Town Center		0	0	0				Fee
41	Cathedral Place - Parking		0	0	0				Fee
42	Indiana Village		0	0	0				Fee
43	Fahrens Park Plaza		0	0	0				Fee
44	Causeway Corporate Centre		0	0	0				Fee
45	TownePlace Suites St. George by Marriott	Seasonality Reserve	62,000	Springing	0	Cash			Fee
46	IRG - Ellsworth Bailey Saratoga		0	0	0				Fee
46.01	Saratoga II								Fee
46.02	Saratoga I								Fee
46.03	Ellsworth Bailey Lordstown								Fee
47	39-60 54th Street Owners, Inc.		0	0	0				Fee
48	Courtyard by Marriott - Shawnee		0	0	0				Fee
49	Athens Gate Apartments		0	0	0				Fee
50	Sand Pebble Apartments		0	0	0				Fee
51	Trojan Storage of Oxnard		0	0	0				Fee
52	CVS - Lynn, MA		0	0	0				Fee
53	Gilbert Crossing		0	0	0				Fee
54	1321 Harbor Bay Parkway		0	0	0				Fee
55	Casa Cruz		0	0	0				Fee
56	Best Western Plus - Windsor Gardens	Seasonality Funds	116,985	Springing	196,509	Cash			Fee
57	Oak Tree Plaza		0	0	0				Fee
58	Peppertree Lane Apartments		0	0	0				Fee
59	8211 Town Center Drive		0	0	0				Fee
60	Staybridge Suites Indianapolis Airport		0	0	0				Fee
61	Austin Heights Shopping Center		0	0	0				Fee
62	Walgreens - Duncanville, TX		0	0	0				Fee
63	Trojan Storage of Roseville		0	0	0				Fee
64	Lakeside Plaza		0	0	0				Fee
65	Green Acres MHP		0	0	0				Fee
66	Mendicino Green Apartment Corp.		0	0	0				Fee
67	Walgreens - Richmond Heights		0	0	0				Fee
68	Rivertown Center	Chicago Title Free Rent Reserve	11,392	0	0	Cash			Fee
69	Bristol House, Inc.		0	0	0				Fee
70	Storaway Self Storage - Nashville		0	0	0				Fee
71	Bella Luna / San Lucas		0	0	0				Fee
72	Seacoast Self Storage		0	0	0				Fee
73	230 Garth Road Owners, Inc.		0	0	0				Fee
74	Comfort Suites - Near the Galleria	Contemplated Building Expansion Funds	0	Springing	0				Fee
75	Sandstone Apartments		0	0	0				Fee
76	Tieton Village		0	0	0				Fee
77	Highland Terrace Housing Development Fund Corporation		0	0	0				Fee
78	Cooperstown Commons Shopping Center		0	0	0				Fee
79	Lake Lucina Shopping Center		0	0	0				Fee
80	Silver Bridge Plaza		0	0	0				Fee
81	Karen Gardens Apartment Corp.	Collateral Security Agreement for Maintenance Arrears	50,000	0	0	Cash			Fee
82	East Haven Self Storage		0	0	0				Fee
83	Walgreens - Milwaukee		0	0	0				Fee

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(17)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
84	Haggen Food & Pharmacy		0	0	0				Fee
85	Sycamore Terrace		0	0	0				Leasehold	Shevchuk: 6/30/2105; Martin: 9/5/2105	Shevchuk: $75,000; Martin: $10,528
86	Ramona Plaza Shopping Center		0	0	0				Fee
87	All A/C Self Storage		0	0	0				Fee
88	Pecue MHC		0	0	0				Fee
89	Regency Park Owners Corp.		0	0	0				Fee
90	Storaway Self Storage - Deltona II		0	0	0				Fee
91	Lakewood Place Shopping Center		0	0	0				Fee
92	Hacienda Heights Apartments		0	0	0				Fee
93	Nagle House, Inc.		0	0	0				Fee
94	Walgreens - Warrensburg, MO		0	0	0				Fee
95	230 Tenants Corporation		0	0	0				Fee
96	Shackelford Center		0	0	0				Fee
97	De La Cruz Professional Center	Max’d Out Reserve	0	Springing	0				Fee
98	Folcroft Self Storage		0	0	0				Fee
99	Storaway Self Storage - Palm Bay		0	0	0				Fee
100	Bowen Tower Apartments		0	0	0				Fee
101	321 West 90th St. Owners Corp.		0	0	0				Fee
102	West Friendship Shopping Center	Collateral Security Agreement for Capital Improvements	155,000	0	0	Cash			Fee
103	Crestview Self Storage		0	0	0				Fee
104	Denn Owners Corporation		0	0	0				Fee
105	Moundsville Plaza		0	0	0				Fee
106	Storaway Self Storage- Deltona I		0	0	0				Fee
107	Sedona Peak Apartments		0	0	0				Fee
108	Sea Breeze Town Houses Owners, Inc.		0	0	0				Fee
109	Willow Lake Shops		0	0	0				Fee
110	Wickham Park Commons		0	0	0				Fee
111	Crown Pointe Plaza		0	0	0				Fee
112	Hartsdale Executive House, Inc.		0	0	0				Fee
113	25 Chapel Corp.		0	0	0				Fee
114	Market Place Village		0	0	0				Fee
115	Kingstowne Shops		0	0	0				Fee
116	109-111 N. Broadway Apt. Corp.		0	0	0				Fee
117	40 Prospect Park West Owners Corp.		0	0	0				Fee
118	Shops of Orland Park		0	0	0				Fee
119	Victorville Retail Center		0	0	0				Fee
120	6 West 20th St. Tenants Corp.		0	0	0				Fee
121	50-22 Owners Ltd.		0	0	0				Fee
122	585 McLean Owners, Inc.		0	0	0				Fee
123	12 West 17th St. Tenants’ Corp.		0	0	0				Fee
124	Gillespie Field Business Park		0	0	0				Leasehold	7/22/2053	$31,308
125	Waters at West End, Inc.		0	0	0				Fee
126	Jones St. Owners Corporation		0	0	0				Fee
127	Big Lots Plaza		0	0	0				Fee
128	30 Bond Street Owners Corp.		0	0	0				Fee
129	166 West 76th Apartment Corp.		0	0	0				Fee
130	Hanna Shoppes		0	0	0				Fee
131	Carroll Gardens Owners, Corp.		0	0	0				Fee
132	170 East 92nd Street Owners, Inc.		0	0	0				Fee
133	17 Warren Street Tenants Corporation		0	0	0				Fee

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)
1	Hutchinson Metro Center I		Hard/Upfront Cash Management
2	Cathedral Place		Hard/Springing Cash Management
3	150 Royall Street		Soft/Springing Cash Management
4	WPC Self Storage Portfolio VII		Springing (Without Established Account)
4.01	Extra Space Louisville KY
4.02	Extra Space Las Vegas NV
4.03	CubeSmart Joan Panama City Beach FL
4.04	CubeSmart Tallahassee FL
4.05	Extra Space Lady Lake FL
4.06	CubeSmart Crystal Lake IL
4.07	CubeSmart Hutchinson Panama City Beach FL
4.08	Extra Space Lilburn GA
4.09	Extra Space Stockbridge GA
5	Queens’ MarketPlace		Springing (Without Established Account)
6	El Sol Brillante and Laguna Del Sol Apartments		Springing (Without Established Account)
6.01	Laguna Del Sol Apartments
6.02	El Sol Brillante Apartments
7	Country Club Center		Soft/Springing Cash Management
8	Parkway Crossing East Shopping Center		Springing (Without Established Account)
9	Olmsted Plaza Shopping Center		Hard/Springing Cash Management
10	Hall Office Park		Soft/Springing Cash Management
11	Dulles North Corporate Parks		Hard/Springing Cash Management
11.01	Dulles North Corporate Park 5
11.02	Dulles North Corporate Park 2
12	Coastal Village Apartments		Soft/Springing Cash Management
13	Foothills Park Place		Springing (Without Established Account)
14	Smiths Medical		Springing (Without Established Account)
15	Hunterstone Apartments		Springing (Without Established Account)
16	Magnolia Marketplace		Hard/Springing Cash Management	19,778,628	92,789	892,920	892,920	1.32	1.26
17	Norfolk Commerce Park		Soft/Springing Cash Management
18	Summer Bend Apartments		Soft/Springing Cash Management
19	Baywoods of Annapolis		None	21,500,000	123,353	5,000,000	0	1.53	1.53
20	Rock Hill Hampton Inn		Soft/Springing Cash Management
21	Louisville Plaza		Springing (Without Established Account)
22	Marquis Place		Springing (Without Established Account)
23	Riverside Technology Park A & B		None
24	Maricopa Fiesta		Springing (Without Established Account)
25	Dunwoody Place		Soft/Springing Cash Management
26	Jackson Square Apartments		Springing (Without Established Account)
27	Shops at Doral		Springing (Without Established Account)
28	Solano Apartments		Springing (Without Established Account)
29	Riverchase Apartments		Springing (Without Established Account)
30	Old Mills		Springing (Without Established Account)
31	Ozinus Realty Property Portfolio		Hard/Springing Cash Management
31.01	Shiloh Crossing
31.02	Texas Star
31.03	Pitney Bowes
31.04	Towne Crest Village
31.05	Eagle Plaza
31.06	Palmetto
31.07	Hamlin
32	Brickyard Square		Hard/Springing Cash Management
33	Dos Santos Apartments		Springing (Without Established Account)
34	Villa Bella		Springing (Without Established Account)
35	Bayview Office Building		Springing (Without Established Account)
36	Casa Nube		Springing (Without Established Account)
37	Homewood Suites - Tallahassee		Hard/Springing Cash Management
38	San Mateo Apartments		Springing (Without Established Account)
39	Brittany Bay II		Springing (Without Established Account)
40	Nexus Town Center		Springing (Without Established Account)
41	Cathedral Place - Parking		Soft/Springing Cash Management
42	Indiana Village		Soft/Springing Cash Management
43	Fahrens Park Plaza		Springing (Without Established Account)
44	Causeway Corporate Centre		Springing (Without Established Account)
45	TownePlace Suites St. George by Marriott		Springing (Without Established Account)
46	IRG - Ellsworth Bailey Saratoga		Springing (Without Established Account)
46.01	Saratoga II
46.02	Saratoga I
46.03	Ellsworth Bailey Lordstown
47	39-60 54th Street Owners, Inc.		None	8,425,000	33,869	750,000	0	7.66	7.66
48	Courtyard by Marriott - Shawnee		Springing (Without Established Account)
49	Athens Gate Apartments		Springing (Without Established Account)
50	Sand Pebble Apartments		Springing (Without Established Account)
51	Trojan Storage of Oxnard		None
52	CVS - Lynn, MA		Springing (Without Established Account)
53	Gilbert Crossing		Soft/Springing Cash Management
54	1321 Harbor Bay Parkway		Springing (Without Established Account)
55	Casa Cruz		Springing (Without Established Account)
56	Best Western Plus - Windsor Gardens		Springing (Without Established Account)
57	Oak Tree Plaza		Springing (Without Established Account)
58	Peppertree Lane Apartments		Soft/Springing Cash Management
59	8211 Town Center Drive		Springing (Without Established Account)
60	Staybridge Suites Indianapolis Airport		Hard/Springing Cash Management
61	Austin Heights Shopping Center		Springing (Without Established Account)
62	Walgreens - Duncanville, TX		Springing (Without Established Account)
63	Trojan Storage of Roseville		None
64	Lakeside Plaza		Soft/Springing Cash Management
65	Green Acres MHP		None
66	Mendicino Green Apartment Corp.		None	5,545,400	21,370	250,000	0	4.12	4.12
67	Walgreens - Richmond Heights		Springing (Without Established Account)
68	Rivertown Center		Springing (Without Established Account)
69	Bristol House, Inc.		None
70	Storaway Self Storage - Nashville		None
71	Bella Luna / San Lucas		Soft/Springing Cash Management
72	Seacoast Self Storage		Springing (Without Established Account)
73	230 Garth Road Owners, Inc.		None	4,808,765	27,718	750,000	265,650	13.18	13.18
74	Comfort Suites - Near the Galleria		Springing (Without Established Account)
75	Sandstone Apartments		Springing (Without Established Account)
76	Tieton Village		Springing (Without Established Account)
77	Highland Terrace Housing Development Fund Corporation		None
78	Cooperstown Commons Shopping Center		Springing (Without Established Account)
79	Lake Lucina Shopping Center		None
80	Silver Bridge Plaza		Springing (Without Established Account)
81	Karen Gardens Apartment Corp.		None	4,150,000	18,299	500,000	0	3.10	3.10
82	East Haven Self Storage		Springing (Without Established Account)
83	Walgreens - Milwaukee		Springing (Without Established Account)

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)
84	Haggen Food & Pharmacy		Springing (Without Established Account)
85	Sycamore Terrace	12% beginning on the 6th anniversary after the date of Lease Commencement and each fifth anniversary thereafter for the remainder of the term	Springing (Without Established Account)
86	Ramona Plaza Shopping Center		None
87	All A/C Self Storage		Springing (Without Established Account)
88	Pecue MHC		None
89	Regency Park Owners Corp.		None	3,600,000	15,912	500,000	0	4.14	4.14
90	Storaway Self Storage - Deltona II		None
91	Lakewood Place Shopping Center		Springing (Without Established Account)
92	Hacienda Heights Apartments		None
93	Nagle House, Inc.		None	3,495,812	15,722	500,000	0	7.63	7.63
94	Walgreens - Warrensburg, MO		Springing (Without Established Account)
95	230 Tenants Corporation		None	3,400,000	10,488	500,000	0	7.40	7.40
96	Shackelford Center		None
97	De La Cruz Professional Center		Springing (Without Established Account)
98	Folcroft Self Storage		Springing (Without Established Account)
99	Storaway Self Storage - Palm Bay		None
100	Bowen Tower Apartments		None
101	321 West 90th St. Owners Corp.		None	3,400,000	15,306	(A) 500,000; (B) 400,000	(A) 0; (B) 400,000	9.05	9.05
102	West Friendship Shopping Center		None
103	Crestview Self Storage		None
104	Denn Owners Corporation		None	2,486,684	11,534	250,000	0	3.43	3.43
105	Moundsville Plaza		Springing (Without Established Account)
106	Storaway Self Storage- Deltona I		None
107	Sedona Peak Apartments		Springing (Without Established Account)
108	Sea Breeze Town Houses Owners, Inc.		None	2,100,000	6,753	100,000	0	4.15	4.15
109	Willow Lake Shops		None
110	Wickham Park Commons		Springing (Without Established Account)
111	Crown Pointe Plaza		None
112	Hartsdale Executive House, Inc.		None	2,150,000	9,623	350,000	0	8.93	8.93
113	25 Chapel Corp.		None
114	Market Place Village		None
115	Kingstowne Shops		None
116	109-111 N. Broadway Apt. Corp.		None	2,117,987	9,329	500,000	0	5.10	5.10
117	40 Prospect Park West Owners Corp.		None	2,097,686	9,040	500,000	0	15.87	15.87
118	Shops of Orland Park		Springing (Without Established Account)
119	Victorville Retail Center		None
120	6 West 20th St. Tenants Corp.		None	1,997,853	8,656	500,000	0	17.22	17.22
121	50-22 Owners Ltd.		None	1,996,129	7,704	500,000	0	5.82	5.82
122	585 McLean Owners, Inc.		None	1,900,000	7,299	500,000	0	3.27	3.27
123	12 West 17th St. Tenants’ Corp.		None	1,896,560	7,453	500,000	0	11.89	11.89
124	Gillespie Field Business Park	Adjusted ever five years beginning 7/23/18 based on the inflation calculation in the lease	Springing (Without Established Account)
125	Waters at West End, Inc.		None	1,721,493	7,502	500,000	0	5.67	5.67
126	Jones St. Owners Corporation		None
127	Big Lots Plaza		Springing (Without Established Account)
128	30 Bond Street Owners Corp.		None
129	166 West 76th Apartment Corp.		None	1,596,839	6,904	500,000	0	11.24	11.24
130	Hanna Shoppes		None
131	Carroll Gardens Owners, Corp.		None	1,250,000	5,593	250,000	0	3.78	3.78
132	170 East 92nd Street Owners, Inc.		None	1,100,000	4,809	300,000	0	6.93	6.93
133	17 Warren Street Tenants Corporation		None

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor	Affiliated Sponsors	Mortgage Loan Number
1	Hutchinson Metro Center I					Joseph Simone		1
2	Cathedral Place					Joel Lee	Group 2	2
3	150 Royall Street					Jay O. Hirsh; James S. Hughes		3
4	WPC Self Storage Portfolio VII					Corporate Property Associates 18 - Global Incorporated	Group 1	4
4.01	Extra Space Louisville KY							4.01
4.02	Extra Space Las Vegas NV							4.02
4.03	CubeSmart Joan Panama City Beach FL							4.03
4.04	CubeSmart Tallahassee FL							4.04
4.05	Extra Space Lady Lake FL							4.05
4.06	CubeSmart Crystal Lake IL							4.06
4.07	CubeSmart Hutchinson Panama City Beach FL							4.07
4.08	Extra Space Lilburn GA							4.08
4.09	Extra Space Stockbridge GA							4.09
5	Queens’ MarketPlace					Waikoloa Development Co.; Seligman & Associates, Inc.		5
6	El Sol Brillante and Laguna Del Sol Apartments					Arun Verma		6
6.01	Laguna Del Sol Apartments							6.01
6.02	El Sol Brillante Apartments							6.02
7	Country Club Center					Jeffrey Soffer; Jacquelyn Soffer		7
8	Parkway Crossing East Shopping Center					Thomas R. Green		8
9	Olmsted Plaza Shopping Center					B&G Properties LP		9
10	Hall Office Park					Craig Hall		10
11	Dulles North Corporate Parks					B. F. Saul Real Estate Investment Trust		11
11.01	Dulles North Corporate Park 5							11.01
11.02	Dulles North Corporate Park 2							11.02
12	Coastal Village Apartments					David Kirshenbaum; Chaim Munk; Shaul Kopelowitz		12
13	Foothills Park Place					Ronald Hahn		13
14	Smiths Medical					Corporate Property Associates 17 - Global Incorporated	Group 1	14
15	Hunterstone Apartments					Matthew A. Sharp; J. David Kelsey	Group 4	15
16	Magnolia Marketplace	77.9%	7.4%	7.1%		Martin Mayer; George Townsend Underhill IV; Lewis W. Stirling III		16
17	Norfolk Commerce Park					Christopher K. Sadler; Stevens M. Sadler		17
18	Summer Bend Apartments					Chowdary Yalamanchili		18
19	Baywoods of Annapolis	37.7%	10.5%	10.5%				19
20	Rock Hill Hampton Inn					Abbas K. Shikary; Fatema Shikary		20
21	Louisville Plaza					E. Stanley Kroenke		21
22	Marquis Place					Bryan E. Pivirotto; Bernard T. Reilly	Group 5	22
23	Riverside Technology Park A & B					Edward St. John, LLC		23
24	Maricopa Fiesta					Edwin Joseph Parish		24
25	Dunwoody Place					Mehmet A. Capin	Group 6	25
26	Jackson Square Apartments					Millennia Housing Development, Ltd.		26
27	Shops at Doral					Albert J. Fraga		27
28	Solano Apartments					Axiom Equity Investments		28
29	Riverchase Apartments					Matthew A. Sharp; J. David Kelsey	Group 4	29
30	Old Mills					Ephraim Hasenfeld		30
31	Ozinus Realty Property Portfolio					Ozinus Realty, LLC		31
31.01	Shiloh Crossing							31.01
31.02	Texas Star							31.02
31.03	Pitney Bowes							31.03
31.04	Towne Crest Village							31.04
31.05	Eagle Plaza							31.05
31.06	Palmetto							31.06
31.07	Hamlin							31.07
32	Brickyard Square					Neal Shalom; Joshua Levy		32
33	Dos Santos Apartments					Richard Aguilar	Group 3	33
34	Villa Bella					Angelo Grillo		34
35	Bayview Office Building					Moshe Popack; Joseph Popack		35
36	Casa Nube					Harry Shani; Jaikishin Bhagia		36
37	Homewood Suites - Tallahassee					Richard J. Spillett; Jacqueline W. Spillett; Kelley D. Slay; Kelly S. Slay		37
38	San Mateo Apartments					Richard Aguilar	Group 3	38
39	Brittany Bay II					Alan Ginsburg		39
40	Nexus Town Center					Leonard Hortick		40
41	Cathedral Place - Parking					Joel Lee	Group 2	41
42	Indiana Village					Harry Bookey; Michael Rubin		42
43	Fahrens Park Plaza					Louis J. Steiner		43
44	Causeway Corporate Centre					John C. Halliday III; Gerald T. Herrod		44
45	TownePlace Suites St. George by Marriott					Kevin Ence		45
46	IRG - Ellsworth Bailey Saratoga					Christopher Semarjian; Stuart Lichter		46
46.01	Saratoga II							46.01
46.02	Saratoga I							46.02
46.03	Ellsworth Bailey Lordstown							46.03
47	39-60 54th Street Owners, Inc.	13.4%	37.0%	37.0%				47
48	Courtyard by Marriott - Shawnee					Jack Waters		48
49	Athens Gate Apartments					Richard Aguilar	Group 3	49
50	Sand Pebble Apartments					Richard Aguilar	Group 3	50
51	Trojan Storage of Oxnard					Brett Henry; Scott Henry; John Koudsi	Group 7	51
52	CVS - Lynn, MA					SPC Associates, L.L.C.		52
53	Gilbert Crossing					TriGate Property Partners, L.P.		53
54	1321 Harbor Bay Parkway					David B. Dollinger		54
55	Casa Cruz					Ajay Gupta		55
56	Best Western Plus - Windsor Gardens					Alex Fridzon; Daniel Berman; Arie Fridzon		56
57	Oak Tree Plaza					Brent A. Tucker		57
58	Peppertree Lane Apartments					Engel Realty Company, LLC		58
59	8211 Town Center Drive					Jonathan Ehrenfeld		59
60	Staybridge Suites Indianapolis Airport				600,000	Lightning Trac VT, LLC; Robert W. Dora; Timothy J. Dora		60
61	Austin Heights Shopping Center					Austin Heights Properties, LLC		61
62	Walgreens - Duncanville, TX					Paul Celler		62
63	Trojan Storage of Roseville					Brett Henry; Scott Henry; John Koudsi	Group 7	63
64	Lakeside Plaza					Terri R. Stomel; Mark Feldman; Cindy Jacoby		64
65	Green Acres MHP					Laurence H. Weiner; David Worth; Ari Golson	Group 9	65
66	Mendicino Green Apartment Corp.	26.0%	19.0%	19.0%				66
67	Walgreens - Richmond Heights					Stuart A. Roffman		67
68	Rivertown Center					Laurence H. Weiner; Scott Gendell	Group 9	68
69	Bristol House, Inc.							69
70	Storaway Self Storage - Nashville					Fred D. Culbreath; Joe A. Hicks; Michael R. Hottinger	Group 8	70
71	Bella Luna / San Lucas					Mark Omid Bolour; Michael Cohan; Yakov Albaz		71
72	Seacoast Self Storage					Robert Moser; Robert Morgan	Group 10	72
73	230 Garth Road Owners, Inc.	5.5%	91.1%	91.1%				73
74	Comfort Suites - Near the Galleria					Manish H. Parekh		74
75	Sandstone Apartments					Alfons Melohn		75
76	Tieton Village					Jonathan Lefferts; Stephen B. Jaeger		76
77	Highland Terrace Housing Development Fund Corporation							77
78	Cooperstown Commons Shopping Center					Susannah Gold; John Montagna; Gregory Sobol		78
79	Lake Lucina Shopping Center					William R. Cesery, Jr.; BHC Limited Partnership, LLLP		79
80	Silver Bridge Plaza					Bernard T. Reilly; Bryan E. Pivirotto	Group 5	80
81	Karen Gardens Apartment Corp.	27.1%	16.4%	16.4%				81
82	East Haven Self Storage					Robert Moser; Robert Morgan	Group 10	82
83	Walgreens - Milwaukee					Dale Dobroth		83

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor	Affiliated Sponsors	Mortgage Loan Number
84	Haggen Food & Pharmacy					Alta Home Properties LLC		84
85	Sycamore Terrace					US Property Trust North America LLC		85
86	Ramona Plaza Shopping Center					Wei Wu; Shirley Wu		86
87	All A/C Self Storage					Genevieve Weinkle		87
88	Pecue MHC					Bruce M. Simon		88
89	Regency Park Owners Corp.	23.8%	22.0%	22.0%				89
90	Storaway Self Storage - Deltona II					Fred D. Culbreath; Joe A. Hicks; Michael R. Hottinger	Group 8	90
91	Lakewood Place Shopping Center					Raji Sankar; Randhir Sethi		91
92	Hacienda Heights Apartments					Jessica Y. Liu Palmer; Michael E. Palmer; Yule Liu		92
93	Nagle House, Inc.	7.3%	41.2%	41.2%				93
94	Walgreens - Warrensburg, MO					Judith Schwartz		94
95	230 Tenants Corporation	7.6%	27.4%	27.4%				95
96	Shackelford Center					The Carrington Company		96
97	De La Cruz Professional Center					Avi Nechemia; Ehud Nahum; David Gonen		97
98	Folcroft Self Storage					Robert Moser; Robert Morgan	Group 10	98
99	Storaway Self Storage - Palm Bay					Fred D. Culbreath; Joe A. Hicks; Michael R. Hottinger	Group 8	99
100	Bowen Tower Apartments					CVC Equity Investors LLC; CVC Income Fund LLC; CVC Balanced Fund LLC		100
101	321 West 90th St. Owners Corp.	7.4%	48.9%	48.9%				101
102	West Friendship Shopping Center					Ernest Rafailides; Hermes Rafailides Inter Vivos Trust Agreement; Trust Agreement of Thomas and Maria Rafailides		102
103	Crestview Self Storage					Stephen L. Clark; Orlin E. Ard, Jr.; Stephen L. Clark Trust; Orlin E. Ard, Jr. Revocable Trust		103
104	Denn Owners Corporation	22.3%	19.1%	19.1%				104
105	Moundsville Plaza					Bernard T. Reilly; Bryan E. Pivirotto	Group 5	105
106	Storaway Self Storage- Deltona I					Fred D. Culbreath; Joe A. Hicks; Michael R. Hottinger	Group 8	106
107	Sedona Peak Apartments					Richard Aguilar	Group 3	107
108	Sea Breeze Town Houses Owners, Inc.	29.3%	16.0%	16.0%				108
109	Willow Lake Shops					Capital Investments LLC		109
110	Wickham Park Commons					Mehmet A. Capin	Group 6	110
111	Crown Pointe Plaza					Culebra Pointe I, LLC		111
112	Hartsdale Executive House, Inc.	13.0%	48.0%	48.0%				112
113	25 Chapel Corp.							113
114	Market Place Village					James E. and Vicki S. Baker; Bruce R. Keller; Warren A. and MaryAnn Sackman; Gene O. Lee; Michael and Debra R. Marinelli; Dr. Larry Rudolph		114
115	Kingstowne Shops					Union Investment Company of Newport News, VA.		115
116	109-111 N. Broadway Apt. Corp.	20.9%	26.9%	26.9%				116
117	40 Prospect Park West Owners Corp.	4.0%	82.1%	82.1%				117
118	Shops of Orland Park					Scott Inbinder; Laurence H. Weiner	Group 9	118
119	Victorville Retail Center					Frank F. Helmonds; Doris E. Hijmans		119
120	6 West 20th St. Tenants Corp.	5.0%	89.5%	89.5%				120
121	50-22 Owners Ltd.	19.6%	26.9%	26.9%				121
122	585 McLean Owners, Inc.	36.4%	15.1%	15.1%				122
123	12 West 17th St. Tenants’ Corp.	5.2%	56.1%	56.1%				123
124	Gillespie Field Business Park					Richard C. Dentt		124
125	Waters at West End, Inc.	22.6%	29.6%	29.6%				125
126	Jones St. Owners Corporation							126
127	Big Lots Plaza					Emerson J. Dobbs		127
128	30 Bond Street Owners Corp.							128
129	166 West 76th Apartment Corp.	6.2%	58.3%	58.3%				129
130	Hanna Shoppes					Robert Kantor; Bryan Becker		130
131	Carroll Gardens Owners, Corp.	20.4%	20.3%	20.3%				131
132	170 East 92nd Street Owners, Inc.	10.6%	36.4%	36.4%				132
133	17 Warren Street Tenants Corporation							133

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FOOTNOTES TO ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Free Writing Prospectus for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “RMF” denotes Rialto Mortgage Finance, LLC, “SPREF” denotes Silverpeak Real Estate Finance LLC, “WDCPF” denotes Walker & Dunlop Commercial Property Funding I WF, LLC and “NCB” denotes National Cooperative Bank, N.A.

(2)	For mortgage loan #2 (Cathedral Place), the total square footage is comprised of 199,612 square feet of office space, 16,399 square feet of retail space and 3,767 square feet of miscellaneous space.

For mortgage loan #5 (Queens’ MarketPlace), a borrower affiliate leases 14,205 square feet, representing 10.8% of net rentable square feet, through April 2021. The space is unoccupied and has been underwritten as vacant. The Occupancy% including the unoccupied space is 77.0%.

For mortgage loan #8 (Parkway Crossing East Shopping Center), the second largest tenant (30,000 square feet), representing 20.9% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant. The Number of Units includes the second largest tenant’s improvements.

For mortgage loan #17 (Norfolk Commons Park), the Number of Units includes 242,131 square feet of office space and 89,555 square feet of industrial space.

For mortgage loan #19 (Baywoods of Annapolis), the related mortgaged property is a continuing care retirement community comprised of 147 residential cooperative apartment units serving independent living residents. In addition, the mortgaged property includes a healthcare center with 45 beds that can be used for assisted living and nursing care. All unit calculations are limited to units which are operated as residential cooperative apartment units and exclude the assisted living and nursing care beds located in the portion of such mortgaged property operated as a residential healthcare facility.

For mortgage loan #32 (Brickyard Square), the fifth largest tenant (12,000 square feet), representing 6.9% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant. The Number of Units includes the fifth largest tenant’s improvements.

For mortgage loan #43 (Fahrens Park Plaza), the Number of Units includes 63,956 square feet of office space and 23,799 square feet of retail space.

(3)	For mortgage loan #32 (Brickyard Square), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $36,450,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (“Brickyard Square Loan Combination”). The Note A-2 mortgage loan is the non-controlling interest in the Brickyard Square Loan Combination.

For mortgage loan #71 (Bella Luna / San Lucas), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $20,324,202. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (“Bella Luna / San Lucas Loan Combination”). The Note A-2 mortgage loan is the non-controlling interest in the Bella Luna / San Lucas Loan Combination.

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(4)	For mortgage loan #4 (WPC Self Storage Portfolio VII), the borrower is not required to pay any late charge (i) with respect to the first two delinquent payments during any 12-month calendar period or (ii) with respect to the first two delinquent payments following any change by the lender to the Monthly Debt Service Payment Amount following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

For mortgage loan #14 (Smiths Medical), in any 12 consecutive month period, the borrower is permitted two late charge grace periods of three days each.

(5)	For mortgage loan #26 (Jackson Square Apartments), the Appraised Value assumes completion of planned renovation work by April 28, 2016. A reserve of $1,052,890 was established at origination to cover the cost of the planned renovation work. The appraised value assuming the renovation is not completed is $15,900,000. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity or ARD based on the $15,900,000 appraised value are 79.7% and 58.9%, respectively.

(6)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #1 (Hutchinson Metro Center I), the fourth largest tenant (55,859 square feet), representing 13.2% of net rentable square feet did not deliver notice of renewal prior to its notice date of November 30, 2014 and will likely vacate at lease expiration on November 30, 2015.

For mortgage loan #2 (Cathedral Place), the second largest tenant (51,853 square feet), representing 23.6% of the net rentable square feet recently executed a lease for 9,951 square feet of expansion space. The tenant is expected to take occupancy on June 6, 2015 and will commence rent payments on July 1, 2015. A reserve for free rent and TI/LC was established at closing.

For mortgage loan #3 (150 Royall Street), the largest tenant (188,857 square feet), representing 72.8% of net rentable square feet has 35,000 square feet of dark space. The third largest tenant (29,299 square feet), representing 11.3% of net rentable square feet, has abated rent through July 16, 2015.

For mortgage loan #9 (Olmsted Plaza Shopping Center), the largest tenant (50,290 square feet), representing 19.7% of net rentable square footage, subleases its entire space under a lease that expires January 31, 2016. The tenant has executed a 10-year direct lease which will commence on January 30, 2016; the direct lease has been underwritten.

For mortgage loan #32 (Brickyard Square), the fifth largest tenant (12,000 square feet), representing 6.9% of net rentable feet, has executed a lease for a pad site for which the borrower is responsible for completing the pad development and improvements. The borrower anticipates that the improvements will be completed and delivered to the tenant on or prior to November 1, 2015. Rent commencement will be the earlier of (i) 30 days after delivery of the completed building or (ii) the date the tenant opens for business. A free rent reserve of $171,000 was taken at closing.

For mortgage loan #64 (Lakeside Plaza), the largest tenant (58,076 square feet), representing 45.5% of net rentable square feet, has abated rent for June 2015. There is a reserve of $19,917 representing the outstanding rent abatement.

For mortgage loan #68 (Rivertown Center), the fifth largest tenant (2,735 square feet), representing 4.5% of net rentable square feet, is not fully open and not paying full rent. The tenant has free rent from May 2015 through June 2015. An $11,392 Rent Concession Reserve was taken at closing.

For mortgage loan #96 (Shackelford Center), the second largest tenant (800 square feet), representing 1.6% of net rentable square feet, is paying abated rent through June 12, 2015. The tenant space was underwritten as vacant.

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For mortgage loan #102 (West Friendship Shopping Center), the largest tenant (2,200 square feet), representing 11.7% of net rentable square feet, has executed a lease but is not paying rent or in occupancy of its space, which is under renovation. The largest tenant is required to begin paying rent on the earlier of August 27, 2016 (240 days from December 31, 2015) or 240 days following the date the landlord delivers the demised premises. Income from the demised premises has been included in U/W Revenues.

(7)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (Hutchinson Metro Center I), the second largest tenant (63,462 square feet), representing 15.0% of net rentable square feet, may terminate its lease as of March 31, 2018 or March 31, 2022 upon providing 12 months’ prior written notice and payment of a termination fee equal to $3,005,560 or $1,882,283 for the 2018 or 2022 termination option, respectively. The third largest tenant (62,977 square feet), representing 14.9% of net rentable square feet, may terminate its lease as of November 30, 2020 upon providing 12 months’ written notice and payment of a termination fee equal to base rent for the 15th lease year. The fifth largest tenant (22,270 square feet), representing 5.3% of net rentable square feet, may terminate its lease at any time upon providing 120 days’ written notice.

For mortgage loan #2 (Cathedral Place), the second largest tenant (51,583 square feet), representing 23.6% of net rentable square feet, may terminate its lease on June 18, 2019 for 9,951 square feet, representing 4.5% of net rentable square feet, upon providing at least six months’ written notices. The third largest tenant (37,476 square feet), representing 17.1% of net rentable square feet, may terminate its lease on October 31, 2019 for 10,526 square feet, representing 4.8% of net rentable square feet, upon providing at least 12 months’ written notice and payment of a termination fee equal to approximately 28.1% of all unamortized tenant improvement and leasing commissions. The fourth largest tenant (9,010 square feet), representing 4.1% of the total square feet, may terminate its lease on November 14, 2019, upon providing at least nine months’ written notice and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #3 (150 Royall Street), the largest tenant (188,857 square feet), representing 72.8% of net rentable square feet, may terminate its lease on June 31, 2018 upon providing 12 months’ written notice and a termination fee equal to six months’ base rent and all unamortized free rent, tenant improvements and leasing commissions. The third largest tenant (29,299 square feet), representing 11.3% of net rentable square feet, may terminate its lease as of July 31, 2025 upon providing 12 months’ written notice and payment of all unamortized free rent, tenant improvements and leasing commissions.

For mortgage loan #5 (Queens’ MarketPlace), the second largest tenant (6,263 square feet), representing 4.8% of net rentable square feet, may terminate its lease if calendar year sales are less than $3,000,000, adjusted for the consumer price index, upon providing 90 days’ written notice and payment of al unamortized tenant improvements.

For mortgage loan #7 (Country Club Center), the fourth largest tenant (5,845 square feet), representing 9.0% of net rentable square feet, may terminate its lease at any time upon providing four months’ written notice.

For mortgage loan #9 (Olmsted Plaza Shopping Center), the fourth largest tenant (16,000 square feet), representing 6.3% of net rentable square feet, has a one-time right to terminate its lease on the last day of the 66th full calendar month following the Rent Commencement Date upon providing at least 12 months’ notice and payment of a termination fee equal to $10,000 and the unamortized cost of tenant improvements and leasing commissions.

For mortgage loan #10 (Hall Office Park), the third largest tenant (14,463 square feet), representing 10.1% of net rentable square feet, may terminate its lease effective April 30, 2017

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upon providing written notice by July 31, 2016 and payment of a termination fee equal to two months’ base rent and all unamortized tenant improvements and leasing commissions.

For mortgage loan #14 (Smiths Medical), the largest tenant (99,977 square feet), representing 54.9% of net rentable square feet, may terminate its lease on July 31, 2025 with 12 months’ written notice and the payment of $2,046,940.

For mortgage loan #16 (Magnolia Marketplace), the fifth largest tenant (11,414 square feet), representing 11.7% of net rentable square feet, may terminate its lease effective on March 31, 2020 if gross sales do not exceed $210.00 per square foot during the 4th year.

For mortgage loan #17 (Norfolk Commerce Park), the largest tenant (47,489 square feet), representing 14.3% of net rentable square feet, may terminate its lease 40 months after the commencement date upon providing at least six months’ written notice and paying a termination fee equal to three months of base rent plus the unamortized portion of the sum of rental concessions, tenant improvement costs, design fees, and leasing commissions. The fifth largest tenant (20,315 square feet), representing 6.1% of net rentable square feet, may terminate its lease on October 31, 2016, upon providing at least nine months’ written notice and paying a termination fee of $196,429.

For mortgage loan #21 (Louisville Plaza), the second largest tenant (60,000 square feet), representing 30.9% of net rentable square feet, may terminate its lease anytime after November 30, 2015 with nine months’ written notice.

For mortgage loan #23 (Riverside Technology Park A & B), the largest tenant (62,418 square feet), representing 37.7% of net rentable square feet, may terminate its lease for all or a portion of its space on May 31, 2018, upon providing 6 months’ written notice and payment of all unamortized free rent, tenant improvement and leasing commissions.

For mortgage loan #31 (Ozinus Realty Property Portfolio), the largest tenant (71,389 square feet), representing 17.6% of net rentable square feet, can terminate its lease any time after June 30, 2014, the third anniversary of the extended lease term by providing the landlord at least 60 days’ notice.

For mortgage loan #43 (Fahrens Park Plaza), the largest tenant (21,325 square feet), representing 24.3% of net rentable square feet, may terminate its lease at any time upon providing 90 days’ written notice. The second largest tenant (12,000 square feet), representing 13.7% of net rentable square feet, may terminate its lease at any time if their program funding is eliminated. The fifth largest tenant (7,247 square feet), representing 8.3% of net rentable square feet, may terminate its lease at any time upon providing 90 days’ written notice.

For mortgage loan #44 (Causeway Corporate Centre), the largest tenant (11,921 square feet), representing 25.9% of net rentable square feet, may terminate its lease as of July 31, 2018 with 180 days’ written notice and a payment of 50% of rent due for the year in which the lease is terminated.

For mortgage loan #46 (IRG – Ellsworth Bailey Saratoga), the largest tenant at the Saratoga II mortgaged property (102,000 square feet), representing 36.3% of net rentable square feet of the mortgage loan, may terminate its lease on December 31, 2016 upon providing written notice on or before April 30, 2016 and payment of a termination fee equal to $600,000. The third largest tenant at the Ellsworth Bailey Lordstown mortgage property (15,722 square feet), representing 5.6% of net rentable square feet of the mortgage loan, may terminate its lease as of September 30, 2018 upon providing at least nine months’ written notice and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #57 (Oak Tree Plaza), the largest tenant (2,922 square feet), representing 17.7% of net rentable square feet, may terminate its lease as of January 24, 2020 with 180 days’ written notice and a payment of $25,000.

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For mortgage loan #62 (Walgreens – Duncanville, TX) the only tenant (14,490 square feet), representing 100% of net rentable square feet, may terminate its lease on October 31, 2034, and every five years thereafter, upon providing at least 12 months’ written notice.

For mortgage loan #83 (Walgreens – Milwaukee) the only tenant (14,490 square feet), representing 100% of net rentable square feet, may terminate its lease on May 31, 2029, and every five years thereafter, upon providing at least 12 months’ written notice.

For mortgage loan #94 (Walgreens – Warrensburg, MO) the only tenant (14,490 square feet), representing 100% of net rentable square feet, may terminate its lease on September 30, 2029, and every five years thereafter, upon providing at least six months’ written notice.

For mortgage loan #96 (Shackelford Center), the third largest tenant (800 square feet), representing 1.6% of net rentable square feet, may terminate its lease at any time upon providing six months’ written notice.

For mortgage loan #97 (De La Cruz Professional Center), the second largest tenant (8,180 square feet), representing 29.2% of net rentable square feet, may terminate its lease at any time upon providing six months’ written notice.

For mortgage loan #109 (Willow Lake Shops), the second largest tenant (8,131 square feet), representing 33.5% of net rentable square feet, has a one-time right to terminate its lease between June 1, 2015 and May 31, 2016 if it fails to achieve a “gross rent factor” (more particularly defined in the related lease) of 9% or less.

For mortgage loan #110 (Wickham Park Commons), the second largest tenant (1,875 square feet), representing 12.3% of net rentable square feet, may terminate its lease within 30 days of August 30, 2016 if there is a regulatory change that disallows the tenant from conducting business. The third largest tenant (1,838 square feet), representing 12.1% of net rentable square feet, may terminate its lease on June 30th of each lease year upon providing written notice in the preceding January.

For mortgage loan #114 (Market Place Village), the fourth largest tenant (1,425 square feet), representing 9.8% of net rentable square feet, has a right to terminate its lease after month 38 of the term (i.e., June 30, 2015) upon 60 days’ notice. Upon such termination, the tenant is required to pay two months of rent and the cost of any unamortized tenant improvements.

For mortgage loan #119 (Victorville Retail Center), the largest tenant (5,675 square feet), representing 48.9% of net rentable square feet, may terminate its lease at any time after January 7, 2018 upon providing 90 days’ written notice.

For mortgage loan #130 (Hanna Shoppes) the fourth largest tenant (1,625 square feet), representing 10.1% of net rentable square feet, may terminate its lease effective September 30, 2015.

(8)	For mortgage loan #44 (Causeway Corporate Centre), the largest tenant (11,921 square feet), representing 25.9% of net rentable area, subleases 1,957 square feet of its space for an annual base rent of $49,825 ($25.46 per square foot, expiring July 31, 2016).

(9)	For mortgage loan #23 (Riverside Technology Park A & B), the second largest tenant (39,120 square feet), representing 23.6% of net rentable square feet, has multiple lease expirations as follows: 28,620 square feet expiring June 30, 2021; and 10,500 square feet expiring July 31, 2021.

For mortgage loan #102 (West Friendship Shopping Center), the 5th largest tenant (1,500 square feet), representing 8.0% of net rentable square feet, has multiple lease expirations as follows: 850 square feet expiring November 30, 2016; and 650 square feet expiring October 31, 2021.

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(10)	For mortgage loan #7 (Country Club Center), the second largest tenant (14,535 square feet) and the third largest tenant (12,957 square feet), representing 42.3% of net rentable square feet, are affiliated with the sponsor.

For mortgage loan #11 (Dulles North Corporate Parks), the third largest tenant at the Dulles North Corporate Park 2 mortgaged property (20,056 square feet), representing 12.6% of net rentable square feet of the mortgage loan, is affiliated with the sponsor.

(11)	For mortgage loan 5 (Queens’ MarketPlace), the Monthly Tax Reserve will be suspended at any time the net cash flow debt yield is greater than 9.0%.

(12)	For mortgage loan #19 (Baywoods of Annapolis), the borrower is required to deposit into an operating account (the “Insurance Account”) with the lender an amount equal to one-twelfth (1/12) of the borrower’s annual insurance premiums. Although nominally considered an insurance escrow account (with the funds therein anticipated to be utilized for the payment of insurance premiums), the borrower has unrestricted access to the Insurance Account and is permitted to use the funds in that account for operating expenses other than the payment of insurance premiums.

(13)	For mortgage loan #20 (Rock Hill Hampton Inn), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) the then-existing Monthly Replacement Reserve; and (ii) 1/12th of 4% of underwritten revenue for the prior fiscal year.

For mortgage loan #37 (Homewood Suites - Tallahassee), the Monthly Replacement Reserve will be adjusted to an amount equal to 4% of total revenue for the prior calendar month.

For mortgage loan #48 (Courtyard by Marriot – Shawnee), the Monthly Replacement Reserve will be adjusted to an amount initially equal to the greater of 1/12th of (i) 3.0% of the total annual gross revenues, and commencing on the 13th payment date, 4.0% of the total annual gross revenues and (ii) the amount required to be reserved for capital expenses and FF&E expenses under the franchise agreements.

(14)	For mortgage loan #11 (Dulles North Corporate Parks), the Monthly TI/LC Reserve only applies to the Dulles North Corporate Park 2 mortgaged property.

For mortgage loan #23 (Riverside Technology Park A & B), the TI/LC Reserve may be capped at $400,000 after January 2020 if the mortgaged property is at least 85% occupied.

For mortgage loan #61 (Austin Heights Shopping Center), commencing on the twenty-fifth (25th) payment date, Monthly TI/LC Reserve collections will be $5,094. If the balance of the TI/LC Reserve account falls below $300,000 after the cap is achieved, monthly TI/LC Reserve collections in the amount of $5,094 will be collected until the TI/LC Reserve account shall again equal $300,000.

For mortgage loan #64 (Lakeside Plaza), the Monthly TI/LC Reserve will decrease to $7,500 and will be capped at $500,000 if Sears, or any replacement tenant, renews or extends its lease on terms and conditions acceptable to the lender.

For mortgage loan #109 (Willow Lake Shops), commencing on the thirteenth (13th) payment date, Monthly TI/LC Reserve collections will be $1,170. Following the occurrence of the lease rollover satisfaction conditions (which conditions are based on certain lease-up and lease rollover items set forth in the loan documents), any funds then on deposit in the TI/LC Reserve account in excess of $15,000 will be returned to the borrower. If the balance of the TI/LC Reserve account falls below $15,000 thereafter, monthly TI/LC Reserve collections in the amount of $1,170 will be collected until the TI/LC Reserve account shall again equal $15,000. The TI/LC Reserve Cap does not take effect until the occurrence of the lease rollover satisfaction conditions.

For mortgage loan #111 (Crown Pointe Plaza), following the thirty-sixth (36th) payment date, any funds then on deposit in the TI/LC Reserve account in excess of $50,000 will be returned to the borrower. If the balance of the TI/LC Reserve account falls below $50,000 after the thirty-sixth

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(36th) payment date, Monthly TI/LC Reserve collections in the amount of $2,432 will be collected until the TI/LC Reserve account shall again equal $50,000. The TI/LC Reserve Cap does not take effect until April, 2018.

For mortgage loan #114 (Market Place Village), commencing on the thirteenth (13th) through the twenty-fourth (24th) payment dates of the mortgage loan, Monthly TI/LC Reserve collections will be $1,000 monthly. If the balance of the TI/LC Reserve account falls below $150,000 after the cap is achieved, Monthly TI/LC Reserve collections in the amount of $1,155 will be collected until the TI/LC Reserve account shall again equal $150,000.

For mortgage loan #127 (Big Lots Plaza), the Monthly TI/LC Reserve begins with the monthly payment date in July 2017 and the TI/LC Reserve Cap only applies if the largest tenant (30,934 square feet), representing 85.0% of net rentable square feet, exercises its lease extension option at a rental rate at least equal to the current rate.

(15)	For mortgage loan #24 (Maricopa Fiesta), the second largest tenant (5,491 square feet) is expected to undergo a compete store remodel in the near team. The borrower has agreed to reimburse the tenant for up to $100,000, which was deposited into an upfront reserve at closing.

(16)	For mortgage loan #124 (Gillespie Field Business Park), the Other Escrow I (Monthly) Reserve will adjust based on the current ground lease rent schedule.

(17)	For mortgage loan #45 (TownePlace Suites St. George by Marriott), the Mortgaged Property is master leased to Southern Utah Hospitality, Inc., who is the operator (manager). The TownePlace Suites St. George by Marriott Mortgage Loan was made to Desert Hills Lodging LC and Southern Utah Hospitality, Inc., individually and collectively. The day-to-day management of the hotel is governed by an operating lease between the property owner, Desert Hills Lodging LC, and Southern Utah Hospitality, Inc., as the operating lessee. The term of the operating lease commenced on the day of the TownePlace Suites St. George by Marriott loan closing and is for a term of 20 years with contractual annual payments of $600,000. The TownePlace Suites St. George by Marriott loan is secured by both the fee interest and the master lease interest and all revenue generated by the Mortgaged Property serves as collateral.

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